Exhibit 10.1

EQC OPERATING TRUST

(formerly known as Hub Properties Trust)

ARTICLES OF AMENDMENT AND RESTATEMENT OF DECLARATION OF TRUST

EQC OPERATING TRUST, a Maryland real estate investment trust (the “Trust”) under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (“Title 8”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:   The Trust desires to amend and restate its Declaration of Trust, as amended (the “Declaration”), as currently in effect and as hereinafter amended.

SECOND:  The following provisions are all the provisions of the Declaration currently in effect and as hereinafter amended:

ARTICLE I

FORMATION

The Trust is a real estate investment trust within the meaning of Title 8.  The Trust shall not be deemed to be a general partnership, limited partnership, joint venture, joint stock company or a corporation.

ARTICLE II

OPERATIVE PROVISIONS

The Declaration includes and is subject to Annex A attached hereto in its entirety.  The terms and provisions of Annex A are incorporated by reference herein and are deemed to be a part hereof as if, and with the same effect as if, such terms and provisions were directly stated herein.  The  Declaration, including Annex A, sets forth all of the provisions required for the regulation and governance of the Trust and the administration of its affairs, and the Trust shall not be required to adopt or maintain bylaws.  Accordingly, upon the filing and acceptance for record of the Declaration with the Maryland State Department of Assessments and Taxation, the Trust’s Bylaws shall be automatically repealed and of no further force or effect.

ARTICLE III

NAME

The name of the Trust is EQC Operating Trust.

The Trustee may further change the name of the Trust without approval of the unitholders.

ARTICLE IV

PURPOSES AND POWERS

The Trust shall have the purposes and powers set forth in Annex A hereto.

ARTICLE V

PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

The address of the principal office of the Trust in the State of Maryland is c/o CSC Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, Maryland 21202.  The Trust may have such offices or places of business within or outside the State of Maryland as the Trustee may from time to time determine.

The name of the resident agent of the Trust in the State of Maryland is CSC Lawyers Incorporating Service Company, whose post office address is 7 St. Paul Street, Suite 820, Baltimore, Maryland 21202.  The resident agent is a citizen of and resides in the State of Maryland.

ARTICLE VI

TRUSTEE; OFFICERS

Section 6.1            Number; Nature of the Trustee.  The number of trustees shall be one (1) (the “Trustee”); provided that the number of trustees may be increased or, if increased, may be thereafter decreased in the sole discretion of the Trustee.  The Trustee may be any person, including an individual, corporation, business trust, estate, trust, partnership, limited partnership, limited liability company, association or any other legal or commercial entity.  The name of the current Trustee is as follows:

Name	Address
Equity Commonwealth	Two North Riverside Plaza, Suite 2100, Chicago, IL 60606

The records of the Trust shall be revised to reflect the names and addresses of the then-current Trustee at such times as any change has occurred.

Section 6.2            Powers of the Trustee.  Subject to any express limitations contained in the Declaration, including in Annex A hereto, (a) the business and affairs of the Trust shall be managed under the direction of the Trustee, (b) the Trustee shall have full, exclusive and absolute power, control and authority over any and all property of the Trust, and (c) the Trustee may take any action as in its sole judgment and discretion is necessary or appropriate to conduct the business and affairs of the Trust (including, without limitation, causing the Trust to elect to qualify for federal income tax treatment as a disregarded entity or a partnership).  The Declaration shall be construed with the presumption in favor of the grant of power and authority to the Trustee.  Any construction of the Declaration or determination made in good faith by the Trustee concerning its powers and authority hereunder shall be conclusive.  The enumeration and definition of particular powers of the Trustee included in the Declaration shall in no way be limited or restricted by reference to or inference from the terms of this or any other provision of the Declaration or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Trustee under the general laws of the State of Maryland or any other applicable laws.

Section 6.3            Resignation, Removal or Death.  The Trustee may resign by written notice to the unitholders, effective upon execution and delivery of such written notice or upon any future date specified in the notice.  The Trustee may not be removed by the unitholders with or without cause.

Section 6.4            Vacancy.  If for any reason the current Trustee ceases to be the Trustee, such event shall not terminate the Trust or affect the Declaration.  Any such vacancy shall be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the unitholders.  Any individual, corporation, business trust, estate, trust, partnership, limited partnership, limited liability company, association or any other legal or commercial entity so elected as Trustee shall hold office for the unexpired term of the Trustee he, she or it is replacing and until a successor is elected and qualifies.

Section 6.5            Action by the Trustee.  The Trustee may act by written consent, which may be effected in writing or by electronic transmission.

Section 6.6            Reliance.  The Trustee and each officer, employee and agent of the Trust shall, in the performance of his, her or its duties with respect to the Trust, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel or upon reports made to the Trust by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Trustees or officers of the Trust.

Section 6.7            Officers.  The Trustee may appoint from time to time such officers with such titles as the Trustee determines to be necessary or appropriate.  Any such officers shall exercise such powers and perform such duties as may be determined from time to time by resolution of the Trustee.

ARTICLE VII

UNITS OF BENEFICIAL INTEREST

Section 7.1            Authorized Units.  The beneficial interest of the Trust shall be divided into shares of beneficial interest, which shall be designated as units (the “Units”).  The Trust has authority to issue 400,000,000 Units, $0.01 par value per unit.  The Units each shall have the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series as set forth in Annex A.  The Trustees shall have the powers to issue, classify, re-classify and pay distributions on the Units as set forth in Annex A.

Section 7.2            Outstanding Units.  Upon the filing and acceptance for record of the Declaration with the Maryland State Department of Assessments and Taxation, all then-outstanding beneficial interests in the Trust held by the Trustee shall be represented by Units as specified in Annex A.

Section 7.3            General Nature of Units.  All Units shall be personal property entitling the unitholders only to those rights provided in the Declaration.  The unitholders shall have no interest in the property of the Trust and shall have no right to compel any partition, division, dividend or distribution of the Trust or of the property of the Trust.  The death of a unitholder shall not terminate the Trust.  The Trust is entitled to treat as unitholders only those persons in whose names Units are registered as holders of Units on the unit ledger of the Trust.

Section 7.4            Fractional Units.  The Trust may, without the consent or approval of any unitholder, issue fractional Units, eliminate a fraction of a Unit by rounding up or down to a full Unit, arrange for the disposition of a fraction of a Unit by the person entitled to it, or pay cash for the fair value of a fraction of a Unit.

Section 7.5            Units Subject to Declaration.  All persons who shall acquire a Unit shall acquire the same subject to the provisions of the Declaration.

Section 7.6            Transferability; Transfer Restrictions.  Units in the Trust shall be transferable only in accordance with the provisions of Annex A.  By accepting the transfer of Units, whether of record or beneficially, all future unitholders agree to be bound by the provisions of Annex A as fully as if such unitholders had executed a stockholders agreement containing all of such provisions.

ARTICLE VIII

UNITHOLDERS

Section 8.1            Preemptive and Appraisal Rights.  Except as may be provided by the Trustee in setting the terms of classified or reclassified Units or as may otherwise be provided by a contract approved by the Trustee, no holder of Units shall, as such holder, (a) have any preemptive right to purchase or subscribe for any additional Units or any other security of the Trust which it may issue or sell or (b) have any right to, or otherwise be entitled to, exercise any rights of an objecting stockholder under Title 8 or under Title 3, Subtitle 2 of the MGCL or any successor statute, unless the Trustee shall determine that such rights apply, with respect to all or any Units of all or any classes or series of Units, to one or more transactions occurring after the date of such determination in connection with which holders of such Units would otherwise be entitled to exercise such rights.

Section 8.2            Approval of Extraordinary Actions.  Except as specifically provided in the Declaration (including Annex A), notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of Units entitled to cast a greater proportion of votes, any such action shall be effective and valid if declared advisable by the Trustee and taken or approved by the affirmative vote of holders of Units entitled to cast a majority of all the votes entitled to be cast on the matter.  This Section 8.2 is intended to accomplish the purpose described in Section 8-202(c) of Title 8.

Section 8.3            Meetings Generally.  Meetings of the unitholders shall be held in accordance with the terms and provisions of Annex A; provided that an annual meeting of the unitholders for the transaction of any business within the powers of the Trust shall be held each year at a convenient location and on proper notice, on a date and at the time set by the Trustee; provided further that every third year (beginning with the third annual meeting following the date of the Declaration) such business shall include the election of the Trustee.  Failure to hold an annual meeting does not invalidate the Trust’s existence or affect any otherwise valid acts of the Trust.  If there is no Trustee, the officers of the Trust shall promptly call a special meeting of the unitholders entitled to vote for the election of a successor Trustee.

ARTICLE IX

LIABILITY OF TRUSTEE, UNITHOLDERS, OFFICERS,
EMPLOYEES AND AGENTS, AND OTHER MATTERS

Section 9.1            Limitation of Liability of Unitholders, Trustee, Officers, Employees and Agents for Obligations of the Trust.  The Trustee and the officers, employees and agents of the Trust and the Trustee, in incurring any debts, liabilities or obligations or in taking or omitting any other actions for or in connection with the Trust, are, and shall be deemed to be, acting as the trustee, officers, employees or agents of the Trust and not in their own individual capacities.  Except as otherwise provided in Section 9.3 hereof with respect to liability of the Trustee or officers, agents or employees of the Trust or the Trustee to the Trust or to unitholders, no unitholder, Trustee or officer, employee or agent of the Trust or the Trustee shall be liable for any debt, claim, demand, judgment decree, liability or obligation of any kind (in tort, contract or otherwise) of, against or with respect to the Trust or arising out of any action taken or omitted for or on behalf of the Trust, and the Trust shall be solely liable therefor and resort shall be had solely to the property, real, personal or otherwise, tangible or intangible, which is transferred, conveyed or paid to or purchased by the Trust or the Trustee and all rents, income, profits and gains therefrom and which at such time is owned or held by or for the Trust or the Trustee (the “Trust Estate”) for the payment or performance thereof, and no unitholder, Trustee or officer, employee or agent of the Trust or the Trustee shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any other person or persons in connection with the Trust Estate or the affairs of the Trust (or any actions taken or omitted for or on behalf of the Trust), and all such other persons shall look solely to the Trust Estate for satisfaction of claims of any nature arising in connection with the Trust Estate or the affairs of the Trust (or any action taken or omitted for or on behalf of the Trust).

Section 9.2            Express Exculpatory Clauses and Instruments. Any written instrument creating an obligation of the Trust may include a reference to the Declaration and provide that neither the unitholders nor the Trustee nor any officers, employees or agents of the Trust or the Trustee shall be liable thereunder and that all persons shall look solely to the Trust Estate for the payment of any claim thereunder or for the performance thereof; however, the omission of such provision from any such instrument shall not render the unitholders, the Trustee, or any officer, employee or agent of the Trust or the Trustee liable nor shall the Trustee or the unitholders or any officer, employee or agent of the Trust or the Trustee be liable to any one for such omission.

Section 9.3            Limitation of Liability of the Trustee, Officers, Employees and Agents to the Trust and to Unitholders for Acts and Omissions.  Neither the Trustee nor any officer, employee or agent of the Trust or Trustee shall have any greater duties than those established by this Declaration or, in cases as to which such duties are not so established, than those of the directors, officers, employees and agents of a Maryland business corporation in effect from time to time. Neither the Trustee nor any officer, employee or agent of the Trust or the Trustee shall be liable to the Trust, unitholders or to any other person for any act or omission except for its own willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

Section 9.4            Indemnification and Reimbursement of Expenses. The Trust shall have the power, to the maximum extent permitted by Maryland statutory or decisional law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) the Trustee and any individual who is a present or former unitholder, trustee, officer or agent of the Trust or the Trustee or (b) the Trustee and any individual who, while a unitholder, trustee, officer or agent of the Trust or the Trustee and at the express request of the Trust, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, unitholder, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, from and against all claims and liabilities to which such person may become subject by reason of his being or having been the Trustee or a unitholder, trustee, officer or agent of the Trust or the Trustee.  The Trust shall have the power, with the approval of the Trustee, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Trust in any of the capacities described in (a) or (b) above and to any employee or agent of the Trust or a predecessor of the Trust.

Section 9.5            Right of the Trustee, Officers, Employees and Agents to Own Units or Other Property and to Engage in Other Business. The Trustee or any officer, employee or agent of the Trust may acquire, own, hold and dispose of Units in the Trust, for his individual account, and may exercise all rights of a unitholder to the same extent and in the same manner as if not the Trustee or an officer, employee or agent of the Trust.

Section 9.6          Transactions Between the Trustee, Officers, Employees or Agents and the Trust. Subject to any express restrictions in this Declaration or adopted by the Trustee by resolution, the Trust may enter into any contract or transaction of any kind with any person, including the Trustee or any officer, employee or agent of the Trust or any person affiliated with the Trustee, officer, employee or agent of the Trust, whether or not any of them has a financial interest in such transaction.

Section 9.7          Persons Dealing with the Trustee, Officers, Employees or Agents. Any act of the Trustee or of the officers, employees or agents of the Trust purporting to be done in their capacity as such, shall, as to any persons dealing with the Trustee or such officers, employees or agents, be conclusively deemed to be within the purposes of this Trust and within the powers of the Trustee or such officers, employees or agents. No person dealing with the Trustee or with the officers, employees or agents of the Trust shall be bound to see to the application of any funds or property passing into their hands or control. The receipt of the Trustee or of authorized officers, employees or agents of the Trust, for moneys or other consideration, shall be binding upon the Trust.

Section 9.8          Reliance. The Trustee and the officers, employees and agents of the Trust may consult with counsel (which may be a firm in which one or more of the officers, employees or agents of the Trust is or are members) and the advice or opinion of such counsel shall be full and complete personal protection to the Trustee and all the officers, employees and agents of the Trust in respect of any action taken or suffered by them in good faith and in reliance on or in accordance with such advice or opinion. In discharging their duties, the Trustee or the officers, employees or agents of the Trust, when acting in good faith, may rely upon financial statements of the Trust represented to them to fairly present the financial position or results of operations of the Trust by the chief financial officer of the Trust or the officer of the Trust having charge of its books of account, or stated in a written report by an independent certified public accountant fairly to present the financial position or results of operations of the Trust. The Trustee and the officers, employees and agents of the Trust may rely, and shall be personally protected in acting, upon any instrument or other document believed by them to be genuine.

ARTICLE X

AMENDMENTS

The Trust reserves the right from time to time to make any amendment to the Declaration, now or hereafter authorized by law, including, without limitation, any amendment altering the terms or contract rights, as expressly set forth in the Declaration, of any Units.  All rights and powers conferred by the Declaration on unitholders, Trustees and officers are granted subject to this reservation.  The Trust shall file Articles of Amendment as required by Maryland law.  All references to the Declaration shall include all amendments thereto.  The Declaration may be amended from time to time only in accordance with the provisions set forth in Annex A.  As permitted by Section 8.2 hereof, and except as otherwise provided in Annex A or permitted by Title 8, any amendment to the Declaration shall be valid only if recommended by the Trustee and approved by the affirmative vote of holders of Units entitled to cast a majority of all the votes entitled to be cast on the matter.

ARTICLE XI

MISCELLANEOUS

Section 11.1          Governing Law.  The Declaration is executed by the undersigned Trustees and delivered in the State of Maryland with reference to the laws thereof, and the rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed in accordance with the laws of the State of Maryland without regard to conflicts of laws provisions thereof.

Section 11.2          Reliance by Third Parties.  Any certificate shall be final and conclusive as to any person dealing with the Trust if executed by the Secretary or an Assistant Secretary of the Trust or a Trustee, and if certifying to: (a) the number or identity of Trustees, officers of the Trust or unitholders; (b) the due authorization of the execution of any document; (c) the action or vote taken, and the existence of a quorum, at a meeting of the Trustee or unitholders; (d) a copy of the Declaration as a true and complete copy as then in force; (e) an amendment to the Declaration; (f) the termination of the Trust; or (g) the existence of any fact relating to the affairs of the Trust.  No purchaser, lender, transfer agent or other person shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trust on its behalf or by any officer, employee or agent of the Trust.

Section 11.3          Severability.

(a)           The provisions of the Declaration are severable, and if the Trustee shall determine, with the advice of counsel, that any one or more of such provisions (the “Conflicting Provisions”) are in conflict with Title 8 or other applicable federal or state laws, the Conflicting Provisions, to the extent of the conflict, shall be deemed never to have constituted a part of the Declaration, even without any amendment of the Declaration and without affecting or impairing any of the remaining provisions of the Declaration or rendering invalid or improper any action taken or omitted prior to such determination.  No Trustee shall be liable for making or failing to make such a determination.  In the event of any such determination by the Trustee, the Trustee shall amend the Declaration in the manner provided in Annex A.

(b)           If any provision of the Declaration shall be held invalid or unenforceable in any jurisdiction, such holding shall apply only to the extent of any such invalidity or unenforceability and shall not in any manner affect, impair or render invalid or unenforceable such provision in any other jurisdiction or any other provision of the Declaration in any jurisdiction.

Section 11.4          Construction.  In the Declaration, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders.  The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of the Declaration.

Section 11.5          Recordation.  The Declaration and any articles of amendment hereto or articles supplementary hereto shall be filed for record with the Maryland State Department of Assessments and Taxation and may also be filed or recorded in such other places as the Trustee deem appropriate, but failure to file for record the Declaration or any articles of amendment hereto in any office other than in the State of Maryland shall not affect or impair the validity or effectiveness of the Declaration or any amendment hereto.  A restated Declaration shall, upon filing, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration and the various articles of amendments thereto.

*  *  *  *  *

THIRD:  The foregoing amendment and restatement of the Declaration was duly advised by the Trustees of the Trust and approved by the unitholders of the Trust.

FOURTH:

(a)         Immediately prior to the amendment and restatement of the Declaration, the Trust had authorized 200,000,000 shares of beneficial interest, consisting of 100,000,000 common shares of beneficial interest, par value $0.01 per share, and 100,000,000 preferred shares of beneficial interest, par value $0.01 per share.

(b)         Immediately following the amendment and restatement of the Declaration,  the Trust had authorized 400,000,000 shares of beneficial interest, par value $0.01 per share.

(c)         Prior to the amendment and restatement of the Declaration, the aggregate par value of all classes of units of beneficial interest was $2,000,000.  Following the amendment and restatement of the Declaration, the aggregate par value of all classes of units of beneficial interest was $4,000,000.

FIFTH: The current address of the principal office of the Trust is Two North Riverside Plaza, Suite 2100, Chicago, IL 60606.

SIXTH: The name and address of the Trust’s current resident agent is CSC Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, Maryland 21202.

SEVENTH:  The current number of Trustees is one (1), and the name of the Trustee currently in office is Equity Commonwealth.

EIGHTH:  These Articles of Amendment and Restatement of Declaration of Trust shall become effective immediately upon filing and acceptance for record.

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IN WITNESS WHEREOF, as of this 10th day of November, 2016, the Trust has caused these Articles of Amendment and Restatement of Declaration of Trust to be executed and acknowledged in its name and on its behalf by its President and Chief Executive Officer and attested to by its Executive Vice President, General Counsel and Secretary; and the President and Chief Executive Officer acknowledges that these Articles of Amendment and Restatement of Declaration of Trust are the act of the Trust, and the President and Chief Executive Officer further acknowledges that, as to all matters or facts set forth herein that are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.

EQC OPERATING TRUST

By:	/s/ Adam Markman
Adam Markman
Executive Vice President, Chief Financial Officer and Treasurer

ATTEST:

By:	/s/ Orrin Shifrin
Orrin Shifrin
Executive Vice President, General
Counsel and Secretary

ANNEX A

TO

DECLARATION OF TRUST OF

EQC OPERATING TRUST

ADDITIONAL TERMS

A-i

A-ii

List of Exhibits and Attachments

Exhibit A	Form of Unitholder Registry
Exhibit B	Capital Account Maintenance
Exhibit C	Special Allocation Rules
Exhibit D	Notice of Redemption
Exhibit E	Form of DRO Registry
Exhibit F	Form of Voluntary Conversion Notice

Attachment A	Series D Preferred Units

A-iii

ANNEX A

TO

DECLARATION OF TRUST OF

EQC OPERATING TRUST

ADDITIONAL TERMS

THIS ANNEX A (as may be further amended, supplemented or restated from time to time, the “Agreement”) constitutes a part of to the Declaration of Trust (the “Declaration”) of EQC Operating Trust (the “Company”) and is incorporated by reference therein and deemed to be a part thereof as if, and with the same effect as if, such terms and provisions were directly stated therein.  This Agreement constitutes not only an integral part of the Declaration but also a separate agreement among all of the holders of Units (as defined herein) of the Company, each of whom is identified on the books and records of the Company.  As of the date of the Declaration, Equity Commonwealth, a Maryland real estate investment trust, is the sole trustee and sole Unitholder of the Company.  If, following the date of the Declaration, another person or persons becomes a trustee of the Company, this Agreement shall be amended to reflect such additional trustee or trustees.  Each holder of Units whose name is set forth on the Unitholder Registry (as hereinafter defined) as a Unitholder shall become a party to this agreement without further action required on the part of any such holder.

The Company initially was treated for federal income tax purposes as a corporation that was a “qualified REIT subsidiary” (within the meaning of Section 856(i) of the Code) of the Trustee.   Effective on July 1, 2016, the Company elected pursuant to Treasury Regulation Section 301.7701-3(c) to be treated for federal income tax purposes as a disregarded entity not separate from its owner (and not as an “association taxable as a corporation”).  Upon the filing and acceptance for record of the Declaration with the Maryland State Department of Assessments and Taxation and the admission of a second Unitholder for federal income tax purposes, the Company will become treated for federal income tax purposes as a partnership.  The provisions in this Annex A relating to Capital Accounts (as defined herein) and allocations of Net Income and Net Loss (each as defined herein) (and items of income, gain, loss, and deduction) for federal income tax purposes are intended to be consistent with the provisions of the Code (as defined herein) and the Treasury Regulations (as defined herein) applicable to entities that are characterized as “partnerships” for federal income tax purposes.

ARTICLE I
DEFINED TERMS

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“2015 Budget Act Partnership Audit Rules” has the meaning set forth in Section 9.3.A.

“Additional Unitholder” means a Person admitted to the Company as a Unitholder pursuant to Section 11.2 hereof and who is shown as a Unitholder on Unitholder Registry.

“Adjusted Capital Account” means the Capital Account maintained for each Unitholder as of the end of each Fiscal Year or other period (i) increased by any amounts which such Unitholder is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).  The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Capital Account Deficit” means, with respect to any Unitholder, the deficit balance, if any, in such Unitholder’s Adjusted Capital Account as of the end of the relevant Fiscal Year.

“Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to Exhibit B.

“Adjustment Event” means an event in which (i) the Company makes a distribution of Units on all outstanding Class A Units, (ii) the Company subdivides the outstanding Class A Units into a greater number of Class A Units or combines the outstanding Class A Units into a lesser number of Class A Units, (iii) the Company issues any Units in exchange for its outstanding Class A Units by way of a reclassification or recapitalization of its Class A Units, or (iv) a similar transaction involving Class A Units where consideration is not received in connection with such transaction.  For the avoidance of doubt, the following shall not be Adjustment Event:  (a) the issuance of Units in a financing, reorganization, acquisition or similar business transaction; (b) the issuance of Units pursuant to the Equity Incentive Plan or other compensation plan, or under a distribution reinvestment plan; or (c) the issuance of any Units to the Trustee or other Persons in respect of a Capital Contribution to the Company.

“Affiliate” means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, or (ii) any officer, director, general partner, Unitholder or trustee of such Person or any Person referred to in the foregoing clause (i).  For purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aggregate DRO Amount” means the aggregate balances of the DRO Amounts, if any, of all DRO Unitholders, if any, as determined on the date in question.

“Agreed Value” means (i) in the case of any Contributed Property, the Section 704(c) Value of such property as of the time of its contribution to the Company, reduced by any liabilities either assumed by the Company upon such contribution or to which such property is subject when contributed as determined under Section 752 of the Code and the regulations thereunder; and (ii) in the case of any property distributed to a Unitholder by the Company, the Company’s Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Unitholder upon such distribution or to which such property is subject at the time of distribution.

“Agreement” has the meaning set forth in the Preamble.

“Applicable Special LTIP Unit Distribution Amount” has the meaning set forth in Section 4.1.D.

“Assignee” means a Person to whom one or more Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Unitholder, and who has the rights set forth in Section 10.5.

“Available Cash” means, with respect to any period for which such calculation is being made, cash of the Company, regardless of source (including Capital Contributions and loans to the Company), that the Trustee, in its sole and absolute discretion, determines is appropriate for distribution to the Unitholders.

“Award Agreement” means each or any, as the context implies, agreement or instrument entered into by a holder of LTIP Units upon acceptance of an award of LTIP Units under an Equity Incentive Plan.

“Book-Tax Disparities” means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Unitholder’s share of the Company’s Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Unitholder’s Capital Account balance as maintained pursuant to Exhibit B and the hypothetical balance of such Unitholder’s Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Capital Account” means the Capital Account maintained for a Unitholder pursuant to Exhibit B.  The initial Capital Account balance for each Unitholder who is a Unitholder on the date hereof shall be the amount set forth opposite such Unitholder’s name on the Unitholder Registry.

“Capital Account Limitation” has the meaning set forth in Section 3.7.B.

“Capital Contribution” means, with respect to any Unitholder, any cash and the Agreed Value of Contributed Property which such Unitholder contributes or is deemed to contribute to the Company.

“Carrying Value” means (i) with respect to a Contributed Property or Adjusted Property, the Section 704(c) Value of such property reduced (but not below zero) by all Depreciation with respect to such Contributed Property or Adjusted Property, as the case may be, charged to the Unitholders’ Capital Accounts and (ii) with respect to any other Company property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination.  The Carrying Value of any property shall be adjusted from time to time in accordance with Exhibit B, and to reflect changes, additions (including capital improvements thereto) or other adjustments to the Carrying Value for dispositions and acquisitions of Company properties, as deemed appropriate by the Trustee.

“Cash Amount” means an amount of cash equal to the Value on the Valuation Date of the Shares Amount.

“Class A Unit” means any Unit that is not specifically designated by the Trustee as being of another specified class of Units.

“Class A Unit Economic Balance” has the meaning set forth in Section 5.1.E.

“Class A Unit Transaction” means any transaction or series of related transactions (including without limitation any Extraordinary Transaction, but excluding any transaction which constitutes an Adjustment Event) as a result of which Class A Units shall be exchanged for or converted into the right, or the holders of such Class A Units shall otherwise be entitled, to receive cash, securities or other property or any combination thereof.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Company” has the meaning set forth in the Preamble.

“Company Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Company Minimum Gain, as well as any net increase or decrease in Company Minimum Gain, for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d) for “partnership minimum gain.”

“Company Record Date” means the record date established by the Trustee either (i) for the distribution of Available Cash pursuant to Section 4.1.A, which record date shall be the same as the record date established by the Trustee for a distribution to its shareholders of some or all of its portion of such distribution, or (ii) if applicable, for determining the Unitholders entitled to vote on or consent to any proposed action for which the consent or approval of the Unitholders is sought pursuant to Section 13.2.

“Consent” means the consent or approval of a proposed action by a Unitholder given in accordance with Article XIII.

“Consent of the Non-Trustee Unitholders” means the Consent of the Unitholders (excluding for this purpose, to the extent any of the following holds Class A Units, (i) the Trustee, (ii) any Person of which the Trustee directly or indirectly owns or controls more than fifty percent (50%) of the voting interests and (iii) any Person directly or indirectly owning or controlling more than fifty percent (50%) of the outstanding voting interests of the Trustee) holding Class A Units representing more than fifty percent (50%) of the Percentage Interest of the Class A Units of all Unitholders which are not excluded pursuant to (i), (ii) and (iii) above.

“Constituent Person” has the meaning set forth in Section 3.7.F.

“Contributed Property” means each property or other asset contributed to the Company but excluding cash contributed or deemed contributed to the Company.  Once the Carrying Value of a Contributed Property is adjusted pursuant to Exhibit B, such property shall no longer constitute a Contributed Property for purposes of Exhibit B, but shall be deemed an Adjusted Property for such purposes.

“Conversion Date” has the meaning set forth in Section 3.7.B.

“Conversion Notice” has the meaning set forth in Section 3.7.B.

“Conversion Factor” means 1.0; provided, however, that, if the Trustee (i) declares or pays a dividend on its outstanding Shares in Shares or makes a distribution to all holders of its outstanding Shares in Shares and does not make a corresponding distribution on Class A Units in Class A Units, (ii) subdivides its outstanding Shares, or (iii) combines its outstanding Shares into a smaller number of Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time) and the denominator of which shall be the actual number of Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination; and provided further that if an entity shall cease to be the Trustee (the “Predecessor Entity”) and another entity shall become the Trustee (the “Successor Entity”), the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which is the Value of one Share of the Predecessor Entity, determined as of the date when the Successor Entity becomes the Trustee, and the denominator of which is the Value of one Share of the Successor Entity, determined as of that same date.  For purposes of the second proviso in the preceding sentence, if any shareholders of the Predecessor Entity will receive consideration in connection with the transaction in which the Successor Entity becomes the Trustee, the numerator in the fraction described above for determining the adjustment to the Conversion Factor (that is, the Value of one Share of the Predecessor Entity) shall be the sum of the greatest amount of cash and the fair market value (as determined in good faith by the Trustee) of any securities and other consideration that the holder of one Share in the Predecessor Entity could have received in such transaction (determined without regard to any provisions governing fractional shares).  Any adjustment to the Conversion Factor shall become effective immediately after the effective date of the event retroactive to the record date, if any, for the event giving rise thereto, it being intended that (x) adjustments to the Conversion Factor are to be made to avoid unintended dilution or anti-dilution as a result of transactions in which Shares are issued, redeemed or exchanged without a corresponding issuance, redemption or exchange of Units and (y) if a Specified Redemption Date shall fall between the record date and the effective date of any event of the type described above, that the Conversion Factor applicable to such redemption shall be adjusted to take into account such event.

“Conversion Notice” has the meaning set forth in Section 3.7.B.

“Convertible Funding Debt” has the meaning set forth in Section 6.4.E.

“Current Partnership Audit Rules” has the meaning set forth in Section 9.3.A.

“Declaration” has the meaning set forth in the Preamble.

“Debt” means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person, (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof, and (iv) obligations of such Person incurred in connection with entering into a lease which, in accordance with generally accepted accounting principles, should be capitalized.

“Depreciation” means, for each Fiscal Year or other period, an amount equal to the U.S.  federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Carrying Value of an asset differs from its adjusted basis for U.S.  federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount as calculated in accordance with Regulations Section 1.704-3; provided, however, that if the U.S.  federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero and if Depreciation is calculated in accordance with Regulations Section 1.704-3(b), Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the Trustee.

“Distribution Measurement Date” has the meaning set forth in Section 4.1.D.

“Distribution Participation Date” has the meaning set forth in Section 4.1.C.

“Distribution Payment Date” has the meaning set forth in Section 4.1.C.

“DRO” means a deficit restoration obligation, which for a Unitholder is the amount such Unitholder shall be obligated to contribute to the Company from time to time as set forth in Section 12.3.

“DRO Amount” means the amount specified in the DRO Registry with respect to any DRO Unitholder, as such DRO Registry may be amended from time to time.

“DRO Unitholder” means a Unitholder who has agreed in writing to be a DRO Unitholder and has agreed and is obligated to make certain contributions, not in excess of such DRO Unitholder’s DRO Amount, to the Company with respect to any deficit balance in such Unitholder’s Capital Account upon the occurrence of certain events. A DRO Unitholder who is obligated to make any such contribution only upon liquidation of the Company shall be designated in the DRO Registry as a “Part I DRO Unitholder” and a DRO Unitholder who is obligated to make any such contribution to the Company either upon liquidation of the Company or upon liquidation of such DRO Unitholder’s Units shall be designated in the DRO Registry as a “Part II DRO Unitholder.”

“DRO Registry” means the DRO Registry maintained by the Trustee in the books and records of the Company containing substantially the same information as would be necessary to complete the Form of DRO Registry attached hereto as Exhibit E.

“Economic Capital Account Balances” has the meaning set forth in Section 5.1.E.

“Equity Incentive Plan” means any equity incentive or compensation plan hereafter adopted by the Company or the Trustee, including, without limitation, the Equity Commonwealth 2015 Equity Incentive Plan, as amended from time to time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Extraordinary Transaction” has the meaning set forth in Section 10.2.B.

“Fiscal Quarter” means any three calendar month quarter of any Fiscal Year of the Company, which quarters shall end on March 31, June 30, September 30 and December 31 of each Fiscal Year.

“Fiscal Year” means the fiscal year of the Company, which shall be the calendar year as provided in Section 8.2.

“Forced Conversion” has the meaning set forth in Section 3.7.C.

“Forced Conversion Notice” has the meaning set forth in Section 3.7.C.

“Funding Debt” means any Debt incurred for the purpose of providing funds to the Company by or on behalf of the Trustee or any wholly owned subsidiary of the Trustee.

“Immediate Family” means, with respect to any natural Person, such natural Person’s spouse, parents, descendants, nephews, nieces, brothers, and sisters.

“Incapacity” or “Incapacitated” means, (i) as to any individual who is a Unitholder, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Unitholder incompetent to manage his or her Person or estate, (ii) as to any corporation which is a Unitholder, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter, (iii) as to any partnership or limited liability company which is a Unitholder, the dissolution and commencement of winding up of the partnership or limited liability company, (iv) as to any estate which is a Unitholder, the distribution by the fiduciary of the estate’s entire interest in the Company, (v) as to any trustee of a trust which is a Unitholder, the termination of the trust (but not the substitution of a new trustee) or (vi) as to any Unitholder, the bankruptcy of such Unitholder.  For purposes of this definition, bankruptcy of a Unitholder shall be deemed to have occurred when (a) the Unitholder commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Unitholder is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Unitholder, (c) the Unitholder executes and delivers a general assignment for the benefit of the Unitholder’s creditors, (d) the Unitholder files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Unitholder in any proceeding of the nature described in clause (b) above, (e) the Unitholder seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Unitholder or for all or any substantial part of the Unitholder’s properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Unitholder’s consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment or (h) an appointment referred to in clause (g) is not vacated within ninety (90) days after the expiration of any such stay.

“Indemnitee” means (i) any Person made a party to a proceeding by reason of its status as (A) the Trustee, (C) a Unitholder, or (D) any direct or indirect trustee, manager, director, officer, employee, Unitholder, partner or shareholder of the Company, the Trustee or a Unitholder, and (ii) such other Persons (including Affiliates of the Trustee, a Unitholder or the Company) as the Trustee may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

“IRS” means the Internal Revenue Service, which administers the internal revenue laws of the United States.

“Liquidating Event” has the meaning set forth in Section 12.1.

“Liquidating Gains” has the meaning set forth in Section 5.1.E.

“Liquidator” has the meaning set forth in Section 12.2.A.

“LTIP Distribution Amount” has the meaning set forth in Section 4.1.C.

“LTIP Unit” means a Unit that is designated as an LTIP Unit and that has the rights, preferences and other privileges designated in Sections 3.6 and 3.7 and elsewhere in this Agreement in respect of holders of LTIP Units.  The allocation of LTIP Units among the Unitholders shall be set forth on the Unitholder Registry.

“LTIP Unit Sharing Percentage” means, for an LTIP Unit, the percentage that is specified as the LTIP Unit Sharing Percentage in the Award Agreement or other documentation pursuant to which such LTIP Unit is issued or, if no such percentage is specified, 10%.

“LTIP Unitholder” means a Unitholder that holds LTIP Units.

“Maryland REIT Law” means Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland.

“Net Income” means, for any taxable period, the excess, if any, of the Company’s items of income and gain for such taxable period over the Company’s items of loss and deduction for such taxable period.  The items included in the calculation of Net Income shall be determined in accordance with Exhibit B.  If an item of income, gain, loss or deduction that has been included in the initial computation of Net Income is subjected to the special allocation rules in Exhibit C, Net Income or the resulting Net Loss, whichever the case may be, shall be recomputed without regard to such item.

“Net Loss” means, for any taxable period, the excess, if any, of the Company’s items of loss and deduction for such taxable period over the Company’s items of income and gain for such taxable period.  The items included in the calculation of Net Loss shall be determined in accordance with Exhibit B.  If an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subjected to the special allocation rules in Exhibit C, Net Loss or the resulting Net Income, whichever the case may be, shall be recomputed without regard to such item.

“New Securities” means (i) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase Shares, excluding grants under the Equity Incentive Plan, or (ii) any Debt issued by the Trustee that provides any of the rights described in clause (i).

“Non-Trustee” means a Unitholder in the Company that is not a Trustee in the Company.

“Non-Trustee Interest” means a Units of a Unitholder in the Company not designated as a Trustee Interest representing a fractional part of the Units of all Unitholders and includes any and all benefits to which the holder of such a Units may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Non-Trustee Interest may be expressed as a number of Units.

“Nonrecourse Built-in Gain” means, with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or negative pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Unitholders pursuant to Section 2.B of Exhibit C if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Regulations Section 1.752-1(a)(2).

“Notice of Redemption” means a Notice of Redemption substantially in the form of Exhibit D.

“Operating Entity” has the meaning set forth in Section 7.4.F.

“Parent Entity” has the meaning set forth in Section 6.3.F.

“Percentage Interest” means, as to a Unitholder holding a class of Units, its interest in such class, determined by dividing the Units of such class owned by such Unitholder by the total number of Units of such class then outstanding.

“Performance Vested LTIP Unit” means an LTIP Unit that, pursuant to the Award Agreement granting such LTIP Unit, is subject performance-based vesting.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.

“Predecessor Entity” has the meaning set forth in the definition of “Conversion Factor” herein.

“Publicly Traded” means listed or admitted to trading on the New York Stock Exchange, the NASDAQ Stock Market, any nationally or internationally recognized stock exchange or any successor to any of the foregoing.

“Qualified Assets” has the meaning set forth in Section 6.4.A.

“Qualified REIT Subsidiary” means any Subsidiary of the Trustee that is a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code.

“Recapture Income” means any gain recognized by the Company (computed without regard to any adjustment pursuant to Section 754 of the Code) upon the disposition of any property or asset of the Company, which gain is characterized either as ordinary income or as “unrecaptured Section 1250 gain” (as defined in Section 1(h)(6) of the Code) because it represents the recapture of depreciation deductions previously taken with respect to such property or asset.

“Recourse Liabilities” means the amount of liabilities owed by the Company (other than Nonrecourse Liabilities and liabilities to which Unitholder Nonrecourse Deductions are attributable in accordance with Section 1.704-(2)(i) of the Regulations).

“Redeeming Unitholder” has the meaning set forth in Section 7.6.A.

“Redemption Amount” means either the Cash Amount or the Shares Amount, as determined by the Trustee, in its sole and absolute discretion; provided, however, that if the Shares are not Publicly Traded at the time a Redeeming Unitholder exercises its Redemption Right, the Redemption Amount shall be paid only in the form of the Cash Amount unless the Redeeming Unitholder, in its sole and absolute discretion, consents to payment of the Redemption Amount in the form of the Shares Amount.  A Redeeming Unitholder shall have no right, without the Trustee’s consent, in its sole and absolute discretion, to receive the Redemption Amount in the form of the Shares Amount.

“Redemption Right” has the meaning set forth in Section 7.6.A.

“Regulations” means the Treasury Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“REIT” means an entity that qualifies as a real estate investment trust under the Code.

“REIT Requirements” has the meaning set forth in Section 4.1.A.

“Residual Gain” or “Residual Loss” means any item of gain or loss, as the case may be, of the Company recognized for U.S.  federal income tax purposes resulting from a sale, exchange or other disposition of Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 2.B.1(a) or 2.B.2(a) of Exhibit C to eliminate Book-Tax Disparities.

“Safe Harbor” has the meaning set forth in Section 10.6.F.

“Section 704(c) Value” of any Contributed Property means the fair market value of such property at the time of contribution as determined by the Trustee using such reasonable method of valuation as it may adopt; provided, however, subject to Exhibit C, the Trustee shall, in its sole and absolute discretion, use such method as it deems reasonable and appropriate to allocate the aggregate of the Section 704(c) Value of Contributed Properties in a single or integrated transaction among each separate property on a basis proportional to its fair market values.

“Securities Act” means the Securities Act of 1933, as amended.

“Series D Preferred Units” means the series of Units designated as Series D Cumulative Convertible Preferred Units, with the designations, preferences and other rights set forth in Attachment A hereto.

“Share” means a common share of beneficial interest (or other comparable equity interest) of the Trustee.   Shares may be issued in one or more classes or series in accordance with the terms of the organizational documents of the Trustee.  Shares issued in lieu of the Cash Amount may be either registered or unregistered Shares at the option of the Trustee.  If there is more than one class or series of Shares, the term “Shares” shall, as the context requires, be deemed to refer to the class or series of Shares that corresponds to the class or series of Units for which the reference to Shares is made.  When used with reference to Class A Units, the term “Shares” refers to the common shares of beneficial interest (or other comparable equity interest) of the Trustee.

“Shares Amount” means a number of Shares equal to the product of the number of Units offered for redemption by a Redeeming Unitholder times the Conversion Factor; provided, however, that if the Trustee issues to holders of Shares securities, rights, options, warrants or convertible or exchangeable securities entitling such holders to subscribe for or purchase Shares or any other securities or property (collectively, the “rights”), then the Shares Amount shall also include such rights that a holder of that number of Shares would be entitled to receive unless the Company issues corresponding rights to holders of Units.

“Special LTIP Unit Distribution” has the meaning set forth in Section 4.1.D.

“Specified Redemption Date” means the twentieth (20th) Business Day after the Valuation Date or such shorter period as the Trustee, in its sole and absolute discretion, may determine; provided, however, that, if the Shares are not Publicly Traded, the Specified Redemption Date means the thirtieth (30th) Business Day after receipt by the Trustee of a Notice of Redemption.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, trust, partnership or joint venture, or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

“Substituted Unitholder” means a Person who is admitted as a Unitholder to the Company pursuant to Section 10.4 and who is shown as a Unitholder in the Unitholder Registry.

“Successor Entity” has the meaning set forth in the definition of “Conversion Factor” herein.

“Target Capital Account Balance” has the meaning set forth in Section 5.1.E.

“Tax Unitholder” has the meaning set forth in Section 9.3.A.

“Tender Offer” has the meaning set forth in Section 10.2.B.

“Time Vested LTIP Unit” means an LTIP Unit that, pursuant to the Award Agreement granting such LTIP Unit, is subject time-based vesting.

“Trustee” means Equity Commonwealth, a Maryland real estate investment trust, or its successor or permitted assignee, as Trustee of the Company.

“Trustee Interest” means an interest in the Company held by the Trustee that is not designated a Non-Trustee Interest.  A Trustee Interest may be expressed as a number of Units.

“Trustee Payment” has the meaning set forth in Section 14.14.

“Units” means a Trustee Interest or a Non-Trustee Interest or LTIP Units (to the extent the Trustee has awarded LTIP Units), expressed as a number of units, issued pursuant to Sections 3.1 and 3.2 of this Agreement, including Class A Units, Series D Preferred Units, LTIP Units and any other classes or series of Units established after the date hereof, and includes any and all benefits to which the holder of such Units may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.  The number of Units outstanding and the Percentage Interests in the Company represented by such Units are set forth in the Unitholder Registry.

“Unitholder(s)” means the Trustee and any other Person that is named as a Unitholder in the Unitholder Registry or any Substituted Unitholder or Additional Unitholder, in such Person’s capacity as a Unitholder in the Company.

“Unitholder Minimum Gain” means an amount, with respect to each Unitholder Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Unitholder Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3) for “partner minimum gain.”

“Unitholder Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4) for “partner nonrecourse debt.”

“Unitholder Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(i), and the amount of Unitholder Nonrecourse Deductions with respect to Unitholder Nonrecourse Debt for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2) for “partner nonrecourse deductions.”

“Unitholder Registry” means the Unitholder Registry maintained by the Trustee in the books and records of the Company, which contains substantially the same information as would be necessary to complete the form of the Unitholder Registry attached hereto as Exhibit A.

“Unrealized Gain” attributable to any item of Company property means, as of any date of determination, the excess, if any, of (i) the fair market value of such property (as determined under Exhibit B) as of such date, over (ii) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B) as of such date.

“Unrealized Loss” attributable to any item of Company property means, as of any date of determination, the excess, if any, of (i) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B) as of such date, over (ii) the fair market value of such property (as determined under Exhibit B) as of such date.

“Valuation Date” means the date of receipt by the Trustee of a Notice of Redemption or, if such date is not a Business Day, the first Business Day thereafter.

“Value” means, with respect to one Share of a class of outstanding Shares of the Trustee that are Publicly Traded, the average of the daily market price for the ten consecutive trading days immediately preceding the date with respect to which value must be determined.  The market price for each such trading day shall be the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day.  If the outstanding Shares of the Trustee are Publicly Traded and the Shares Amount includes, in addition to the Shares, rights or interests that a holder of Shares has received or would be entitled to receive, then the Value of such rights shall be determined by the Trustee acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.  If the Shares of the Trustee are not Publicly Traded, the Value of the Shares Amount per Unit tendered for redemption (which will be the Cash Amount per Unit offered for redemption payable pursuant to Section 7.6.A) means the amount that a holder of one Unit would receive if each of the assets of the Company were to be sold for its fair market value on the Specified Redemption Date, the Company were to pay all of its outstanding liabilities, and the remaining proceeds were to be distributed to the Unitholders in accordance with the terms of this Agreement.  Such Value shall be determined by the Trustee, acting in good faith and based upon a commercially reasonable estimate of the amount that would be realized by the Company if each asset of the Company (and each asset of each partnership, limited liability company, trust, joint venture or other entity in which the Company owns a direct or indirect interest) were sold to an unrelated purchaser in an arms’ length transaction where neither the purchaser nor the seller were under economic compulsion to enter into the transaction (without regard to any discount in value as a result of the Company’s minority interest in any property or any illiquidity of the Company’s interest in any property).

“Vested LTIP Units” means LTIP Units that have vested under the terms of an Award Agreement or Equity Incentive Plan applicable to such Units or pursuant to any other agreement between the LTIP Unitholder and the Company.

“Voluntary Conversion Right” has the meaning set forth in Section 3.7.B.

ARTICLE II
TERM; PURPOSE

Section 2.1                                   Term

The term of the Company commenced on September 12, 1996, and shall continue until dissolved pursuant to the provisions of Article XII or as otherwise provided by law.

Section 2.2                                   Purpose and Business

The purpose and nature of the business to be conducted by the Company is (i) to conduct any business that may be lawfully conducted by a real estate investment trust organized pursuant to the Act; (ii) to enter into any corporation, partnership, joint venture, trust, limited liability company or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged, directly or indirectly, in any of the foregoing; and (iii) to do anything necessary or incidental to the foregoing; provided, however, that any business shall be limited to and conducted in such a manner as to permit the Trustee and, if different, the Trustee, at all times to be classified as a REIT, unless the Trustee in its sole and absolute discretion has chosen to cease to qualify as a REIT or has chosen not to attempt to qualify as a REIT for any reason or reasons whether or not related to the business conducted by the Company.  In connection with the foregoing, and without limiting the Trustee’s right, in its sole and absolute discretion, to cease qualifying as a REIT, the Unitholders acknowledge that the status of the Trustee as a REIT inures to the benefit of all the Unitholders and not solely to the Trustee or its Affiliates, Unitholders and shareholders.

Section 2.3                                   Powers

The Company shall have all of the powers granted to real estate investment trusts by Title 8 and all other powers set forth in the Declaration that are not inconsistent with law and are appropriate to promote and attain the purposes set forth in the Declaration.  The Company is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Company, including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien, acquire, own, manage, improve and develop real property, and lease, sell, transfer and dispose of real property; provided, however, that the Company shall not take, or shall refrain from taking, any action which, in the judgment of the Trustee, in its sole and absolute discretion, (i) could adversely affect the ability of the Trustee to continue to qualify as a REIT (if such entity has chosen to attempt to qualify as a REIT), (ii) could subject the Trustee to any taxes under Section 857 or Section 4981 of the Code, or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the Trustee or its securities, unless such action (or inaction) shall have been specifically consented to by the Trustee in writing.

ARTICLE III
CAPITAL CONTRIBUTIONS AND ISSUANCES
OF UNITS

Section 3.1                                   Capital Contributions of the Unitholders

Prior to or concurrently with filing and acceptance for record of the Declaration with the Maryland State Department of Assessments and Taxation, the Unitholders have made the Capital Contributions as set forth in the Unitholder Registry.  On the date hereof, the Unitholders own Units in the amounts set forth in the Unitholder Registry and have Percentage Interests in the Company as set forth in the Unitholder Registry.  The number of Units and Percentage Interest shall be adjusted in the Unitholder Registry from time to time by the Trustee to the extent necessary to reflect accurately exchanges, redemptions, Capital Contributions, the issuance of additional Units or similar events having an effect on a Unitholder’s Percentage Interest occurring after the date hereof in accordance with the terms of this Agreement.  One thousand (1,000) Units shall be deemed to be the Trustee’s Units and shall be the Trustee Interest of the Trustee, and all other Units held by the Trustee shall be deemed to be Unitholder Interests and shall be held by the Trustee in its capacity as a non-Trustee in the Company.  Except as provided in Sections 6.4, 9.5, and 12.3 hereof, the Unitholders shall have no obligation to make any additional Capital Contributions or provide any additional funding to the Company (whether in the form of loans, repayments of loans or otherwise).  Except as otherwise set forth in Section 12.3 hereof, no Unitholder shall have any obligation to restore any deficit that may exist in its Capital Account, either upon a liquidation of the Company or otherwise, provided that such Capital Account deficit did not arise by reason of distributions in violation of this Agreement or applicable law or other actions in violation of this Agreement or applicable law.

Section 3.2                                   Issuance of Units

A.            General.  The Trustee is hereby authorized to cause the Company from time to time to issue to Unitholders (including the Trustee and its Affiliates) or other Persons (including, without limitation, in connection with the contribution of property to the Company or any of its Subsidiaries) Units in one or more classes, or in one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to one or more other classes of Units, all as shall be determined, subject to applicable Maryland law, by the Trustee in its sole and absolute discretion, including, without limitation, (i) the allocations of items of Company income, gain, loss, deduction and credit to each such class or series of Units, (ii) the right of each such class or series of Units to share in Company distributions, (iii) the rights of each such class or series of Units upon dissolution and liquidation of the Company, (iv) the rights, if any, of each such class to vote on matters that require the vote or Consent of the Non-Trustee Unitholders, and (v) the consideration, if any, to be received by the Company in exchange for such Units or other Units; provided, however, that no such Units shall be issued to the Trustee unless either  (a) the Units are issued in connection with the grant, award or issuance of Shares or other equity interests in the Trustee (including a transaction described in Section 6.4.F) having designations, preferences and other rights such that the economic interests attributable to such Shares or other equity interests are substantially similar to the designations, preferences and other rights (except voting rights) of the Units issued to the Trustee in accordance with this Section 3.2.A, or (b) the additional Units are issued to all Unitholders holding Units in the same class in proportion to their respective Percentage Interests in such class.  If the Company issues Units pursuant to this Section 3.2.A, the Trustee shall make such revisions to this Agreement (including but not limited to the revisions described in Section 4.5, Section 5.2 and Section 7.6) as it deems necessary to reflect the issuance of such Units.

B.            Classes of Units.  From and after the date of the Agreement, the Company shall have three classes of Units entitled “Class A Units,” “Series D Preferred Units” and “LTIP Units,” and such additional classes of Units as may be created by the Trustee pursuant to Section 3.2.A.  Class A Units, LTIP Units or a class of Units created pursuant to Section 3.2.A, at the election of the Trustee, in its sole and absolute discretion, may be issued to newly admitted Unitholders in exchange for the contribution by such Unitholders of cash, real estate partnership interests, stock, notes or other assets or consideration; provided, however, that any Unit that is not specifically designated by the Trustee as being of a particular class shall be deemed to be a Class A Unit.  The terms of the LTIP Units shall be in accordance with Sections 3.6 and 3.7.

Section 3.3                                   No Preemptive Rights

Except to the extent expressly granted by the Company pursuant to another Agreement, no Person shall have any preemptive, preferential or other similar right with respect to (i) additional Capital Contributions or loans to the Company or (ii) issuance or sale of any Units.

Section 3.4                                   Other Contribution Provisions

A.            General.  If any Unitholder is admitted to the Company and is given a Capital Account in exchange for services rendered to the Company, such transaction shall be treated by the Company and the affected Unitholder as if the Company had compensated such Unitholder in cash, and the Unitholder had made a Capital Contribution of such cash to the capital of the Company.

B.            Mergers.  To the extent the Company acquires any property (or an indirect interest therein) by the merger of any other Person into the Company or with or into a Subsidiary of the Company, Persons who receive Units in exchange for their interest in the Person merging into the Company or with or into a Subsidiary of the Company shall be deemed to have been admitted as Additional Unitholders pursuant to Section 11.2 and shall be deemed to have made Capital Contributions as provided in the applicable merger agreement (or if not so provided, as determined by the Trustee in its sole and absolute discretion) and as set forth in the Unitholder Registry.

Section 3.5                                   No Interest on Capital

No Unitholder shall be entitled to interest on its Capital Contributions or its Capital Account.

Section 3.6                                   LTIP Units

A.            Issuance of LTIP Units.  The Trustee may from time to time issue LTIP Units to employees, officers, directors or trustees of the Company, the Trustee or any of their respective Subsidiaries, for such consideration, including a cash capital contribution in such amount, as the Trustee may determine to be appropriate, and admit such Persons as Unitholders of the Company.  Subject to the following provisions of this Section 3.6 and Sections 3.7 and 5.1.E, LTIP Units shall be treated as Class A Units, with all of the rights, privileges and obligations attendant thereto.  For purposes of computing the Unitholders’ Percentage Interests, holders of LTIP Units shall be treated as Class A Unit holders, and LTIP Units shall be treated as Class A Units.  In particular, subject to the following provisions of this Section 3.6 and Sections 3.7 and 5.1.E, the Company shall maintain at all times a one-to-one correspondence between LTIP Units and Class A Units for conversion, distribution and other purposes, including, without limitation, complying with the following procedures:

(i)            If an Adjustment Event occurs, then the Trustee shall make a corresponding adjustment to the LTIP Units to maintain a one-for-one conversion and economic equivalence ratio between Class A Units and LTIP Units.  If more than one Adjustment Event occurs, the adjustment to the LTIP Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously.  If the Company takes an action affecting the Class A Units other than actions specifically defined as “Adjustment Events” and in the opinion of the Trustee such action would require an adjustment to the LTIP Units to maintain the one-to-one correspondence described above, the Trustee shall have the right to make such adjustment to the LTIP Units, to the extent permitted by law and by any applicable Equity Incentive Plan, in such manner and at such time as the Trustee, in its sole discretion, may determine to be appropriate under the circumstances.   After filing of such certificate, the Company shall mail a notice to each LTIP Unitholder setting forth the adjustment to his or her LTIP Units and the effective date of such adjustment; and

(ii)           Subject to the provisions of Sections 4.1.C, 4.1.D and 4.1.E, the LTIP Unitholders shall, when, as and if authorized and declared by the Trustee out of assets legally available for that purpose, be entitled to receive distributions in an amount per LTIP Unit equal to the distributions per Class A Unit paid to holders of Class A Units on the Company Record Date established by the Trustee with respect to such distribution.  So long as any LTIP Units are outstanding, no distributions (whether in cash or in kind) shall be authorized, declared or paid on Class A Units unless equal distributions have been or contemporaneously are authorized, declared and paid on the LTIP Units.

B.                                    Priority.  Subject to the provisions of this Section 3.6 and the special provisions of Sections 3.7 , 4.1.C, 4.1.D and 4.1.E, the LTIP Units shall rank pari passu with the Class A Units as to the payment of regular and special periodic or other distributions and distribution of assets upon liquidation, dissolution or winding up.  As to the payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up, any class or series of Units which by its terms specifies that it shall rank junior to, on a parity with, or senior to the Class A Units shall also rank junior to, or pari passu with, or senior to, as the case may be, the LTIP Units.  Subject to the terms of any Award Agreement, an LTIP Unitholder shall be entitled to transfer his or her LTIP Units to the same extent, and subject to the same restrictions as holders of Class A Units are entitled to transfer their Class A Units pursuant to Article X.

C.                                    Special Provisions.  LTIP Units shall be subject to the following special provisions:

(i)                                     Award Agreements.  LTIP Units may, in the sole discretion of the Trustee, be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of an Award Agreement.  The terms of any Award Agreement may be modified by the Trustee from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant Award Agreement or by any applicable Equity Incentive Plan.

(ii)                                  Repurchase, Forfeiture and Cancellation.  Unless otherwise specified in the Award Agreement, upon the occurrence of any event specified in an Award Agreement as resulting in either the right of the Company or the Trustee to repurchase LTIP Units at a specified purchase price or some other forfeiture of any LTIP Units, then if the Company or the Trustee exercises such right to repurchase or such forfeiture occurs in accordance with the applicable Award Agreement, the relevant LTIP Units shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose. Unless otherwise specified in the Award Agreement, no consideration or other payment shall be due with respect to any LTIP Units that have been forfeited or cancelled, other than any distributions declared with respect to a Company Record Date prior to the effective date of the forfeiture or cancellation.  In connection with any repurchase, forfeiture or cancellation of LTIP Units, the balance of the portion of the Capital Account of the LTIP Unitholder that is attributable to all of his or her LTIP Units shall be reduced by the amount, if any, by which it exceeds the target balance contemplated by Section 5.1.E hereof, calculated with respect to the LTIP Unitholder’s remaining LTIP Units, if any.

(iii)                               Allocations.  LTIP Unitholders shall be entitled to certain special allocations of gain under Section 5.1.E.  LTIP Units shall be allocated Net Income and Net Loss, for any taxable year or portion of a taxable year occurring after such issuance and prior to the Distribution Participation Date for such LTIP Units, in amounts per LTIP Unit equal to the amounts allocated per Class A Unit for the same period multiplied by the LTIP Unit Sharing Percentage for such LTIP Units.  Commencing with the portion of the taxable year of the Company that begins on the Distribution Participation Date established for any LTIP Units, such LTIP Units shall be allocated Net Income and Net Loss in amounts per LTIP Unit equal to the amounts allocated per Class A Unit.  The allocations provided by the preceding sentence shall be subject to Section 5.1.A and Section 5.1.B of the Agreement.  The Trustee is authorized in its discretion to delay or accelerate the participation of the LTIP Units in allocations of Net Income and Net Loss, or to adjust the allocations made after the Distribution Participation Date, so that the ratio of (i) the total amount of Net Income or Net Loss allocated with respect to each LTIP Unit in the taxable year in which that LTIP Unit’s Distribution Participation Date falls, to (ii) the total amount distributed to that LTIP Unit with respect to such period, is equal to such ratio as computed for the Class A Units held by the Trustee.  In addition, the Trustee may, in its sole discretion, specially allocate net income or gain realized after the date an LTIP Unit was issued by the Company to such LTIP Unit to prevent Section 4.1.E from reducing the amount distributed to such LTIP Unit.

(iv)                              Redemption.  The Redemption Right provided to the holders of Class A Units under Section 7.6 hereof shall not apply with respect to LTIP Units unless and until they are converted to Class A Units as provided in clause (v) below and Section 3.7.

(v)                                 Conversion to Class A Units.  Vested LTIP Units are eligible to be converted into Class A Units in accordance with Section 3.7.

D.                                    Voting.  LTIP Units shall (a) have the same voting rights as Class A Units, with the LTIP Units voting as a single class with the Class A Units and having one vote per LTIP Unit; and (b) have the additional voting rights that are expressly set forth below.  So long as any LTIP Units remain outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the LTIP Units outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of this Agreement applicable to LTIP Units so as to materially and adversely affect any right, privilege or voting power of the LTIP Units or the LTIP Unitholders as such, unless such amendment, alteration, or repeal affects equally, ratably and proportionately the rights, privileges and voting powers of all of Class A Units (including the Class A Units held by the Trustee); but subject, in any event, to the following provisions:

(i)                                     with respect to any Class A Unit Transaction, so long as the LTIP Units are treated in accordance with Section 3.7.F hereof, the consummation of such Class A Unit Transaction shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the LTIP Units or the LTIP Unitholders as such; and

(ii)                                  any creation or issuance of any Units or of any class or series of Units in accordance with the terms of this Agreement, including, without limitation, additional Class A Units or LTIP Units, whether ranking senior to, junior to, or on a parity with the LTIP Units with respect to distributions and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the LTIP Units or the LTIP Unitholders as such.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding LTIP Units shall have been converted into Class A Units.

Section 3.7                                   Conversion of LTIP Units

A.                                    Automatic Conversion.  Unless sooner converted pursuant to the following paragraphs of this Section 3.7, each LTIP Unit will convert automatically, without any action by the holder of such LTIP Unit, into one (1) fully paid and non-assessable Class A Unit, giving effect to all adjustments (if any) made pursuant to Section 3.6 hereof, on the date on which both of the following conditions are satisfied with respect to such LTIP Unit: (i) such LTIP Unit becomes a Vested LTIP Unit, and (ii) Economic Capital Account Balance attributable to such LTIP Unit becomes equal to the Class A Unit Economic Balance; provided, however, that any Special LTIP Unit Distribution payable with respect to such LTIP Unit is paid at the time of or prior to such conversion.

B.                                    Voluntary Conversion Right.

(i)                                     To the extent an LTIP Unitholder’s LTIP Units have not automatically converted into Class A Units pursuant to Section 3.7.A, such holder shall have the right (the “Voluntary Conversion Right”), at such holder’s option, at any time to convert all or a portion of such holder’s Vested LTIP Units into a number of fully paid and non-assessable Class A Units, giving effect to all adjustments (if any) made pursuant to Section 3.6 hereof, equal to (x) the Economic Capital Account Balance of such LTIP Unitholder, to the extent attributable to its ownership of such LTIP Units being converted, divided by (y) the Class A Unit Economic Balance, in each case as determined as of the effective date of conversion (the “Capital Account Limitation”); provided, however, that an LTIP Unitholder may not exercise the Voluntary Conversion Right for fewer than one thousand (1,000) LTIP Units or, if such holder holds fewer than one thousand (1,000) Vested LTIP Units, all of the Vested LTIP Units held by such holder.  LTIP Unitholders shall not have the right to convert LTIP Units into Class A Units until such LTIP Units become Vested LTIP Units; provided, further, that when an LTIP Unitholder is notified of the expected occurrence of an event that will cause his or her LTIP Units to become Vested LTIP Units, such LTIP Unitholder may deliver a Conversion Notice (as provided in clause (ii) below) conditioned upon and effective as of the time of vesting, and such Conversion Notice, unless subsequently revoked by the LTIP Unitholder, shall be accepted by the Company subject to such condition.

(ii)                                  In order to exercise its Voluntary Conversion Right, an LTIP Unitholder shall deliver a notice (a “Conversion Notice”) in the form attached as Exhibit F to this Agreement to the Company (with a copy to the Trustee) not less than ten (10) nor more than sixty (60) days prior to a date (the “Conversion Date”) specified in such Conversion Notice; provided, however, that if the Trustee has not given to the LTIP Unitholders notice of a proposed or upcoming Class A Unit Transaction at least thirty (30) days prior to the effective date of such Class A Unit Transaction, then LTIP Unitholders shall have the right to deliver a Conversion Notice until the earlier of (x) the tenth day after such notice from the Trustee of a Class A Unit Transaction or (y) the third business day immediately preceding the effective date of such Class A Unit Transaction.  A Conversion Notice shall be provided in the manner provided in Section 14.1.  Each LTIP Unitholder covenants and agrees with the Company that all LTIP Units to be converted pursuant to this Section 3.7.B shall be free and clear of all liens and encumbrances.  Notwithstanding anything herein to the contrary, a holder of LTIP Units may deliver a Notice of Redemption pursuant to Section 7.6 relating to those Class A Units that will be issued to such holder upon conversion of such LTIP Units into Class A Units in advance of the Conversion Date; provided, however, that the redemption of such Class A Units by the Company shall in no event take place until after the Conversion Date.  For clarity, it is noted that the objective of this paragraph is to put an LTIP Unitholder in a position where, if he or she so wishes, the Class A

Units into which his or her LTIP Units will be converted can be redeemed by the Company simultaneously with such conversion, with the further consequence that, if the Trustee elects to assume and perform the Company’s redemption obligation with respect to such Class A Units under Section 7.6 hereof by delivering to such holder Shares rather than cash, then such holder can have such Shares issued to him or her simultaneously with the conversion of his or her LTIP Units into Class A Units.  The Trustee and LTIP Unitholder shall reasonably cooperate with each other to coordinate the timing of the events described in the foregoing sentence.  Each LTIP Unitholder covenants and agrees with the Company that all LTIP Units to be converted pursuant to this Section 3.7.B shall be free and clear of all liens and encumbrances.

C.                                    Forced Conversion.  To the extent an LTIP Unitholder’s LTIP Units have not automatically converted into Class A Units pursuant to Section 3.7.A, the Company, at any time at the election of the Trustee, may cause any number of Vested LTIP Units held by an LTIP Unitholder to be converted (a “Forced Conversion”) into a number of fully paid and non-assessable Class A Units, giving effect to all adjustments (if any) made pursuant to Section 3.6 hereof, equal to (x) the Economic Capital Account Balance of such LTIP Unitholder, to the extent attributable to its ownership of such LTIP Units being converted, divided by (y) the Class A Unit Economic Balance, in each case as determined as of the effective date of conversion; provided, however, that any Special LTIP Unit Distribution payable with respect to such LTIP Units is paid at the time of or prior to such conversion.  In order to exercise its right of Forced Conversion, the Company shall deliver a notice (a “Forced Conversion Notice”) to the applicable LTIP Unitholder not less than ten (10) nor more than sixty (60) days prior to the Conversion Date specified in such Forced Conversion Notice.  A Forced Conversion Notice shall be provided in the manner provided in Section 14.1.

D.                                    Completion of Conversion.  A conversion of LTIP Units pursuant to this Section 3.7 shall occur automatically after the close of business on the applicable Conversion Date without any action on the part of such LTIP Unitholder, as of which time such LTIP Unitholder shall be credited on the books and records of the Company with the issuance as of the opening of business on the next day of the number of Class A Units issuable upon such conversion.  After the conversion of LTIP Units as aforesaid, the Company shall deliver to such LTIP Unitholder, upon his or her written request, a certificate of the Trustee certifying the number of Class A Units and remaining LTIP Units, if any, held by such person immediately after such conversion.  The Assignee of any Unitholder pursuant to Article X hereof may exercise the rights of such Unitholder pursuant to this Section 3.7 and such Unitholder shall be bound by the exercise of such rights by the Assignee.

E.                                     Impact of Conversions for Purposes of Section 5.1.E.  For purposes of making future allocations under Section 5.1.E hereof following any conversion of LTIP Units and for purposes of applying the Capital Account Limitation, the portion of the Economic Capital Account Balance of the applicable LTIP Unitholder that is treated as attributable to his or her LTIP Units shall be reduced, as of the date of conversion, by the product of the number of Class A Units received upon conversion and the Class A Unit Economic Balance.

F.                                      Class A Unit Transactions.  If the Company or the Trustee shall be a party to any Class A Unit Transaction, the Company shall use commercially reasonable efforts to cause each LTIP Unitholder to be afforded the right to receive in connection with such Class A Unit

Transaction in consideration for the Class A Units into which his or her Vested LTIP Units are then convertible the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Class A Unit Transaction by a holder of the same number of Class A Units, assuming such holder of Class A Units is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an affiliate of a Constituent Person.  In the event that holders of Class A Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Class A Unit Transaction, prior to such Class A Unit Transaction, the Trustee shall give prompt written notice to each LTIP Unitholder of such opportunity, and shall use commercially reasonable efforts to afford the LTIP Unitholders the right to elect, by written notice to the Trustee, the form or type of consideration to be received upon conversion of each LTIP Unit (if then convertible pursuant to this Section 3.7) held by such holder into Class A Units in connection with such Class A Unit Transaction.  If an LTIP Unitholder fails to make such an election, such holder (and any of its transferees) shall receive upon conversion of each LTIP Unit then convertible pursuant to this Section 3.7 held him or her (or by any of his or her transferees) the same kind and amount of consideration that a holder of a Class A Unit would receive if such Class A Unit holder failed to make such an election.  Subject to any Award Agreement and any applicable Equity Incentive Plan, to the extent any LTIP Units are then outstanding, the Company shall use commercially reasonable effort to cause the terms of any Class A Unit Transaction to be consistent with the provisions of this Section 3.7.F and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any LTIP Unitholders whose LTIP Units are not then convertible into Class A Units that will (i) contain provisions enabling the holders of LTIP Units that remain outstanding after such Class A Unit Transaction to convert their LTIP Units into securities as comparable as reasonably possible under the circumstances to the Class A Units and (ii) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in this Agreement for the benefit of the LTIP Unitholders.

ARTICLE IV
DISTRIBUTIONS

Section 4.1                                   Requirement and Characterization of Distributions

A.                                    Distribution of Operating Income.  The Trustee shall distribute at least quarterly an amount equal to one hundred percent (100%) of the Available Cash of the Company with respect to such quarter or shorter period to the Unitholders in accordance with the terms established for the class or classes of Units held by such Unitholders who are Unitholders on the respective Company Record Date with respect to such quarter or shorter period as provided in Sections 4.1.B, 4.1.C and 4.1.D and in accordance with the respective terms established for each class of Units.  Notwithstanding anything to the contrary contained herein, in no event may a Unitholder receive a distribution of Available Cash with respect to a Unit for a quarter or shorter period if such Unitholder is entitled to receive a distribution with respect to a Share for which such Unit has been redeemed or exchanged.  Unless otherwise expressly provided for herein, in Attachment A hereto with respect to the Series D Preferred Units, or in the terms established for a new class or series of Units created in accordance with Article III hereof, no Units shall be entitled to a distribution in preference to any other Units.  If the Trustee has chosen to attempt to qualify as a REIT, the Trustee shall make such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the qualification of the Trustee as a REIT, to distribute Available Cash (a) to Unitholders in a manner that would not cause any such distribution or portion thereof to be treated as part of a sale of property to the Company by a Unitholder under Section 707 of the Code or the Regulations thereunder; provided, however, that neither the Trustee nor the Company shall have liability to a Unitholder under any circumstances as a result of any distribution to a Unitholder being so treated, and (b) to the Trustee in an amount sufficient to enable the Trustee to make distributions to its shareholders that will enable the Trustee to (1) satisfy the requirements for qualification as a REIT under the Code and the Regulations (the “REIT Requirements”), and (2) avoid any federal income or excise tax liability.

B.                                    Method.

(i)                                     Each holder of Units, if any, that is entitled to any preference in distribution (including, without limitation, the preferences in distribution set forth in Attachment A hereto with respect to Series D Preferred Units) shall be entitled to a distribution in accordance with the rights of any such class of Units (and, within such class, pro rata in proportion to the respective Percentage Interests on such Company Record Date).

(ii)                                  To the extent there is Available Cash remaining after the payment of any preference in distribution in accordance with the foregoing clause (i) (if applicable), with respect to Units that are not entitled to any preference in distribution, such Available Cash shall be distributed pro rata to each such class in accordance with the terms of such class (and, within each such class, pro rata in proportion to the respective Percentage Interests on such Company Record Date).

C.                                    Distributions With Respect to LTIP Units.  Commencing from (i) the date of issuance with respect to Time Vested LTIP Units, and (ii) with respect to Performance Vested LTIP Units, the date following completion of the performance period on which the number of LTIP Units subject to such award is determined based on the results of the performance period (in each case, the “Distribution Participation Date”), for any quarterly or other period holders of such LTIP Units shall be entitled to receive, if, when and as authorized by the Trustee out of funds legally available for the payment of distributions, regular cash distributions in an amount per unit equal to the distribution payable on each Class A Unit for the corresponding quarterly or other period (the “LTIP Distribution Amount”).  In addition, from and after the Distribution Participation Date, LTIP Units shall be entitled to receive, if, when and as authorized by the Trustee out of funds or other property legally available for the payment of distributions, non-liquidating special, extraordinary or other distributions in an amount per unit equal to the amount of any non-liquidating special, extraordinary or other distributions payable on the Class A Units which may be made from time to time.  LTIP Units shall also be entitled to receive, if, when and as authorized by the Trustee out of funds or other property legally available for the payment of distributions, distributions representing proceeds of a sale or other disposition of all or substantially all of the assets of the Company in an amount per unit equal to the amount of any such distributions payable on the Class A Units, whether made prior to, on or after the Distribution Participation Date, provided that the amount of such distributions shall not exceed the positive balances of the Capital Accounts of the holders of such LTIP Units to the extent attributable to the ownership of such LTIP Units.  Distributions on the LTIP Units, if authorized, shall be payable on such dates and in such manner as may be authorized by the Trustee (any such date, a “Distribution Payment Date”); provided that the Distribution Payment Date and the record date for determining which holders of LTIP Units are entitled to receive a distribution shall be the same as the corresponding dates relating to the corresponding distribution on the Class A Units.

D.                                    Special LTIP Unit Distribution.  As of the Distribution Participation Date for a Performance Vested LTIP Unit that is not forfeited on or prior to such Distribution Participation Date, the holder of such Performance Vested LTIP Unit will be entitled to receive a special distribution (the “Special LTIP Unit Distribution”) with respect to such unit, equal to the Applicable Special LTIP Unit Distribution Amount with respect to such unit; provided, however, that such amount shall not exceed either (x) the amount of non-liquidating cash distributions per unit that were paid on the Class A Units on or after the date of the issuance of such Performance Vested LTIP Unit (or such other date as is specified as the Distribution Measurement Date in the Award Agreement or other documentation pursuant to which such Performance Vested LTIP Unit is issued) (such date being referred to as the “Distribution Measurement Date” with respect to such Performance Vested LTIP Unit) and prior to such Distribution Participation Date or (y) the positive balance of the Capital Account of such holder attributable to such Performance Vested LTIP Unit.  The “Applicable Special LTIP Unit Distribution Amount” with respect to a Performance Vested LTIP Unit equals the product of (x) the amount of non-liquidating cash distributions per unit that were paid on the Class A Units on or after the Distribution Measurement Date with respect to such Performance Vested LTIP Unit and prior to the Distribution Participation Date for such Performance Vested LTIP Unit, multiplied by (y) the LTIP Unit Sharing Percentage for such Performance Vested LTIP Unit.  The Special LTIP Unit Distribution for a Performance Vested LTIP Unit will be payable on the first Distribution Payment Date on or after the Distribution Participation Date for such Performance Vested LTIP Unit if and when authorized by the Trustee out of funds legally available for the payment of distributions; provided that, to the extent not otherwise prohibited by the terms of any class of Units entitled to any preference in distribution and authorized by the Trustee out of funds legally available for the payment of distributions, such Special LTIP Unit Distribution may be paid prior to such Distribution Payment Date.  On or after the Distribution Participation Date with respect to a Performance Vested LTIP Unit, if such Performance Vested LTIP Unit is outstanding, no distributions (other than in Class A Units, LTIP Units or other Units ranking on par with or junior to such units as to distributions and upon liquidation, dissolution or winding up of the affairs of the Company) shall be declared or paid or set apart for payment upon the Class A Units, the LTIP Units or any other Units ranking junior to or on a parity with the Performance Vested LTIP Unit as to distributions for any period (other than Special LTIP Unit Distributions with respect to Performance Vested LTIP Units that had an earlier Distribution Participation Date) unless the full amount of any Special LTIP Unit Distribution due with respect to such LTIP Unit have been or contemporaneously are declared and paid.

E.                                     LTIP Units Intended to Qualify as Profits Interests.  Distributions made pursuant to this Section 4.1 shall be adjusted as necessary to ensure that the amount apportioned to each LTIP Unit does not exceed the amount attributable to Company net income or gain realized after the date such LTIP Unit was issued by the Company.  If distributions are reduced in accordance with the preceding sentence for a taxable year due to insufficient net income or gain for such year, distributions shall be made up in subsequent taxable years when there is sufficient net income or gain.  The intent of this Section 4.1.E is to ensure that any LTIP Units issued after the date of this Agreement qualify as “profits interests” under Revenue Procedure 93-27, 1993-2 C.B. 343 (June 9, 1993) and Revenue Procedure 2001-43, 2001-2 C.B. 191 (August 3, 2001), and this Section 4.1 shall be interpreted and applied consistently therewith.  The Trustee at its discretion may amend this Section 4.1.E to ensure that any LTIP Units granted after the date of this Agreement will qualify as “profits interests” under Revenue Procedure 93-27, 1993-2 C.B. 343 (June 9, 1993) and Revenue Procedure 2001-43, 2001-2 C.B. 191 (August 3, 2001) (and any other similar rulings or regulations that may be in effect at such time).

F.                                      Liquidation Value Safe Harbor.  The Company is authorized and directed to elect the liquidation value safe harbor provided by proposed Treasury Regulations Section 1.83-3(l) (and any successor provision) and IRS Notice 2005-43, and the Company and each of the Unitholders (including any Person to whom an interest in the Company is transferred in connection with the performance of its services) agree to comply with all requirements of such safe harbor with respect to all interests in the Company eligible for such safe harbor that are transferred in connection with the performance of services while such election remains effective.

Section 4.2                                   Distributions in Kind

The Trustee may determine, in its sole and absolute discretion, to make a distribution in kind of Company assets to the holders of Units, and such assets shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in the same manner as a cash distribution in accordance with Articles IV, V and XII hereof.

Section 4.3                                   Amounts Withheld

All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 9.5 with respect to any allocation, payment or distribution to the Trustee, the Unitholders or Assignees shall be treated as amounts distributed to the Trustee,  Unitholders or Assignees, as the case may be, pursuant to Section 4.1 for all purposes under this Agreement.

Section 4.4                                   Distributions upon Liquidation

Proceeds from a Liquidating Event shall be distributed to the Unitholders in accordance with Section 12.2.

Section 4.5                                   Revisions to Reflect Issuance of Units

If the Company issues Units to the Trustee or any Additional Unitholder pursuant to Article III hereof, the Trustee shall make such revisions to this Article IV and the Unitholder Registry in the books and records of the Company as it deems necessary to reflect the terms of the issuance of such Units.  Such revisions shall not require the consent or approval of any other Unitholder.

ARTICLE V
ALLOCATIONS

Section 5.1                                   Allocations for Capital Account Purposes

For purposes of maintaining the Capital Accounts and in determining the rights of the Unitholders among themselves, the Company’s items of income, gain, loss and deduction (computed in accordance with Exhibit B) shall be allocated among the Unitholders in each taxable year (or portion thereof) as provided herein below.

A.                                    Net Income.  After giving effect to the special allocations set forth in Section 1 of Exhibit C of this Agreement and any special allocations required to be made pursuant to Section 5.1.E, Net Income shall be allocated:

(1)                                 first, to the Trustee to the extent that Net Loss previously allocated to the Trustee pursuant to Section 5.1.B(6) exceed Net Income previously allocated to the Trustee pursuant to this clause (1);

(2)                                 second, to each DRO Unitholder until the cumulative Net Income allocated to such DRO Unitholder under this clause (2) equals the cumulative Net Loss allocated to such DRO Unitholder under Section 5.1.B(5) (and among the DRO Unitholders, pro rata in proportion to their respective percentages of the cumulative Net Loss allocated to all DRO Unitholders pursuant to Section 5.1.B(5) hereof);

(3)                                 third, to the Trustee until the cumulative Net Income allocated under this clause (3) equals the cumulative Net Loss allocated the Trustee under Section 5.1.B(4);

(4)                                 fourth, to the holders of any Units that are entitled to any preference upon liquidation until the cumulative Net Income allocated under this clause (4) equals the cumulative Net Loss allocated to such Unitholders under Section 5.1.B(3);

(5)                                 fifth, to the holders of any Units that are entitled to any preference in distribution in accordance with the rights of any other class of Units until each such Units has been allocated, on a cumulative basis pursuant to this clause (5), Net Income equal to the amount of distributions payable that are attributable to the preference of such class of Units, whether or not paid (and, within such class, pro rata in proportion to the respective Percentage Interests as of the last day of the period for which such allocation is being made);

(6)                                 sixth, to the holders of any Units that are not entitled to any preference upon liquidation until the cumulative Net Income allocated under this clause (6) equals the cumulative Net Loss allocated to such Unitholders under Section 5.1.B(2); and

(7)                                 finally, with respect to Units that are not entitled to any preference in distribution or with respect to which distributions are not limited to any preference in distribution, pro rata to each such class in accordance with the terms of such class

(and, within such class, pro rata in proportion to the respective Percentage Interests as of the last day of the period for which such allocation is being made).

B.                                    Net Loss.  After giving effect to the special allocations set forth in Section 1 of Exhibit C of this Agreement and any special allocations required to be made pursuant to Sections 5.1.E, Net Loss shall be allocated:

(1)                                 first, to the holders of Units that are not entitled to any preference in distribution or with respect to which distributions are not limited to any preference in distribution, in proportion to, and to the extent that, their share of the Net Income previously allocated pursuant to Section 5.1.A(7) exceeds, on a cumulative basis, the sum of (a) distributions with respect to such Units pursuant to clause (ii) of Section 4.1.B and (b) Net Loss allocated under this clause (1);

(2)                                 second, with respect to classes of Units that are not entitled to any preference in distribution upon liquidation, pro rata to each such class in accordance with the terms of such class (and, within such class, pro rata in proportion to the respective Percentage Interests as of the last day of the period for which such allocation is being made); provided, however, that Net Loss shall not be allocated to any Unitholder pursuant to this Section 5.1.B(2) to the extent that such allocation would cause such Unitholder to have an Adjusted Capital Account Deficit (or increase any existing Adjusted Capital Account Deficit) (determined in each case (i) by not including in the Unitholders’ Adjusted Capital Accounts any amount that a Unitholder is obligated to contribute to the Company with respect to any deficit in its Capital Account pursuant to Section 12.3 and (ii) in the case of a Unitholder who also holds classes of Units that are entitled to any preferences in distribution upon liquidation, by subtracting from such Unitholders’ Adjusted Capital Account the amount of such preferred distribution to be made upon liquidation) at the end of such taxable year (or portion thereof);

(3)                                 third, with respect to classes of Units that are entitled to any preference in distribution upon liquidation, in reverse order of the priorities of each such class (and within each such class, pro rata in proportion to their respective Percentage Interests as of the last day of the period for which such allocation is being made); provided, however, that Net Loss shall not be allocated to any Unitholder pursuant to this Section 5.1.B(3) to the extent that such allocation would cause such Unitholder to have an Adjusted Capital Account Deficit (or increase any existing Adjusted Capital Account Deficit) (determined in each case by not including in the Unitholders’ Adjusted Capital Accounts any amount that a Unitholder is obligated to contribute to the Company with respect to any deficit in its Capital Account pursuant to Section 12.3) at the end of such taxable year (or portion thereof);

(4)                                 fourth, to the Trustee in an amount equal to the excess of (a) the amount of the Company’s Recourse Liabilities over (b) the Aggregate DRO Amount;

(5)                                 fifth, to and among the DRO Unitholders, in proportion to their respective DRO Amounts, until such time as the DRO Unitholders as a group have been allocated cumulative Net Loss pursuant to this clause (5) equal to the Aggregate DRO Amount; and

(6)                                 thereafter, to the Trustee.

C.                                    Allocation of Nonrecourse Debt.  For purposes of Regulation Section 1.752-3(a), the Unitholders agree that Nonrecourse Liabilities of the Company in excess of the sum of (i) the amount of Company Minimum Gain and (ii) the total amount of Nonrecourse Built-in Gain shall be allocated by the Trustee by taking into account facts and circumstances relating to each Unitholder’s respective interest in the profits of the Company unless and to the extent provided otherwise in an agreement between any Unitholder and the Company.  For this purpose, the Trustee shall have the sole and absolute discretion in any Fiscal Year to allocate such excess Nonrecourse Liabilities among the Unitholders in any manner permitted under Code Section 752 and the Regulations thereunder.

D.                                    Recapture Income.  Any gain allocated to the Unitholders upon the sale or other taxable disposition of any Company asset shall, to the extent possible after taking into account other required allocations of gain pursuant to Exhibit C, be characterized as Recapture Income in the same proportions and to the same extent as such Unitholders have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

E.                                     Special Allocations Regarding LTIP Units.  Notwithstanding the provisions of Section 5.1.A and subject to the immediately following sentence, Liquidating Gains shall first be allocated to the LTIP Unitholders until their Economic Capital Account Balances, to the extent attributable to their ownership of LTIP Units, are equal to (i) the Class A Unit Economic Balance, multiplied by (ii) the number of their LTIP Units, plus the aggregate net amount of Net Income and Net Loss allocated to such LTIP Units prior to the Distribution Participation Date with respect to such LTIP Units less the amount of any Special LTIP Unit Distributions with respect to such LTIP Units (such amount, the “Target Capital Account Balance”); provided, however, that no such Liquidating Gains will be allocated with respect to any particular LTIP Unit unless and to the extent that such Liquidating Gains, when aggregated with other Liquidating Gains realized since the issuance of such LTIP Unit, exceed Liquidating Losses realized since the issuance of such LTIP Unit.  Liquidating Gains shall be allocated to the LTIP Unitholders pursuant to the preceding sentence (i) on a “first-in, first-out” basis with respect to LTIP Units issued on different dates and (ii) on an equal basis with respect to LTIP Units issued on the same date (i.e., Liquidating Gains shall be allocated first to the LTIP Units that were issued on the earliest date, and then with respect to such LTIP Units, equally among such LTIP Units).  After giving effect to the special allocations set forth in Section 1 of Exhibit C hereto, and notwithstanding the provisions of Sections 5.1.A and 5.1.B above, in the event that, due to distributions with respect to Class A Units in which the LTIP Units do not participate or otherwise, the Economic Capital Account Balances of any present or former holder of LTIP Units, to the extent attributable to the holder’s ownership of LTIP Units, exceed the Target Capital Account Balance, then Liquidating Losses shall be allocated to such holder to the extent necessary to reduce or eliminate the disparity.  In the event that Liquidating Gains or Liquidating Losses are allocated under this Section 5.1.E, Net Income allocable under Section 5.1.A(6) and any Net Loss shall be recomputed without regard to the Liquidating Gains or Liquidating Losses so allocated.  For this purpose, “Liquidating Gains” means net gains that are or would be realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Company, including but not limited to net capital gain realized in connection with an adjustment to the value of Company assets under Section 704(b) of the Code made pursuant to Section 1.D of Exhibit B of this Agreement.  “Liquidating Losses” means any net capital loss realized in connection with any such event.  The “Economic Capital Account Balances” of the LTIP Unitholders will be equal to their Capital Account balances to the extent attributable to their ownership of LTIP Units, plus the amount of their share of any Unitholder Minimum Gain or Company Minimum Gain, in either case to the extent attributable to their ownership of LTIP Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under this Section 5.1.E, but prior to the realization of any Liquidating Gains.  Similarly, the “Class A Unit Economic Balance” shall mean (i) the Capital Account balance of the Trustee, plus the amount of the Trustee’s share of any Unitholder Minimum Gain or Company Minimum Gain, in either case to the extent attributable to the Trustee’s ownership of Class A Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under this Section 5.1.E, but prior to the realization of any Liquidating Gains, divided by (ii) the number of the Trustee’s Class A Units.  Any such allocations shall be made among the LTIP Unitholders in proportion to the amounts required to be allocated to each under this Section 5.1.E.  The parties agree that the intent of this Section 5.1.E is to make the Capital Account balance associated with each LTIP Unit to be economically equivalent to the Capital Account balance associated with the Trustee’s Class A Units (on a per-Unit basis, other than differences resulting from the allocation of Net Income and Net Loss allocated to such LTIP Units prior to the Distribution Participation Date with respect to such LTIP Units in excess of the amount of Special LTIP Unit Distributions paid with respect to such LTIP Units), provided that Liquidating Gains are of a sufficient magnitude to do so upon a sale of all or substantially all of the assets of the Company, or upon an adjustment to the Unitholders’ Capital Accounts pursuant to Section 1.D of Exhibit B.  To the extent the LTIP Unitholders receive a distribution in excess of their Capital Accounts, such distribution will be a guaranteed payment under Section 707(c) of the Code.

Section 5.2                                   Revisions to Allocations to Reflect Issuance of Units

If the Company issues Units to the Trustee or any Additional Unitholder pursuant to Article III hereof, the Trustee shall make such revisions to this Article V and the Unitholder Registry in the books and records of the Company as it deems necessary to reflect the terms of the issuance of such Units, including making preferential allocations to classes of Units that are entitled thereto.  Such revisions shall not require the consent or approval of any other Unitholder.

ARTICLE VI
MANAGEMENT AND OPERATIONS OF BUSINESS

Section 6.1                                   Management

A.                                    Powers of Trustee.  Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Company are and shall be exclusively vested in the Trustee, and no Unitholder shall have any right to participate in or exercise control or management power over the business and affairs of the Company.  The Trustee may not be removed by the Unitholders with or without cause.  In addition to the powers now or hereafter granted a Trustee of a real estate investment trust under applicable law or which are granted to the Trustee under any other provision of this Agreement, the Trustee shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Company, to exercise all powers set forth in Section 2.3 and to effectuate the purposes set forth in Section 2.2, including, without limitation:

(1)                                 the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Company to make distributions to its Unitholders in such amounts as are required under Section 5.1.A or will permit the Trustee (so long as the Trustee chooses to attempt to qualify as a REIT) to avoid the payment of any U.S.  federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its shareholders sufficient to permit the Trustee to maintain its REIT status), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities including, without limitation, the assumption or guarantee of the debt of the Trustee, its Subsidiaries or the Company’s Subsidiaries, the issuance of evidences of indebtedness (including the securing of same by mortgage, deed of trust or other lien or encumbrance on the Company’s assets) and the incurring of any obligations the Trustee deems necessary for the conduct of the activities of the Company;

(2)                                 the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company;

(3)                                 the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Company (including acquisition of any new assets, the exercise or grant of any conversion, option, privilege or subscription right or other right available in connection with any assets at any time held by the Company) or the merger, consolidation, reorganization or other combination of the Company or any Subsidiary of the Company with or into another entity on such terms as the Trustee deems proper;

(4)                                 the use of the assets of the Company (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of the Trustee, the Company or any of the Company’s Subsidiaries, the lending of funds to other Persons (including, without limitation, the Trustee, its Subsidiaries, the Company’s Subsidiaries and any of their Affiliates) and the repayment of obligations of the Company and its Subsidiaries and any other Person in which the Company has an equity investment and the making of capital contributions to, and equity investments in, its Subsidiaries;

(5)                                 the management, operation, leasing, landscaping, repair, alteration, demolition or improvement of any real property or improvements owned by the Company or any Subsidiary of the Company or any Person in which the Company has made a direct or indirect equity investment;

(6)                                 the negotiation, execution, and performance of any contracts, conveyances or other instruments that the Trustee considers useful or necessary to the conduct of the Company’s operations or the implementation of the Trustee’s powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Company’s assets;

(7)                                 the mortgage, pledge, encumbrance or hypothecation of any assets of the Company;

(8)                                 the distribution of Company cash or other Company assets in accordance with this Agreement;

(9)                                 the holding, managing, investing and reinvesting of cash and other assets of the Company;

(10)                          the collection and receipt of revenues and income of the Company;

(11)                          the selection, designation of powers, authority and duties and the dismissal of employees of the Company (including, without limitation, employees having titles such as “president,” “vice president,” “secretary” and “treasurer”) and agents, outside attorneys, accountants, consultants and contractors of the Company and the determination of their compensation and other terms of employment or hiring, including waivers of conflicts of interest and the payment of their expenses and compensation out of the Company’s assets;

(12)                          the maintenance of such insurance (including, without limitation, directors, trustees and officers insurance) for the benefit of the Company and the Unitholders (including, without limitation, the Trustee) and the directors, trustees and officers thereof as the Trustee deems necessary or appropriate;

(13)                          the formation of, or acquisition of an interest (including non-voting interests in entities controlled by Affiliates of the Company or the Trustee or third parties) in, and the contribution of property to, any further limited or general partnerships, joint ventures, limited liability companies, corporations or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of funds or property to, or making of loans to, its Subsidiaries and any other Person in which it has an equity investment from time to time, or the incurrence of indebtedness on behalf of such Persons or the guarantee of the obligations of such Persons); provided, however, that as long as the Trustee has determined to attempt to continue to qualify as a REIT, the Company may not engage in any such formation, acquisition or contribution that would cause the Trustee to fail to qualify as a REIT;

(14)                          the control of any matters affecting the rights and obligations of the Company or any Subsidiary of the Company, including the settlement, compromise, submission to arbitration or any other form of dispute resolution or abandonment of any claim, cause of action, liability, debt or damages due or owing to or from the Company or any Subsidiary of the Company, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the representation of the Company or any Subsidiary of the Company in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(15)                          the determination of the fair market value of any Company property distributed in kind, using such reasonable method of valuation as the Trustee may adopt;

(16)                          the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any assets or investment held by the Company or any Subsidiary of the Company;

(17)                          the exercise of any of the powers of the Trustee enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Company or any other Person in which the Company has a direct or indirect interest, individually or jointly with any such Subsidiary or other Person;

(18)                          the exercise of any of the powers of the Trustee enumerated in this Agreement on behalf of any Person in which the Company does not have any interest pursuant to contractual or other arrangements with such Person;

(19)                          the making, executing and delivering of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or other legal instruments or agreements in writing necessary or appropriate in the judgment of the Trustee for the accomplishment of any of the powers of the Trustee enumerated in this Agreement;

(20)                          the distribution of cash to acquire Units held by a Unitholder in connection with a Unitholder’s exercise of its Redemption Right under Section 7.6;

(21)                          the determination regarding whether a payment to a Unitholder who exercises its Redemption Right under Section 7.6 that is assumed by the Trustee will be paid in the form of the Cash Amount or the Shares Amount, except as such determination may be limited by Section 7.6.

(22)                          the acquisition of Units in exchange for cash, debt instruments and other property;

(23)                          the maintenance of the Unitholder Registry in the books and records of the Company to reflect the Capital Contributions and Percentage Interests of the

Unitholders as the same are adjusted from time to time to the extent necessary to reflect redemptions, Capital Contributions, the issuance and transfer of Units, the admission of any Additional Unitholder or any Substituted Unitholder or otherwise;

(24)                          the registration of any class of securities under the Securities Act or the Securities Exchange Act, and the listing of any debt securities of the Company on any exchange;

(25)                          the issuance of additional Units, as appropriate and in the Trustee’s sole and absolute discretion;

(26)                          the taking of any and all acts and things necessary or prudent to ensure that the Company will not be classified as an association taxable as a corporation for U.S.  federal income tax purposes or a “publicly traded partnership” for purposes of Section 7704 of the Code, including but not limited to imposing restrictions on transfers, restrictions on the number of Unitholders and restrictions on redemptions;

(27)                          the filing of applications, communicating and otherwise dealing with any and all governmental agencies having jurisdiction over, or in any way affecting, the Company’s assets or any other aspect of the Company business;

(28)                          taking of any action necessary or appropriate to comply with all regulatory requirements applicable to the Company in respect of its business, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports, filings and documents, if any, required under the Exchange Act, the Securities Act, or by any national securities exchange requirements;

(29)                          the enforcement of any rights against any Unitholder pursuant to representations, warranties, covenants and indemnities relating to such Unitholder’s contribution of property or assets to the Company; and

(30)                          to take such other action, execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all other acts that the Trustee deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Company (including, without limitation, all actions consistent with allowing the Trustee at all times to qualify as a REIT unless the Trustee voluntarily terminates its REIT status) and to possess and enjoy all the rights and powers of a Trustee as provided by the Act.

B.                                    No Approval by Unitholders.  Each of the Unitholders agrees that the Trustee is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Company without any further act, approval or vote of the Unitholders, notwithstanding any other provision of this Agreement, the Maryland REIT Law or any applicable law, rule or regulation, to the fullest extent permitted under the Maryland REIT Law or other applicable law, rule or regulation.  The execution, delivery or performance by the

Trustee or the Company of any agreement authorized or permitted under this Agreement shall be in the sole and absolute discretion of the Trustee without consideration of any other obligation or duty, fiduciary or otherwise, of the Company or the Unitholders and shall not constitute a breach by the Trustee of any duty that the Trustee may owe the Company or the Unitholders or any other Persons under this Agreement or of any duty stated or implied by law or equity.  The Unitholders acknowledge that the Trustee is acting for the collective benefit of the Company, the Unitholders and the shareholders of the Trustee.

C.                                    Insurance.  At all times from and after the date hereof, the Trustee may cause the Company to obtain and maintain (i) casualty, liability and other insurance on the properties of the Company and its Subsidiaries and (ii) liability insurance for the Indemnitees hereunder, and (iii) such other insurance as the Trustee, in its sole and absolute discretion, determines to be necessary.

D.                                    Working Capital and Other Reserves.  At all times from and after the date hereof, the Trustee may cause the Company to establish and maintain working capital reserves in such amounts as the Trustee, in its sole and absolute discretion, deems appropriate and reasonable from time to time, including upon liquidation of the Company under Article XII.

Section 6.2                                   Title to Company Assets

Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Unitholders, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof.  Title to any or all of the Company assets may be held in the name of the Company, the Trustee or one or more nominees, as the Trustee may determine, in its sole and absolute discretion, including Affiliates of the Trustee.  The Trustee hereby declares and warrants that any Company assets for which legal title is held in the name of the Trustee or any nominee or Affiliate of the Trustee shall be held by the Trustee for the use and benefit of the Company in accordance with the provisions of this Agreement.  Any Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which legal title to such Company assets is held.

Section 6.3                                   Reimbursement of the Trustee

A.                                    No Compensation.  Except as provided in this Section 6.3 and elsewhere in this Agreement (including Section 9.3.C and the provisions of Articles IV and V regarding distributions, payments and allocations to which it may be entitled), the Trustee shall not be compensated for its services as the Trustee of the Company.

B.                                    Responsibility for Trustee Expenses.  The Company shall be responsible for and shall pay all expenses relating to the Company’s organization, the ownership of its assets and its operations.  The Trustee shall be reimbursed on a monthly basis, or such other basis as the Trustee may determine in its sole and absolute discretion, for all expenses it incurs relating to or resulting from the ownership and operation of, or for the benefit of, the Company (including, without limitation, (i) expenses relating to the ownership of interests in and operation of the Company, (ii) compensation of the officers and employees including, without limitation, payments under any stock option or incentive plan that provides for stock units, or other phantom stock, pursuant to which employees will receive payments based upon dividends on or the value of Shares, (iii) auditing expenses, (iv) director fees and expenses of the Trustee, (v) all costs and expenses of the Trustee being a public company, including costs of filings with the Securities and Exchange Commission, reports and other distributions to its shareholders, and (vi) all costs and expenses associated with litigation involving the Trustee and the Trustee, the Company or any Subsidiary); provided, however, that (i) the amount of any such reimbursement shall be reduced by (x) any interest earned by the Trustee with respect to bank accounts or other instruments or accounts held by it on behalf of the Company as permitted in Section 6.4.A (which interest is considered to belong to the Company and shall be paid over to the Company to the extent not applied to reimburse the Trustee for expenses hereunder); and (y) any amount derived by the Trustee from any investments permitted in Section 6.4.A; (ii) if the Trustee qualifies as a REIT, the Company shall not be responsible for any taxes that the Trustee would not have been required to pay if that entity qualified as a REIT for federal income tax purposes or any taxes imposed on the Trustee by reason of that entity’s failure to distribute to its shareholders an amount equal to its taxable income; (iii) the Company shall not be responsible for expenses or liabilities incurred by the Trustee in connection with any business or assets of the Trustee other than its ownership of Units or operation of the business of the Company or ownership of interests in other Qualified Assets; and (iv) the Company shall not be responsible for any expenses or liabilities of the Trustee that are the subject of an indemnification claim by the Trustee if the Trustee is not entitled to indemnification because it fails to meet the required statutory standard of conduct.  The Trustee shall determine in good faith the amount of expenses incurred by it related to the ownership of Units or operation of, or for the benefit of, the Company.  If certain expenses are incurred that are related both to the ownership of Units or operation of, or for the benefit of, the Company and to the ownership of other assets (other than Qualified Assets) or the operation of other businesses, such expenses will be allocated to the Company and such other entities (including the Trustee) owning such other assets or businesses in such a manner as the Trustee in its sole and absolute discretion deems fair and reasonable.  Such reimbursements shall be in addition to any reimbursement to the Trustee pursuant to Section 9.3.C and as a result of indemnification pursuant to the Declaration.  All payments and reimbursements hereunder shall be characterized for U.S.  federal income tax purposes as expenses of the Company incurred on its behalf, and not as expenses of the Trustee.

C.                                    Unit Issuance Expenses.  The Trustee shall also be reimbursed for all expenses it incurs relating to any issuance of Units, Shares, Debt of the Company, Funding Debt of the Trustee or rights, options, warrants or convertible or exchangeable securities pursuant to Article III (including, without limitation, all costs, expenses, damages and other payments resulting from or arising in connection with litigation related to any of the foregoing), all of which expenses are considered by the Unitholders to constitute expenses of, and for the benefit of, the Company.

D.                                    Repurchases of Shares.  If the Trustee exercises its rights under its organizational documents to purchase Shares or otherwise elects or is required to purchase from its shareholders Shares in connection with a share repurchase or similar program or otherwise, or for the purpose of delivering such Shares to satisfy an obligation under any dividend reinvestment or equity purchase program adopted by the Trustee, any employee equity purchase plan adopted by the Trustee or any similar obligation or arrangement undertaken by the Trustee in the future, the purchase price paid by the Trustee for those Shares and any other expenses incurred by the Trustee in connection with such purchase shall be considered expenses of the Company and shall be reimbursable to the Trustee, subject to the conditions that: (i) if those Shares subsequently are to be sold by the Trustee shall pay to the Company any proceeds received by the Trustee for those Shares (provided, however, that a transfer of Shares for Units pursuant to Section 7.6 would not be considered a sale for such purposes); and (ii) if such Shares are required to be cancelled pursuant to applicable law or are not retransferred by the Trustee within thirty (30) days after the purchase thereof, the Trustee shall cause the Company to cancel a number of Units (rounded to the nearest whole Unit) held by the Trustee equal to the product attained by multiplying the number of those Shares by a fraction, the numerator of which is one and the denominator of which is the Conversion Factor.

E.                                     Reimbursement not a Distribution.  Except as set forth in the succeeding sentence, if and to the extent any reimbursement made pursuant to this Section 6.3 is determined for U.S.  federal income tax purposes not to constitute a payment of expenses of the Company, the amount so determined shall constitute a guaranteed payment with respect to capital within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Company and all Unitholders and shall not be treated as a distribution for purposes of computing the Unitholders’ Capital Accounts.  Amounts deemed paid by the Company to the Trustee in connection with redemption of Units pursuant to Section 6.4.B shall be treated as a distribution for purposes of computing the Unitholder’s Capital Accounts.

F.                                      Funding for Certain Capital Transactions.  In the event that the Trustee shall undertake to acquire (whether by merger, consolidation, purchase, or otherwise) the assets or equity interests of another Person and such acquisition shall require the payment of cash by the Trustee (whether to such Person or to any other selling party or parties in such transaction or to one or more creditors, if any, of such Person or such selling party or parties), (a) the Company shall advance to the Trustee the cash required to consummate such acquisition if, and to the extent that, such cash is not to be obtained by the Trustee through an issuance of Shares described in Section 3.2 or pursuant to a transaction described in Section 6.4.B, (b) the Trustee shall, upon consummation of such acquisition, transfer to the Company (or cause to be transferred to the Company), in full and complete satisfaction of such advance and as required by Section 6.4, the assets or equity interests of such Person acquired by the Trustee in such acquisition (or equity interests in Persons owning all of such assets or equity interests), and (c) pursuant to and in accordance with Section 3.2 and Section 6.4.B, the Company shall issue to the Trustee, Units and/or rights, options, warrants or convertible or exchangeable securities of the Company having designations, preferences and other rights that are substantially the same as those of any additional Shares, other equity securities, New Securities and/or Convertible Funding Debt, as the case may be, issued by the Trustee in connection with such acquisition (whether issued directly to participants in the acquisition transaction or to third parties in order to obtain cash to complete the acquisition).  In addition to, and without limiting, the foregoing, in the event that the Trustee engages in a transaction in which (x) the Trustee (or a wholly owned direct or indirect Subsidiary of the Trustee) merges with another entity (referred to as the “Parent Entity”) that is organized in the UPREIT form (i.e., where the Parent Entity holds substantially all of its assets and conducts substantially all of its operations through a partnership, limited liability company or other entity (referred to as an “Operating Entity”)) (“UPREIT”) and the Trustee survives such merger, (y) such Operating Entity merges with or is otherwise acquired by the Company in exchange in whole or in part for Units, and (z) the Trustee is required or elects to pay part of the consideration in connection with such merger involving the Parent Entity in the form of cash and part of the consideration in the form of Shares, the Company shall distribute to the Trustee with respect to its existing Units an amount of cash sufficient to complete such transaction and the Trustee shall cause the Company to cancel a number of Units (rounded to the nearest whole number) held by the Trustee equal to the product attained by multiplying the number of additional Shares of the Trustee that the Trustee would have issued to the Parent Entity or the owners of the Parent Entity in such transaction if the entire consideration therefor were to have been paid in Shares by a fraction, the numerator of which is one and the denominator of which is the Conversion Factor.

Section 6.4                                   Outside Activities of the Trustee; Relationship of Shares to Units; Funding Debt

A.                                    General.  Without the Consent of the Non-Trustee Unitholders, the Trustee shall not, directly or indirectly, enter into or conduct any business other than in connection with the ownership, acquisition and disposition of Units as Trustee or Unitholder and the management of the business of the Company and such activities as are incidental thereto.  Without Consent of the Non-Trustee Unitholders, the assets of the Trustee shall be limited to the following:

(1)                                 Units and other interests, rights, options, warrants or convertible or exchangeable securities of the Company;

(2)                                 such bank accounts or similar instruments or accounts in the Trustee’s name as the Trustee deems necessary to carry out its responsibilities and purposes as contemplated under this Agreement and its organizational documents (provided that accounts held on behalf of the Company to permit the Trustee to carry out its responsibilities under this Agreement shall be considered to belong to the Company and the interest earned thereon shall, subject to Section 6.3.B, be applied for the benefit of the Company);

(3)                                 up to a one percent (1%) equity interest in any partnership or limited liability company at least ninety-nine percent (99%) of the equity of which is owned, directly or indirectly, by the Company;

(4)                                 debt issued by the Company or any Subsidiary thereof in connection with the incurrence of Funding Debt;

(5)                                 real estate assets (and related assets and liabilities) owned by the Trustee on the date of this Agreement with an aggregate book value not to exceed $50,000,000, as reasonably determined by the Trustee;

(6)                                 cash or other assets (x) of nominal value incidental to the Trustee’s ownership of Units or other securities in the Company, and (y) held for payment of administrative expenses or other payments, or pending distribution to security holders of the Trustee or any wholly owned Subsidiary thereof, or pending contribution to the Company or any Subsidiary of the Trustee or the Company;

(7)                                 other tangible and intangible assets that, taken as a whole, are de minimis in relation to the net assets of the Company and its Subsidiaries; and

(8)                                 equity interests in Qualified REIT Subsidiaries and limited liability companies (or other entities disregarded from their sole owner for U.S. federal income tax purposes, including wholly owned grantor trusts) whose assets consist solely of the assets described in clauses (1) through (7) above; provided that if such entity’s assets consist of assets described in clause (5) above, the Trustee shall have entered into an agreement with such entity that provides the Company with the full economic benefit, and requires the Company to assume the full economic burden, of the assets and business activities of such entity such that the economic effect of such agreement would be equivalent to ownership of such entity by the Company rather than by the Trustee (the assets described in clauses (1) through (8) of this Section 6.4.A, the “Qualified Assets”).

B.                                    Repurchase of Shares and Other Securities.  If the Trustee exercises its rights under its organizational documents to purchase Shares or otherwise elects to purchase from the holders thereof Shares, other equity securities of the Trustee, New Securities or Convertible Funding Debt, then the Trustee shall cause the Company to purchase from the Trustee (a) in the case of a purchase of Shares, that number of Units of the appropriate class equal to the product obtained by multiplying the number of Shares purchased by the Trustee times a fraction, the numerator of which is one and the denominator of which is the Conversion Factor, or (b) in the case of the purchase of any other securities on the same terms and for the same aggregate price that the Trustee purchased such securities.

C.                                    Equity Incentive Plan.  If, at any time or from time to time, the Trustee sells or otherwise issues Shares pursuant to any Equity Incentive Plan, the Trustee shall transfer or cause to be transferred the proceeds of the sale of such Shares, if any, to the Company as an additional Capital Contribution and the Company shall issue to the Trustee an amount of additional Units equal to the number of Shares so sold or issued divided by the Conversion Factor.  If the Company or the Trustee acquires Shares as a result of the forfeiture of such Shares under any Equity Incentive Plan, then the Trustee shall cause the Company to cancel, without payment of any consideration to the Trustee, that number of Units of the appropriate class equal to the number of Shares so acquired, and, if the Company acquired such Shares, it shall transfer such Shares to the Trustee for cancellation.

D.                                    Issuances of Shares and Other Securities.  So long as the common shares of the Trustee are Publicly Traded, the Trustee shall not grant, award or issue any additional Shares (other than Shares issued pursuant to Section 7.6 hereof or pursuant to a dividend or distribution (including any share split) of Shares to all of its shareholders that results in an adjustment to the Conversion Factor pursuant to clause (i), (ii) or (iii) of the definition thereof), other equity securities of the Trustee, New Securities or Convertible Funding Debt unless (i) the Trustee shall cause, pursuant to Section 3.2.A hereof, the Company to issue to the Trustee, Units or rights, options, warrants or convertible or exchangeable securities of the Company having designations, preferences and other rights, all such that the economic interests are substantially the same as those of such additional Shares, other equity securities, New Securities or Convertible Funding Debt, as the case may be, and (ii) in exchange therefor, the Trustee transfers or otherwise causes to be transferred to the Company, as an additional Capital Contribution, the proceeds from the grant, award, or issuance of such additional Shares, other equity securities, New Securities or Convertible Funding Debt, as the case may be, or from the exercise of rights contained in such additional Shares, other equity securities, New Securities or Convertible Funding Debt, as the case may be (or, in the case of an acquisition described in Section 6.3.F in which all or a portion of the cash required to consummate such acquisition is to be obtained by the Trustee through an issuance of Shares described in Section 3.2, the Trustee complies with such Section 6.3.F).  Without limiting the foregoing, the Trustee is expressly authorized to issue additional Shares, other equity securities, New Securities or Convertible Funding Debt, as the case may be, for less than fair market value, and the Trustee is expressly authorized, pursuant to Section 3.2.A hereof, to cause the Company to issue to the Trustee corresponding Units (for example, and not by way of limitation, the issuance of Shares and corresponding Units pursuant to a share purchase plan providing for purchases of Shares, either by employees or shareholders, at a discount from fair market value or pursuant to employee share options that have an exercise price that is less than the fair market value of the Shares, either at the time of issuance or at the time of exercise), as long as (a) the Trustee concludes in good faith that such issuance is in the interests of the Trustee and the Company and (b) the Trustee transfers all proceeds from any such issuance or exercise to the Company as an additional Capital Contribution.

E.                                     Funding Debt.  The Trustee or any wholly owned Subsidiary of the Trustee may incur a Funding Debt, including, without limitation, a Funding Debt that is convertible into Shares or otherwise constitutes a class of New Securities (“Convertible Funding Debt”), subject to the condition that the Trustee or such Subsidiary, as the case may be, lend to the Company the net proceeds of such Funding Debt; provided, however, that Convertible Funding Debt shall be issued in accordance with the provisions of Section 6.4.D above; and, provided further that, if the Trustee attempts to qualify as a REIT, the Trustee or such Subsidiary shall not be obligated to lend the net proceeds of any Funding Debt to the Company in a manner that would be inconsistent with the Trustee’s ability to remain qualified as a REIT.  If the Trustee or such Subsidiary enters into any Funding Debt, the loan to the Company shall be on comparable terms and conditions, including interest rate, repayment schedule, costs and expenses and other financial terms, as are applicable with respect to or incurred in connection with such Funding Debt.

F.                                      Capital Contributions of the Trustee.  The Capital Contributions by the Trustee pursuant to Sections 6.4.C and 6.4.D will be deemed to equal the cash contributed by the Trustee plus, (i) in the case of cash contributions funded by an offering of any equity interests in or other securities of the Trustee, the offering costs attributable to the cash contributed to the Company to the extent not reimbursed pursuant to Section 6.3.C and (ii) in the case of Units issued pursuant to Section 6.4.C, an amount equal to the difference between the Value of the Shares sold pursuant to the Equity Incentive Plan and the net proceeds of such sale.

G.                                    Tax Loans.  The Trustee may in its sole and absolute discretion, cause the Company to make an interest free loan to the Trustee, provided that the proceeds of such loans are used to satisfy any tax liabilities of the Trustee.

Section 6.5                                   Transactions with Affiliates

A.                                    Transactions with Certain Affiliates.  Except as expressly permitted by this Agreement with respect to any non-arms’ length transaction with an Affiliate, the Company shall not, directly or indirectly, sell, transfer or convey any property to, or purchase any property from, or borrow funds from, or lend funds to, any Unitholder or any Affiliate of the Company that is not also a Subsidiary of the Company, except pursuant to transactions that are determined in good faith by the Trustee to be on terms that are fair and reasonable.

B.                                    Conflict Avoidance.  The Trustee is expressly authorized to enter into, in the name and on behalf of the Company, a non-competition arrangement and other conflict avoidance agreements with various Affiliates of the Company and Trustee on such terms as the Trustee, in its sole and absolute discretion, believes is advisable.

C.                                    Benefit Plans Sponsored by the Company.  The Trustee in its sole and absolute discretion and without the approval of the Unitholders, may propose and adopt on behalf of the Company employee benefit plans funded by the Company for the benefit of employees of the Trustee, the Company, Subsidiaries of the Company or any Affiliate of any of them.

Section 6.6                                   Liability of the Trustee

A.                                    Tax Consequences of Trustee and Unitholders.  The Unitholders expressly acknowledge that the Trustee, in considering whether to dispose of any of the Company assets, shall take into account the tax consequences to the Trustee of any such disposition and shall have no liability whatsoever to the Company or any Unitholder for decisions that are based upon or influenced by such tax consequences.  In addition, in exercising its authority under this Agreement with respect to other matters, the Trustee may, but shall be under no obligation to, take into account the tax consequences to any Unitholder (including the Trustee) of any action taken (or not taken) by the Trustee.  No decision or action (or failure to act) contemplated by the preceding sentence shall constitute a breach of any duty owed to the Company or the Unitholders by law or equity, fiduciary or otherwise.  The Trustee and the Company shall not have liability to any Unitholder for monetary or other damages or otherwise for losses sustained, liabilities incurred or benefits not derived by such Unitholder in connection with any taking or omission to take any such actions by the Trustee, except as set forth in Section 9.3 of the Declaration.

B.                                    No Obligation to Consider Separate Interests of Unitholders or Shareholders.  The Unitholders expressly acknowledge that the Trustee is acting on behalf of the Company, its equityholders (and, to the extent separate, the equityholders of the Trustee), and the equityholders of the Unitholders, collectively, and that, except as otherwise set forth herein, the Trustee is under no obligation to consider or give priority to the separate interests of the Unitholders (including, without limitation, the tax consequences to Unitholders or Assignees) in deciding whether to cause the Company to take (or decline to take) any actions.  Any decisions or actions taken or not taken in accordance with the terms of this Agreement shall not constitute a breach of any duty owed to the Company or the Unitholders by law or equity, fiduciary or otherwise.  The Trustee and the Company shall not have liability to any Unitholder for monetary or other damages or otherwise for losses sustained, liabilities incurred or benefits not derived by such Unitholder in connection with any taking or omission to take any such actions by the Trustee, except as set forth in Section 9.3 of the Declaration.

C.                                    Actions of Agents.  Subject to its obligations and duties as Trustee set forth in Section 6.1.A, the Trustee may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents.  The Trustee shall not be liable to the Company or any Unitholder for any misconduct or negligence on the part of any such agent appointed by the Trustee in good faith.

D.                                    Effect of Amendment.  Notwithstanding any other provision contained herein, any amendment, modification or repeal of this Section 6.6 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Trustee’s liability to the Company and the Unitholders or any other Person bound by this Agreement under this Section 6.6 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

E.                                     Limitations of Fiduciary Duty.  Sections 6.1.B and Section 6.6 and any other Section of this Agreement limiting the liability of the Trustee and/or its trustees, directors and officers shall constitute an express limitation of any duties, fiduciary or otherwise, that they would owe the Company or the Unitholders if such duty would be imposed by any law, in equity or otherwise.

F.                                      Reliance on this Agreement.  To the extent that, at law or in equity, the Trustee in its capacity as a Unitholder, has duties (including fiduciary duties) and liabilities relating thereto to the Company or the Unitholders, the Trustee shall not be liable to the Company or to any other Unitholder for its good faith reliance on the provisions of this Agreement.  The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of the Trustee or any other Person under Maryland REIT Law or otherwise existing at law or in equity, are agreed by the Unitholders to replace such other duties and liabilities of the Trustee.

Section 6.7                                   Other Matters Concerning the Trustee

A.                                    Reliance on Documents.  The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

B.                                    Reliance on Advisors.  The Trustee may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which the Trustee reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

C.                                    Action Through Agents.  The Trustee shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact.  Each such attorney shall, to the extent provided by the

Trustee in the power of attorney, have full power and authority to do and perform all and every act and duty that is permitted or required to be done by the Trustee hereunder.

D.                                    Actions to Maintain REIT Status or Avoid Taxation of the Trustee.  Notwithstanding any other provisions of this Agreement or the Act, if the Trustee attempts to qualify as a REIT, any action of the Trustee on behalf of the Company or any decision of the Trustee to refrain from acting on behalf of the Company undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the Trustee to qualify as a REIT or (ii) to allow the Trustee to avoid incurring any liability for taxes under Section 857 or 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Unitholders.

Section 6.8                                   Reliance by Third Parties

Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that the Trustee has full power and authority, without consent or approval of any other Unitholder or Person, to encumber, sell or otherwise use in any manner any and all assets of the Company, to enter into any contracts on behalf of the Company and to take any and all actions on behalf of the Company, and such Person shall be entitled to deal with the Trustee as if the Trustee were the Company’s sole party in interest, both legally and beneficially.  Each Unitholder hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Trustee in connection with any such dealing, in each case except to the extent that such action imposes, or purports to impose, liability on the Unitholder.  In no event shall any Person dealing with the Trustee or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Trustee or its representatives.  Each and every certificate, document or other instrument executed on behalf of the Company by the Trustee or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company, and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

Section 6.9                                   Loans by Third Parties

The Company may incur Debt, or enter into similar credit, guarantee, financing or refinancing arrangements for any purpose (including, without limitation, in connection with any acquisition of property and any borrowings from, or guarantees of Debt of the Trustee or any of its Affiliates) with any Person upon such terms as the Trustee determines appropriate.

ARTICLE VII
RIGHTS AND OBLIGATIONS OF UNITHOLDERS

Section 7.1                                   Limitation of Liability

The Unitholders, including the Trustee, in its capacity as a Unitholder, shall have no liability under this Agreement except as expressly provided in this Agreement, including Section 9.5, or under the Act.

Section 7.2                                   Management of Business

No Unitholder or Assignee (other than the Trustee, any of its Affiliates, or any officer, director, employee, partner, agent or trustee of the Trustee, the Company or any of their Affiliates, in their capacity as such) shall take part in the operation, management or control (within the meaning of the Act) of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company.  The transaction of any such business by the Trustee, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the Trustee, the Company or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Unitholders or Assignees under this Agreement.

Section 7.3                                   Outside Activities of Unitholders

Subject to Section 6.4 hereof, and subject to any agreements entered into pursuant to Section 6.5.B hereof and to any other agreements entered into by a Unitholder or its Affiliates with the Trustee, the Company or a Subsidiary, any Unitholder (other than the Trustee) and any officer, director, manager, employee, agent, trustee, Affiliate, Unitholder or shareholder of any Unitholder shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities in direct or indirect competition with the Company.  Neither the Company nor any Unitholders shall have any rights by virtue of this Agreement in any business ventures of any Unitholder, officer, director, manager, employee, agent, trustee, Affiliate, Unitholder, shareholder or Assignee of any Unitholder.  None of the Unitholders (other than the Trustee) or any other Person shall have any rights by virtue of this Agreement or the limited liability relationship established hereby in any business ventures of any other Person (other than the Trustee to the extent expressly provided herein), and no Person (other than the Trustee) shall have any obligation pursuant to this Agreement to offer any interest in any such business venture to the Company, any Unitholder or any such other Person, even if such opportunity is of a character which, if presented to the Company, any Unitholder or such other Person, could be taken by such Person.

Section 7.4                                   Return of Capital

Except pursuant to the right of redemption set forth in Section 7.6, no Unitholder shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Company as provided herein.  No Unitholder or Assignee shall have priority over any other Unitholder or Assignee either as to the return of Capital Contributions (except as permitted by Section 3.2.A) or, except to the extent provided by Exhibit C or as permitted by Sections 3.2.A, 4.1.B(i), 5.1.A and 5.1.B, or otherwise expressly provided in this Agreement, as to profits, losses, distributions or credits.

Section 7.5                                   Rights of Unitholders Relating to the Company

A.                                    General.  In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 7.5.C, each Unitholder shall have the right, for a business purpose reasonably related to such Unitholder’s interest as a Unitholder in the Company, upon written demand with a statement of the purpose of such demand and at such Unitholder’s own expense (including such administrative charges as the Trustee may establish from time to time):

(1)                                 to obtain a copy of the Company’s U.S.  federal, state and local income tax returns for each Fiscal Year;

(2)                                 to obtain a current list of the name and last known business, residence or mailing address of each Unitholder;

(3)                                 to obtain a copy of this Agreement and the Declaration and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Declaration and all amendments thereto have been executed;

(4)                                 to obtain true and full information regarding the amount of cash and a description and statement of the Agreed Value of any other property or services contributed by each Unitholder and which each Unitholder has agreed to contribute in the future, and the date on which each Unitholder became a Unitholder; and

(5)                                 other information regarding the affairs of the Company as is just and reasonable.

B.                                    Notice of Conversion Factor.  The Company shall notify each Unitholder upon request (i) of the then current Conversion Factor and (ii) of any changes to the Conversion Factor.

C.                                    Confidentiality.  Notwithstanding any other provision of this Section 7.5.C, the Trustee may keep confidential from the Unitholders, for such period of time as the Trustee determines in its sole and absolute discretion, any information that (i) the Trustee reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Trustee in good faith believes is not in the best interests of the Company or could damage the Company or its business or (ii) the Company or its business is required by law or by agreements with unaffiliated third parties to keep confidential, provided, however, that this Section 7.5.C shall not affect the notice requirements set forth in Section 7.5.B.

Section 7.6                                   Redemption Right

A.                                    General.

(i)                                     Subject to Section 7.6.C and Section 10.6.E, at any time on or after six months following the date on which a Class A Unit was issued (which, in the event of the transfer shall be deemed to be the date that the Class A Unit was issued to the original recipient thereof for purposes of this Section 7.6), the holder of such Class A Unit (if other than the Trustee or any Subsidiary of the Trustee) shall have the right (the “Redemption Right”) to require the Company to redeem such Unit, with such redemption to occur on the Specified Redemption Date and at a redemption price equal to and in the form of the Cash Amount to be paid by the Company.  Any such Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Company (with a copy to the Trustee) by the holder of the Units who is exercising the Redemption Right (the “Redeeming Unitholder”).  A Unitholder may exercise the Redemption Right from time to time, without limitation as to frequency, with respect to part or all of the Units that it owns, as selected by the Unitholder, provided, however, that a Unitholder may not exercise the Redemption Right for fewer than one thousand (1,000) Units of a particular class unless such Redeeming Unitholder then holds fewer than one thousand (1,000) Units in that class, in which event the Redeeming Unitholder must exercise the Redemption Right for all of the Units held by such Redeeming Unitholder in that class, and provided further that, with respect to a Unitholder which is an entity, such Unitholder may exercise the Redemption Right for fewer than one thousand (1,000) Units without regard to whether or not such Unitholder is exercising the Redemption Right for all of the Units held by such Unitholder as long as such Unitholder is exercising the Redemption Right on behalf of one or more of its equity owners in respect of one hundred percent (100%) of such equity owners’ interests in such Unitholder.

(ii)                                  The Redeeming Unitholder shall have no right with respect to any Units so redeemed to receive any distributions paid in respect of a Company Record Date for distributions in respect of Units after the Specified Redemption Date with respect to such Units.

(iii)                               The Assignee of any Unitholder may exercise the rights of such Unitholder pursuant to this Section 7.6, and such Unitholder shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Unitholder’s Assignee.  In connection with any exercise of such rights by such Assignee on behalf of such Unitholder, the Cash Amount shall be paid by the Company directly to such Assignee and not to such Unitholder.

(iv)                              Notwithstanding the foregoing, if the Trustee provides notice to the Unitholders pursuant to Section 7.5.B hereof, the Redemption Right shall be exercisable, without regard to whether the Units have been outstanding for any specified period, during the period commencing on the date on which the Trustee provides such notice and ending on the record date to determine shareholders eligible to receive such distribution or participate in such Extraordinary Transaction (or if none, ending on the date of consummation of such distribution or Extraordinary Transaction).  If this subparagraph (iv) applies, the Specified Redemption Date is the date on which the Company and the Trustee receive notice of exercise of the Redemption Right, rather than ten (10) Business Days after receipt of the Notice of Redemption.

B.                                    Trustee Assumption of Redemption Right.

(i)                                     If a Unitholder has delivered a Notice of Redemption, the Trustee may, in its sole and absolute discretion (subject to the limitations on ownership and transfer of Shares set forth in the organizational documents of the Trustee), elect to assume directly and satisfy a Redemption Right.  If such election is made by the Trustee, the Company shall determine whether the Trustee shall pay the Redemption Amount in the form of the Cash Amount or the Shares Amount.  The Company’s decision regarding whether such payment shall be made in the form of the Cash Amount or the Shares Amount shall be made by the Trustee, in its capacity as the Trustee of the Company and in its sole and absolute discretion.  Payment of the Redemption Amount in the form of Shares shall be in Shares duly authorized, validly issued, fully paid and nonassessable and if applicable, free and clear of any pledge, lien, encumbrance or restriction, other than those provided in the organizational documents of the Trustee, the Securities Act, relevant state securities or blue sky laws and any applicable registration rights agreement with respect to such Shares entered into by the Redeeming Unitholder, and shall bear a legend in form and substance determined by the Trustee.  Upon such payment by the Trustee shall acquire the Units offered for redemption by the Redeeming Unitholder and shall be treated for all purposes of this Agreement as the owner of such Units.  Unless the Trustee, in its sole and absolute discretion, shall exercise its right to assume directly and satisfy the Redemption Right, the Trustee shall not have any obligation to the Redeeming Unitholder or to the Company with respect to the Redeeming Unitholder’s exercise of the Redemption Right.  If the Trustee shall exercise its right to assume directly and satisfy the Redemption Right in the manner described in the first sentence of this Section 7.6B and shall fully perform its obligations in connection therewith, the Company shall have no right or obligation to pay any amount to the Redeeming Unitholder with respect to such Redeeming Unitholder’s exercise of the Redemption Right, and each of the Redeeming Unitholder, the Company and the Trustee shall, for U.S.  federal income tax purposes, treat the transaction between the Trustee and the Redeeming Unitholder as a sale of the Redeeming Unitholder’s Units to the Trustee.

(ii)                                  If the Trustee determines that the Trustee shall pay the Redeeming Unitholder the Redemption Amount in the form of Shares, the total number of Shares to be paid to the Redeeming Unitholder in exchange for the Redeeming Unitholder’s Units shall be the applicable Shares Amount.  If this amount is not a whole number of Shares, the Redeeming Unitholder shall be paid (i) that number of Shares which equals the nearest whole number less than such amount plus (ii) an amount of cash which the Trustee determines, in its reasonable discretion, to represent the fair value of the remaining fractional Share which would otherwise be payable to the Redeeming Unitholder.

(iii)                               Each Redeeming Unitholder agrees to execute such documents or provide such information or materials as the Trustee may reasonably require in connection with the issuance of Shares upon exercise of the Redemption Right.

C.                                    Exceptions to Exercise of Redemption Right.  Notwithstanding the provisions of Sections 7.6.A and 7.6.B, a Unitholder shall not be entitled to exercise the Redemption Right pursuant to Section 7.6.A if (but only as long as) the delivery of Shares to such Unitholder on the Specified Redemption Date would (i) be prohibited under the restrictions on the ownership or transfer of Shares in the organizational documents of the Trustee, (ii) be prohibited under applicable federal or state securities laws or regulations (in each case regardless of whether the Trustee would in fact assume and satisfy the Redemption Right), (iii) without limiting the foregoing, result in the Trustee’s Shares being owned by fewer than 100 persons (determined without reference to rules of attribution), (iv) without limiting the foregoing, result in the Trustee being “closely held” within the meaning of Section 856(h) of the Code or cause the Trustee to own, actually or constructively, ten percent (10%) or more of the ownership interests in a tenant of the Trustee, the Company or a subsidiary of the Company within the meaning of Section 856(d)(2)(B) of the Code, and (v) without limiting the foregoing, cause the acquisition of the Shares by the Redeeming Unitholder to be “integrated” with any other distribution of Shares for purposes of complying with the registration provision of the Securities Act, as amended.  Notwithstanding the foregoing, the Trustee may, in its sole and absolute discretion, waive such prohibition set forth in this Section 7.6.C.

D.                                    No Liens on Units Delivered for Redemption.  Each Unitholder covenants and agrees that all Units delivered for redemption shall be delivered to the Company or the Trustee, as the case may be, free and clear of all liens; and, notwithstanding anything contained herein to the contrary, neither the Trustee nor the Company shall be under any obligation to acquire Units which are or may be subject to any liens.  Each Unitholder further agrees that, if any federal, state or local tax is payable as a result of the transfer of its Units to the Company or the Trustee, such Unitholder shall assume and pay such transfer tax.

E.                                     Additional Units; Modification of Holding Period.  If the Company issues Units to any Additional Unitholder pursuant to Article III, the Trustee may make such revisions to this Section 7.6 as it determines are necessary to reflect the issuance of such Units (including setting forth any restrictions on the exercise of the Redemption Right with respect to such Units which differ from those set forth in this Agreement); provided, however, that no such revisions shall materially adversely affect the rights of any other Unitholder to exercise its Redemption Right without that Unitholder’s prior written consent.  In addition, the Trustee may, with respect to any holder or holders of Units, at any time and from time to time, as it shall determine in its sole and absolute discretion, (i) reduce or waive the length of the period prior to which such holder or holders may not exercise the Redemption Right or (ii) reduce or waive the length of the period between the exercise of the Redemption Right and the Specified Redemption Date.

ARTICLE VIII
BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 8.1                                   Records and Accounting

The Trustee shall keep or cause to be kept at the principal office of the Company appropriate books and records with respect to the Company’s business, including, without limitation, all books and records necessary to provide to the Unitholders any information, lists and copies of documents required to be provided pursuant to Section 8.3.  Any records maintained by or on behalf of the Company in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided, however, that the records so maintained are convertible into clearly legible written form within a reasonable period of time.  The books of the Company shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles.

Section 8.2                                   Fiscal Year

The Fiscal Year shall be the calendar year.

Section 8.3                                   Reports

A.                                    Annual Reports.  If and to the extent that the Trustee mails its annual report to its shareholders, as soon as practicable, but in no event later than the date on which such reports are mailed, the Trustee shall cause to be mailed to each Unitholder an annual report, as of the close of the most recently ended Fiscal Year, containing financial statements of the Company, or of the Trustee (and, if different, the Trustee) if such statements are prepared on a consolidated basis with the Company, for such Fiscal Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized “Big Four” firm of independent public accountants selected by the Trustee.

B.                                    Quarterly Reports.  If and to the extent that the Trustee mails quarterly reports to its shareholders, as soon as practicable, but in no event later than the date on which such reports are mailed, the Trustee shall cause to be mailed to each Unitholder a report containing unaudited financial statements, as of the last day of such fiscal quarter, of the Company, or of the Trustee (and, if different, the Trustee) if such statements are prepared on a consolidated basis with the Company, and such other information as may be required by applicable law or regulation, or as the Trustee determines to be appropriate.

C.                                    The Trustee shall have satisfied its obligations under Sections 8.3.A and 8.3.B by (i) to the extent the Trustee or the Company is subject to periodic reporting requirements under the Exchange Act, filing the quarterly and annual reports required thereunder within the time periods provided for the filing of such reports, including any permitted extensions, or (ii) posting or making available the reports required by this Section 8.3 on the website maintained from time to time by the Company or the Trustee.

ARTICLE IX
TAX MATTERS

Section 9.1                                   Preparation of Tax Returns

The Trustee shall arrange for the preparation and timely filing of all returns of Company income, gains, deductions, losses and other items required of the Company for U.S.  federal and state income tax purposes and shall use commercially reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Unitholders for federal and state income tax reporting purposes.

Section 9.2                                   Tax Elections

A.                                    Except as otherwise provided herein, the Trustee shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code (including the election under Section 754 of the Code).  The Trustee shall have the right to seek to revoke any such election upon the Trustee’s determination in its sole and absolute discretion that such revocation is in the best interests of the Unitholders.

B.                                    To the extent provided for in Treasury Regulations, revenue rulings, revenue procedures and/or other IRS guidance issued after the date hereof, the Company is hereby authorized to, and at the direction of the Trustee shall, elect a safe harbor under which the fair market value of any Units issued in connection with the performance of services after the effective date of such Treasury Regulations (or other guidance) will be treated as equal to the liquidation value of such Units (i.e., a value equal to the total amount that would be distributed with respect to such interests if the Company sold all of its assets for their fair market value immediately after the issuance of such Units, satisfied its liabilities (excluding any non-recourse liabilities to the extent the balance of such liabilities exceeds the fair market value of the assets that secure them) and distributed the net proceeds to the Unitholders under the terms of this Agreement).  In the event that the Company makes a safe harbor election as described in the preceding sentence, each Unitholder hereby agrees to comply with all safe harbor requirements with respect to transfers of such Units while the safe harbor election remains effective.

Section 9.3                                   Tax Unitholder and Company Tax Audit Matters

A.                                    General.  The Trustee shall be the “Tax Unitholder” of the Company for federal, state and local income tax administrative or judicial proceedings (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as a “judicial review”) and is treated as the “tax matters partner” pursuant to Section 6231(a)(7) of the Code as in effect on November 1, 2015 (Subchapter C of Chapter 63 of the Code as in effect on November 1, 2015 referred to as the “Current Partnership Audit Rules”) and the “partnership representative” pursuant to Section 6223(a) of the Code as included in the Bipartisan Budget Act of 2015 (with the changes to Subchapter C of Chapter 63 of the Code as made by the Bipartisan Budget Act of 2015 referred to as the “2015 Budget Act Partnership Audit Rules”).  The Trustee is authorized to conduct all tax audits and judicial reviews for the Company.  So long as Section 6223(c)(3) of the Current Partnership Audit Rules is in effect, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Company, the Tax Unitholder shall furnish the IRS with the name, address, taxpayer identification number and profit interest of each of the Unitholders and any Assignees; provided, however, that such information is provided to the Company by the Unitholders.

B.                                    Powers.  The Tax Unitholder is authorized, but not required (and the Unitholders hereby consent to the Tax Unitholder taking the following actions):

(1)                                 to elect out of the 2015 Budget Act Partnership Audit Rules, if available;

(2)                                 to enter into any settlement with the IRS with respect to any tax audit or judicial review for the adjustment of Company items required to be taken into account by a Unitholder or the Company for income tax purposes, and in the settlement agreement the Tax Unitholder may expressly state that such agreement shall bind the Company and all Unitholders, except that so long as the Current Partnership Audit Rules are in effect, such settlement agreement shall not bind any Unitholder (i) who (within the time prescribed pursuant to the Code and Regulations under the Current Partnership Audit Rules) files a statement with the IRS providing that the Tax Unitholder shall not have the authority to enter into a settlement agreement on behalf of such Unitholder or (ii) who is a “notice partner” (as defined in Section 6231(a)(8) of the Current Partnership Audit Rules) or a Unitholder of a “notice group” (as defined in Section 6223(b)(2) of the Current Partnership Audit Rules);

(3)                                 to seek judicial review of any adjustment assessed by the IRS or any other tax authority, including the filing of a petition for readjustment with the Tax Court or the filing of a complaint for refund with the United States Claims Court or the District Court of the United States for the district in which the Company’s principal place of business is located;

(4)                                 to intervene in any action brought by any other Unitholder for judicial review of a final adjustment;

(5)                                 to file a request for an administrative adjustment with the IRS or other tax authority at any time and, if any part of such request is not allowed by the IRS or other tax authority, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

(6)                                 to enter into an agreement with the IRS or other tax authority to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Unitholder for tax purposes, or an item affected by such item;

(7)                                 to take any other action on behalf of the Unitholders of the Company in connection with any tax audit or judicial review proceeding, to the extent permitted by applicable law or regulations including, without limitation, the following actions to the extent that the 2015 Budget Act Partnership Audit Rules apply to the Company and its current and former Unitholders:

(a)              electing to have the alternative method for the underpayment of taxes set forth in Section 6226 of the Code as included in the 2015 Budget Act Partnership Audit Rules apply to the Company and its current and former Unitholders; and

(b)              for Company level assessments under Section 6225 of the Code, as included in the 2015 Budget Act Partnership Audit Rules, determining apportionment of responsibility for payment among the current or former Unitholders, setting aside reserves from Available Cash of the Company, withholding of distributions of Available Cash to the Unitholders, and requiring current or former Unitholders to make cash payments to the Company for their share of the Company level assessments; and

(8)                                 to take any other action required or permitted by the Code and Regulations in connection with its role as Tax Unitholder.

The taking of any action and the incurring of any expense by the Tax Unitholder in connection with any such audit or proceeding referred to in clause (7) above, except to the extent required by law, is a matter in the sole and absolute discretion of the Tax Unitholder and the provisions relating to indemnification of the Trustee set forth in Section 7.8 shall be fully applicable to the Tax Unitholder in its capacity as such. In addition, the Trustee shall be entitled to indemnification set forth in Section 7.8 for any liability for tax imposed on the Company under the 2015 Budget Act Partnership Audit Rules that is collected from the Trustee.

C.                                    Agreement to Provide Information.  The current and former Unitholders agree to provide the following information and documentation to the Company and the Tax Unitholder to the extent that the 2015 Budget Act Partnership Audit Rules apply to the Company and its current or former Unitholders:

(1)                                 information and documentation to determine and prove eligibility of the Company to elect out of the 2015 Budget Act Partnership Audit Rules;

(2)                                 information and documentation to reduce the Company level assessment consistent with Section 6225(c) of the Code, as included in the 2015 Budget Act Partnership Audit Rules; and

(3)                                 information and documentation to prove payment of the attributable liability under Section 6226 of the Code, as included in the 2015 Budget Act Partnership Audit Rules.

D.                                    Authorization for Amendment.  In addition to the foregoing, and notwithstanding any other provision of this Agreement, including, without limitation, Section 13.1 of this Agreement, the Trustee is authorized (without any requirement of the consent or approval of any other Unitholders) to make all such amendments to this Section 9.3 as it shall determine, in its sole judgment, to be necessary, desirable or appropriate to implement the 2015 Budget Act Partnership Audit Rules and any regulations, procedures, rulings, notices, or other administrative interpretations thereof promulgated by the U.S.  Treasury Department.

E.                                     Reimbursement.  The Tax Unitholder shall receive no compensation for its services.  All third party costs and expenses incurred by the Tax Unitholder in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Company.  Nothing herein shall be construed to restrict the Company from engaging an accounting firm and/or law firm to assist the Tax Unitholder in discharging its duties hereunder, so long as the compensation paid by the Company for such services is reasonable.

F.                                      Survival.  The obligations of each Unitholder under this Section 9.3 shall survive such Unitholder’s withdrawal from the Company, and each Unitholder agrees to execute such documentation requested by the Company at the time of such Unitholder’s withdrawal from the Company to acknowledge and confirm such Unitholder’s continuing obligations under this Section 9.3.

Section 9.4                                   Organizational Expenses

The Company shall elect to deduct expenses as provided in Section 709 of the Code.

Section 9.5                                   Withholding

Each Unitholder hereby authorizes the Company to withhold from or pay on behalf of or with respect to such Unitholder any amount of U.S.  federal, state, local, or foreign taxes that the

Trustee determines that the Company is required to withhold or pay with respect to any cash or property distributable, allocable or otherwise transferred to such Unitholder pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Company pursuant to Section 1441, 1442, 1445, or 1446 of the Code.  Any amount withheld with respect to a Unitholder pursuant to this Section 9.5 shall be treated as paid or distributed, as applicable, to such Unitholder for all purposes under this Agreement to the extent that the Company is contemporaneously making distributions against which such amount can be offset.  Any amount paid on behalf of or with respect to a Unitholder, in excess of any such amount of contemporaneous distributions against which such amount paid can be offset, shall constitute a loan by the Company to such Unitholder, which loan shall be repaid by such Unitholder within fifteen (15) days after notice from the Trustee that such payment must be made unless (i) the Company withholds such payment from a distribution which would otherwise be made to the Unitholder or (ii) the Trustee determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Company which would, but for such payment, be distributed to the Unitholder.  Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed or otherwise paid to such Unitholder.  Each Unitholder hereby unconditionally and irrevocably grants to the Company a security interest in such Unitholder’s Units to secure such Unitholder’s obligation to pay to the Company any amounts required to be paid pursuant to this Section 9.5.  Any amounts payable by a Unitholder hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, plus four (4) percentage points (but not higher than the maximum rate that may be charged under applicable law) from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full.  Each Unitholder shall take such actions as the Company or the Trustee shall request to perfect or enforce the security interest created hereunder.

ARTICLE X
TRANSFERS AND WITHDRAWALS

Section 10.1                            Transfer

A.                                    Definition.  The term “transfer,” when used in this Article X with respect to a Units or a Unit, shall be deemed to refer to a transaction by which the Trustee purports to assign all or any part of its Trustee Interest to another Person or by which a Unitholder purports to assign all or any part of its Unitholder Interest to another Person, and includes a transfer, sale, merger, consolidation, combination, assignment, bequest, conveyance, devise, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition, whether voluntary or involuntary, by operation of law or otherwise.  The term “transfer” when used in this Article X does not include any redemption or repurchase of Units by the Company from a Unitholder or acquisition of Units from a Unitholder by the Trustee pursuant to Section 7.6 or otherwise.  When used in this Article X, the verb “transfer” shall have correlative meaning.  No Units shall be subject to the claims of any creditor, any spouse (for alimony, support or otherwise), or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement or consented to in writing by the Trustee, in its sole and absolute discretion.

B.                                    General.  No Units shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article X.  Any transfer or purported transfer of a Units not made in accordance with this Article X shall be null and void ab initio.

Section 10.2                            Transfers and Withdrawals by Trustee

A.                                    General.  The Trustee shall not transfer any of its Units or withdraw from the Company except (i) in connection with a transaction permitted under Section 10.2.B, (ii) in connection with any merger (including a triangular merger), consolidation or other combination with or into another Person following the consummation of which the equity holders of the surviving entity are substantially identical to the shareholders of the Trustee, (iii) with the Consent of the Non-Trustees; (iv) to any Person that is, at the time of such transfer, an Affiliate of the Trustee that is controlled by the Trustee, including any Qualified REIT Subsidiary.

B.                                    Extraordinary Transactions.  Notwithstanding the restrictions set forth in Section 10.2.A or any other provision of this Agreement, the Trustee shall not engage in any merger (including, without limitation, a triangular merger), consolidation or other combination with or into another Person, sale of all or substantially all of its assets or any reclassification, recapitalization or other change in outstanding Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination as described in the definition of Conversion Factor) (each, a “Extraordinary Transaction”), unless, in connection with such Extraordinary Transaction all Unitholders either will receive, or will have the right to receive, for each Unit cash, securities or other property in the same form as, and equal in amount to the product of the Conversion Factor and the greatest amount of, the cash, securities or other property paid to a holder of Shares, if any, corresponding to such Unit in consideration of one such Share at any time during the period from and after the date on which the Extraordinary Transaction is consummated; provided, however, that if in connection with the Extraordinary Transaction, a purchase, tender or exchange offer (a “Tender Offer”) shall have been made to and accepted by the holders of the percentage required for the approval of mergers under the organizational documents of the Trustee, each holder of Units shall receive, or shall have the right to receive, the greatest amount of cash, securities, or other property which such holder would have received had it exercised the Redemption Right and received Shares in exchange for its Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer.

C.                                    Creation of New Trustee.  The Trustee shall not enter into an agreement or other arrangement providing for or facilitating the creation of a Trustee of the Company other than the Trustee, unless the successor Trustee (i) is a direct or indirect controlled Affiliate of the Trustee, and (ii) executes and delivers a counterpart to this Agreement in which such successor Trustee agrees to be fully bound by all of the terms and conditions contained herein that are applicable to the Trustee.

Section 10.3                            Transfers by Unitholders

A.                                    General.  Except to the extent expressly permitted in Sections 10.3.B and 10.3.C or in connection with the exercise of a Redemption Right pursuant to Section 7.6, a Unitholder (other than the Trustee and the Trustee, in their capacities as Unitholders) may not transfer any portion of its Units, or any of such Unitholder’s rights as a Unitholder, without the prior written consent of the Trustee, which consent may be withheld in the Trustee’s sole and absolute discretion.  Any transfer otherwise permitted under Sections 10.3.B and 10.3.C shall be subject to the conditions set forth in Sections 10.3.D and 10.3.E, and all permitted transfers shall be subject to Sections 10.4, 10.5 and 10.6.

B.                                    Incapacitated Unitholder.  If a Unitholder is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Unitholder’s estate shall have all the rights of a Unitholder, but not more rights than those enjoyed by other Unitholders, for the purpose of settling or managing the estate and such power as the Incapacitated Unitholder possessed to transfer all or any part of his, her or its interest in the Company.  The Incapacity of a Unitholder, in and of itself, shall not dissolve or terminate the Company.

C.                                    Permitted Transfers.  Subject to Sections 10.3.D, 10.3.E, 10.4, 10.5 and 10.6, a Unitholder may transfer, with or without the consent of the Trustee, all or a portion of its Units (i) in the case of a Unitholder who is an individual, to a Unitholder of his Immediate Family, any trust formed for the benefit of himself and/or Unitholders of his Immediate Family, or any partnership, limited liability company, joint venture, corporation or other business entity comprised only of himself and/or Unitholders of his Immediate Family and entities the ownership interests in which are owned by or for the benefit of himself and/or Unitholders of his Immediate Family, (ii) in the case of a Unitholder which is a trust, to the beneficiaries of such trust, (iii) in the case of a Unitholder which is a partnership, limited liability company, joint venture, corporation or other business entity to which Units were transferred pursuant to clause (i) above, to its partners, owners or shareholders, as the case may be, who are Unitholders of the Immediate Family of or are actually the Person(s) who transferred Units to it pursuant to clause (i) above, (iv) in the case of a Unitholder which acquired Units as of the date hereof and which is a partnership, limited liability company, joint venture, corporation or other business entity, to its partners, owners, shareholders or Affiliates thereof, as the case may be, or the Persons owning the beneficial interests in any of its partners, owners or shareholders or Affiliates thereof (it being understood that this clause (iv) will apply to all of each Person’s Units whether the Units relating thereto were acquired on the date hereof or hereafter), (v) in the case of a Unitholder which is a partnership, limited liability company, joint venture, corporation or other business entity other than any of the foregoing described in clause (iii) or (iv), in accordance with the terms of any agreement between such Unitholder and the Company pursuant to which such Units was issued, (vi) pursuant to a gift or other transfer without consideration, (vii) pursuant to applicable laws of descent or distribution, (viii) to another Unitholder, and (ix) pursuant to a grant of security interest or other encumbrance thereof effectuated in a bona fide pledge transaction with a bona fide financial institution as a result of the exercise of remedies related thereto, subject to the provisions of Section 10.3.E hereof.  A trust or other entity will be considered formed “for the benefit” of a Unitholder’s Immediate Family even though some other Person has a remainder interest under or with respect to such trust or other entity.

D.                                    No Transfers Violating Securities Laws.  The Trustee may prohibit any transfer of Units by a Unitholder unless it receives a written opinion of legal counsel (which opinion and counsel shall be reasonably satisfactory to the Company) to such Unitholder or, at the option of the Company, an opinion of legal counsel to the Company, to the effect that such transfer would not require filing of a registration statement under the Securities Act or would not otherwise violate any federal or state securities laws or regulations applicable to the Company or the Unit; provided that the Trustee may waive the receipt of any such opinion as a condition to permitting any such transfer.

E.                                     No Transfers to Holders of Nonrecourse Liabilities.  No pledge or transfer of any Units may be made to a lender to the Company or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Company whose loan otherwise constitutes a Nonrecourse Liability unless (i) the Trustee is provided prior written notice thereof and (ii) the lender enters into an arrangement with the Company and the Trustee to exchange or redeem for the Redemption Amount any Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a Unitholder in the Company for purposes of allocating liabilities to such lender under Section 752 of the Code.

Section 10.4                            Substituted Unitholders

A.                                    Consent of Trustee.  No Unitholders shall have the right to substitute a transferee as a Unitholder in its place (including any transferees permitted by Section 10.3).  The Trustee shall, however, have the right to consent to the admission of a transferee of the interest of a Unitholder pursuant to this Section 10.4 as a Substituted Unitholder, which consent may be given or withheld by the Trustee in its sole and absolute discretion.  The Trustee’s failure or refusal to permit a transferee of any such interests to become a Substituted Unitholder shall not give rise to any cause of action against the Company, the Trustee or any Unitholder.  The Trustee hereby grants its consent to the admission as a Substituted Unitholder to any bona fide financial institution that loans money or otherwise extends credit to a holder of Units and thereafter becomes the owner of such Units pursuant to the exercise by such financial institution of its rights under a pledge of such Units granted in connection with such loan or extension of credit.

B.                                    Rights of Substituted Unitholder.  A transferee who has been admitted as a Substituted Unitholder in accordance with this Article X shall have all the rights and powers and be subject to all the restrictions and liabilities of a Unitholder under this Agreement.  The admission of any transferee as a Substituted Unitholder shall be conditioned upon the transferee executing and delivering to the Company an acceptance of all the terms and conditions of this Agreement (including, without limitation, the provisions of Section 14.11) and such other documents or instruments as may be required or advisable, in the sole and absolute discretion of the Trustee, to effect the admission, each in form and substance reasonably satisfactory to the Trustee.

C.                                    Unitholder Registry.  Upon the admission of a Substituted Unitholder, the Trustee shall update the Unitholder Registry in the books and records of the Company as it deems necessary to reflect such admission in the Unitholder Registry.

Section 10.5                            Assignees

If the Trustee, in its sole and absolute discretion, does not consent to the admission of any permitted transferee under Section 10.3 as a Substituted Unitholder, as described in Section 10.4, such transferee shall be considered an Assignee for purposes of this Agreement.  An Assignee shall be entitled to all the rights of an assignee of an interest in a real estate investment trust under the Act, including the right to receive distributions from the Company and the share of Net Income, Net Loss, gain, loss and Recapture Income attributable to the Units assigned to such transferee, and shall have the rights granted to the Unitholders under Section 7.6, but shall not be deemed to be a holder of Units for any other purpose under this Agreement, and shall not be entitled to vote such Units in any matter presented to the Unitholders for a vote (such Units being deemed to have been voted on such matter in the same proportion as all other Units held by Unitholders are voted).  If any such transferee desires to make a further assignment of any such Units, such transferee shall be subject to all the provisions of this Article X to the same extent and in the same manner as any Unitholder desiring to make an assignment of Units.

Section 10.6                            General Provisions

A.                                    Withdrawal of Unitholder.  No Unitholder may withdraw from the Company other than as a result of a permitted transfer of all of such Unitholder’s Units in accordance with this Article X and the transferee of such Units being admitted to the Company as a Substituted Unitholder, or pursuant to redemption of all of its Units under Section 7.6.

B.                                    Termination of Status as Unitholder.  Any Unitholder who shall transfer all of its Units in a transfer permitted pursuant to this Article X where such transferee was admitted as a Substituted Unitholder or pursuant to redemption of all of its Units under Section 7.6 shall cease to be a Unitholder.

C.                                    Timing of Transfers.  Transfers pursuant to this Article X may only be made upon ten (10) Business Days prior notice to the Trustee, unless the Trustee otherwise agrees.

D.                                    Allocations.  If any Units is transferred during any the Fiscal Year in compliance with the provisions of this Article X or redeemed or transferred pursuant to Section 7.6, Net Income, Net Loss, each item thereof and all other items attributable to such interest for such Fiscal Year shall be divided and allocated between the transferor Unitholder and the transferee Unitholder by taking into account their varying interests during the Fiscal Year in accordance with Section 706(d) of the Code and corresponding Regulations, using the interim closing of the books method (unless the Trustee, in its sole and absolute discretion, elects to adopt a daily, weekly, or a monthly proration period, in which event Net Income, Net Loss, each item thereof and all other items attributable to such interest for such Fiscal Year shall be prorated based upon the applicable method selected by the Trustee).  Solely for purposes of making such allocations, at the discretion of the Trustee, each of such items for the calendar month in which the transfer or redemption occurs shall be allocated to the Person who is a Unitholder as of midnight on the last day of said month.  All distributions of Available Cash attributable to any Unit with respect to which the Company Record Date is before the date of such transfer, assignment or redemption shall be made to the transferor Unitholder or the Redeeming Unitholder, as the case may be, and, in the case of a transfer or assignment other than a redemption, all distributions of Available Cash thereafter attributable to such Unit shall be made to the transferee Unitholder.

E.                                     Additional Restrictions.  Notwithstanding anything to the contrary herein, and in addition to any other restrictions on transfer contained herein or in any Equity Incentive Plan, including, without limitation, the provisions of Article VI and this Article X, in no event may any transfer or assignment of a Units by any Unitholder (including pursuant to Section 7.6) be made without the express consent of the Trustee, in its sole and absolute discretion, (i) to any person or entity who lacks the legal right, power or capacity to own a Units; (ii) in violation of applicable law; (iii) of any component portion of a Units, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Units; (iv) if in the opinion of legal counsel to the Company there is a significant risk that such transfer would cause a termination of the Company for U.S.  federal or state income tax purposes (except as a result of the redemption or exchange for Shares of all Units held by all Unitholders other than the Trustee, or any Subsidiary of either, or pursuant to a transaction expressly permitted under Section 10.2); (v) if in the opinion of counsel to the Company, there is a significant risk that such transfer would cause the Company to cease to be classified as a partnership for U.S.  federal income tax purposes (except as a result of the redemption or exchange for Shares of all units held by all Unitholders other than the Trustee, or any Subsidiary of either, or pursuant to a transaction expressly permitted under Section 10.2); (vi) if such transfer requires the registration of such Units pursuant to any applicable federal or state securities laws; (vii) if such transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code or such transfer causes the Company to become a “publicly traded partnership,” as such term is defined in Section 469(k)(2) or Section 7704(b) of the Code (provided, however, that, this clause (vii) shall not be the basis for limiting or restricting in any manner the exercise of the Redemption Right under Section 7.6 unless, and only to the extent that, outside tax counsel provides to the Trustee an opinion to the effect that, in the absence of such limitation or restriction, there is a significant risk that the Company will be treated as a “publicly traded partnership” and, by reason thereof, taxable as a corporation); (viii) if such transfer subjects the Company or the activities of the Company to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended; (ix) if the Trustee attempts to qualify as a REIT and, in the opinion of legal counsel for the Company, there is a risk that such transfer would adversely affect the ability of the Trustee to continue to qualify as a REIT or subject the Trustee to any additional taxes under Section 857 and Section 4981 of the Code.

F.                                      Avoidance of “Publicly Traded Partnership” Status.  The Trustee shall monitor the transfers of interests in the Company to determine (i) if such interests are being traded on an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code and (ii) whether additional transfers of interests would result in the Company being unable to qualify for at least one of the “safe harbors” set forth in Regulations Section 1.7704-1 (or such other guidance subsequently published by the IRS setting forth safe harbors under which interests will not be treated as “readily tradable on a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code) (the “Safe Harbors”).  The Trustee shall take all steps reasonably necessary or appropriate to prevent any trading of interests or any recognition by the Company of transfers made on such markets and, except as otherwise provided herein, to ensure that at least one of the Safe Harbors is met; provided, however, that the foregoing shall not authorize the Trustee to limit or restrict in any manner the right of any holder of a Unit to exercise the Redemption Right in accordance with the terms of Section 7.6 unless, and only to the extent that, outside tax counsel provides to the Trustee an opinion to the effect that, in the absence of such limitation or restriction, there is a significant risk that the Company will be treated as a “publicly traded partnership” and, by reason thereof, taxable as a corporation.

ARTICLE XI
ADMISSION OF UNITHOLDERS

Section 11.1                            Admission of a Successor Trustee

A successor to all of the Trustee’s Trustee Interest pursuant to Section 10.2 who is proposed to be admitted as a successor Trustee shall be admitted to the Company as the Trustee, effective upon such transfer.  Any such successor shall carry on the business of the Company without dissolution.  In such case, the admission shall be subject to such successor Trustee executing and delivering to the Company an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.

Section 11.2                            Admission of Additional Unitholders

A.                                    General.  No Person shall be admitted as an Additional Unitholder without the consent of the Trustee, which consent shall be given or withheld in the Trustee’s sole and absolute discretion.  A Person who makes a Capital Contribution to the Company in accordance with this Agreement shall be admitted to the Company as an Additional Unitholder only with the consent of the Trustee and only upon furnishing to the Trustee (i) evidence of acceptance in form satisfactory to the Trustee of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 14.11 and (ii) such other documents or instruments as may be required in the discretion of the Trustee to effect such Person’s admission as an Additional Unitholder.  The admission of any Person as an Additional Unitholder shall become effective on the date upon which the name of such Person is recorded on the books and records of the Company, following the consent of the Trustee to such admission.

B.                                    Allocations to Additional Unitholders.  If any Additional Unitholder is admitted to the Company on any day other than the first day of a Fiscal Year, then Net Income, Net Loss, each item thereof and all other items allocable among Unitholders and Assignees for such Fiscal Year shall be allocated among such Additional Unitholder and all other Unitholders and Assignees by taking into account their varying interests during the Fiscal Year in accordance with Section 706(d) of the Code and corresponding Regulations, using the interim closing of the books method (unless the Trustee, in its sole and absolute discretion, elects to adopt a daily, weekly or monthly proration method, in which event Net Income, Net Loss, and each item thereof would be prorated based upon the applicable period selected by the Trustee).  Solely for purposes of making such allocations, at the discretion of the Trustee, each of such items for the calendar month in which an admission of any Additional Unitholder occurs shall be allocated among all the Unitholders and Assignees including such Additional Unitholder.  All distributions of Available Cash with respect to which the Company Record Date is before the date of such admission shall be made solely to Unitholders and Assignees other than the Additional Unitholder, and all distributions of Available Cash thereafter shall be made to all the Unitholders and Assignees including such Additional Unitholder.

Section 11.3                            Amendment of Agreement and Declaration

For the admission to the Company of any Unitholder, the Trustee shall take all steps necessary and appropriate to amend the records of the Company and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment to the Unitholder Registry) and, if required by law, shall prepare and file an amendment to the Declaration and may for this purpose exercise the power of attorney granted pursuant to Section 14.11 hereof.

ARTICLE XII
DISSOLUTION AND LIQUIDATION

Section 12.1                            Dissolution

The Company shall not be dissolved by the admission of Substituted Unitholders or Additional Unitholders or by the admission of a successor Trustee in accordance with the terms of this Agreement.  Upon the withdrawal of the Trustee, any successor Trustee shall continue the business of the Company.  The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (“Liquidating Events”):

(i)                                     an event of withdrawal of the Trustee (other than an event of bankruptcy), unless within ninety (90) days after the withdrawal, the Consent of the Non-Trustee Unitholders to continue the business of the Company and to the appointment, effective as of the date of withdrawal, of a substitute Trustee is obtained;

(ii)                                  an election to dissolve the Company made by the Trustee in its sole and absolute discretion;

(iii)                               entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Act;

(iv)                              ninety (90) days after the sale of all or substantially all of the assets and properties of the Company for cash or for marketable securities; or

(v)                                 a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the Trustee is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the Trustee, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to or at the time of the entry of such order or judgment, the Consent of the Non-Trustee Unitholders holding more than 50% of the Percentage Interests represented by the Class A Units is obtained to continue the business of the Company and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute Trustee.

Section 12.2                            Winding Up

A.                                    General.  Upon the occurrence of a Liquidating Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Unitholders.  No Unitholder shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the

Company’s business and affairs.  The Trustee (or, if there is no remaining Trustee, any Person elected by a majority in interest of the Unitholders (the “Liquidator”)) shall be responsible for overseeing the winding up and dissolution of the Company and shall take full account of the Company’s liabilities and property and the Company property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the Trustee, include equity or other securities of the Trustee or any other entity) shall be applied and distributed in the following order:

(1)                                 First, to the payment and discharge of all of the Company’s debts and liabilities to creditors other than the Unitholders;

(2)                                 Second, to the payment and discharge of all of the Company’s debts and liabilities to the Trustee;

(3)                                 Third, to the payment and discharge of all of the Company’s debts and liabilities to the Unitholders;

(4)                                 Fourth, to the holders of Units that are entitled to any preference in distribution upon liquidation (including, without limitation, the Series D Preferred Units) in accordance with the rights of any such class or series of Units (and, within each such class or series, to each holder thereof pro rata based on its Percentage Interest in such class); and

(5)                                 Fifth, the balance, if any, to the Unitholders, including, without limitation, the holders of the Vested LTIP Units, in proportion to their respective positive Capital Account balances, determined after giving effect to all contributions, distributions, and allocations for all periods.

The Trustee shall not receive any additional compensation for any services performed pursuant to this Article XII, other than reimbursement of its expenses as provided in Section 6.3.

B.                                    Deferred Liquidation.  Notwithstanding the provisions of Section 12.2.A which require liquidation of the assets of the Company, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Company the Liquidator determines that an immediate sale of part or all of the Company’s assets would be impractical or would cause undue loss to the Unitholders, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Company (including to those Unitholders as creditors) or distribute to the Unitholders, in lieu of cash, in accordance with the provisions of Section 12.2.A, undivided interests in such Company assets as the Liquidator deems not suitable for liquidation.  Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Unitholders, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time.  The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

Section 12.3                            Compliance with Timing Requirements of Regulations; Restoration of Deficit Capital Accounts

A.                                    Timing of Distributions.  If the Company is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made under this Article XII to the Trustee and Unitholders who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2).  In the discretion of the Trustee a pro rata portion of the distributions that would otherwise be made to the Trustee and Unitholders pursuant to this Article XII may be: (A) distributed to a trust established for the benefit of the Trustee and Unitholders for the purposes of liquidating Company assets, collecting amounts owed to the Company and paying any contingent or unforeseen liabilities or obligations of the Company or of the Trustee arising out of or in connection with the Company (in which case the assets of any such trust shall be distributed to the Trustee and Unitholders from time to time, in the reasonable discretion of the Trustee, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Trustee and Unitholders pursuant to this Agreement); or (B) withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company; provided, however, that such withheld amounts shall be distributed to the Trustee and Unitholders as soon as practicable.

B.                                    Restoration of Deficit Capital Accounts Upon Liquidation of the Company.  If any Unitholder has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Unitholder shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever, except as otherwise set forth in this Section 12.3.B, or as otherwise expressly agreed in writing by the affected Unitholder and the Company after the date hereof.  Notwithstanding the foregoing, (i) if a DRO Unitholder has a deficit balance in its Capital Account (after giving effect to all contributions, distributions, and allocations for all Fiscal Years or portions thereof, including the year during which such liquidation occurs), such DRO Unitholder shall be obligated to make a contribution to the Company with respect to any such deficit balance in such DRO Unitholder’s Capital Account upon a liquidation of the Company in an amount equal to the lesser of such deficit balance or such DRO Unitholder’s DRO Amount; and (ii) the first sentence of this Section 12.3.B shall not apply with respect to any other Unitholder to the extent, but only to such extent, that such Unitholder previously has agreed in writing, with the consent of the Trustee, to undertake an express obligation to restore all or any portion of a deficit that may exist in its Capital Account upon a liquidation of the Company.  No Unitholder shall have any right to become a DRO Unitholder, to increase its DRO Amount, or otherwise agree to restore any portion of any deficit that may exist in its Capital Account without the express written consent of the Trustee, in its sole and absolute discretion.  Any contribution required of a Unitholder under this Section 12.3.B shall be made on or before the later of (i) the end of the Fiscal Year in which the interest is liquidated or (ii) the ninetieth (90th) day following the date of such liquidation.  The proceeds of any contribution to the Company made by a DRO Unitholder with respect to a deficit in such DRO Unitholder’s Capital Account balance shall be treated as a Capital Contribution by such DRO Unitholder and the proceeds thereof shall be treated as assets of the Company to be applied as set forth in Section 12.2.A.

C.                                    Restoration of Deficit Capital Accounts Upon a Liquidation of a Unitholder’s Interest by Transfer.  If a DRO Unitholder’s interest in the Company is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) (other than in connection with a liquidation of the Company) which term shall include a redemption by the Company of such DRO Unitholder’s interest upon exercise of the Redemption Right, and such DRO Unitholder is designated on Exhibit E as Part II DRO Unitholder, such DRO Unitholder shall be required to contribute cash to the Company equal to the lesser of (i) the amount required to increase its Capital Account balance as of such date to zero, or (ii) such DRO Unitholder’s DRO Amount.  For this purpose, (i) the DRO Unitholder’s deficit Capital Account balance shall be determined by taking into account all contributions, distributions, and allocations for the portion of the Fiscal Year ending on the date of the liquidation or redemption, and (ii) solely for purposes of determining such DRO Unitholder’s Capital Account balance, the Trustee shall re-determine the Carrying Value of the Company’s assets on such date based upon the principles set forth in Sections 1.D.(3) and (4) of Exhibit B hereto, and shall take into account the DRO Unitholder’s allocable share of any Unrealized Gain or Unrealized Loss resulting from such redetermination in determining the balance of its Capital Account.  The amount of any payment required hereunder shall be due and payable within the time period specified in the second to last sentence of Section 12.3.B.

D.                                    Effect of the Death of a DRO Unitholder.  After the death of a DRO Unitholder who is an individual, the executor of the estate of such DRO Unitholder may elect to reduce (or eliminate) the DRO Amount of such DRO Unitholder.  Such elections may be made by such executor by delivering to the Trustee within two hundred and seventy (270) days of the death of such Unitholder, a written notice setting forth the maximum deficit balance in its Capital Account that such executor agrees to restore under this Section 12.3, if any.  If such executor does not make a timely election pursuant to this Section 12.3 (whether or not the balance in the applicable Capital Account is negative at such time), then the DRO Unitholder’s estate (and the beneficiaries thereof who receive distributions of Units therefrom) shall be deemed a DRO Unitholder with a DRO Amount in the same amount as the deceased DRO Unitholder.  Any DRO Unitholder which itself is a partnership for U.S.  federal income tax purposes may likewise elect, after the date of its partner’s death to reduce (or eliminate) its DRO Amount by delivering a similar notice to the Trustee within the time period specified above, and in the absence of any such notice the DRO Amount of such DRO Unitholder shall not be reduced to reflect the death of any of its partners.

Section 12.4                            Rights of Unitholders

Except as otherwise provided in this Agreement, each Unitholder shall look solely to the assets of the Company for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Company.  Except as otherwise expressly provided in this Agreement, no Unitholder shall have priority over any other Unitholder as to the return of its Capital Contributions, distributions, or allocations.

Section 12.5                            Notice of Dissolution

If a Liquidating Event occurs or an event occurs that would, but for provisions of an election or objection by one or more Unitholders pursuant to Section 12.1, result in a dissolution of the Company, the Trustee shall, within thirty (30) days thereafter, provide written notice thereof to each of the Unitholders and to all other parties with whom the Company regularly conducts business (as determined in the discretion of the Trustee).

Section 12.6                            Cancellation of Declaration

Upon the completion of the liquidation of the Company cash and property as provided in Section 12.2, the Company shall be terminated and the Declaration and all qualifications of the Company as a foreign entity in jurisdictions other than the State of Maryland shall be canceled and such other actions as may be necessary to terminate the Company shall be taken.

Section 12.7                            Reasonable Time for Winding Up

A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 12.2, to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect among the Unitholders during the period of liquidation.

Section 12.8                            Waiver of Partition

Each Unitholder hereby waives any right to partition of the Company property.

Section 12.9                            Liability of Liquidator

The Liquidator shall be indemnified and held harmless by the Company in the same manner and to the same degree as an Indemnitee may be indemnified pursuant to Section 6.6.

ARTICLE XIII
AMENDMENT OF DECLARATION; MEETINGS

Section 13.1                            Amendments

A.                                    General.  The Trustee’s prior written consent shall be required to amend or waive any provisions of this Agreement.  The Trustee, without consent of the Unitholders, may amend this Agreement in any respect; provided, however, that the following amendments shall require Consent of the Non-Trustee Unitholders:

(i)                                     any amendment to Section 7.6, its related defined terms or otherwise affecting the operation of the Conversion Factor or the Redemption Right, except as permitted pursuant to Section 7.6.E, in each case in a manner that adversely affects the Unitholders in any material respects;

(ii)                                  any amendment to Article IV, its related defined terms or otherwise affecting the rights of the Unitholders to receive the distributions payable to them hereunder, other than in connection with the creation or issuance of new or additional Units pursuant to Section 3.2 and except as permitted pursuant to Section 3.2 and Section 4.5, in each case in a manner that adversely affects the Unitholders in any material respects;

(iii)                               any amendment to Article V, its related defined terms or otherwise that would materially alter the Company’s allocation of Profit and Loss to the Unitholders, other than in connection with the creation or issuance of new or additional Units pursuant to Section 3.2 and except as permitted pursuant to Section 5.2;

(iv)                              any amendment that would (x) convert a Unitholder’s interest in the Company into a Trustee’s interest, (y) modify the limited liability of a Unitholder, or (z) impose on the Unitholders any obligation to make additional Capital Contributions to the Company, or

(v)                                 any amendment to Section 3.2.A (proviso only), Section 6.4, Section 10.2, Section 10.3 and this Section 13.1.A, in each case together with their related defined terms.

B.                                    The Trustee shall notify the Unitholders in writing of any amendment or waiver not requiring the Consent of the Non-Trustee Unitholders made pursuant to Section 13.1.A in the next regular communication to the Unitholders or within ninety (90) days of such amendment, whichever is earlier.  For any amendment or waiver requiring the Consent of the Non-Trustee Unitholders pursuant to Section 13.1.A, the Trustee shall seek the written Consent of the Non-Trustee Unitholders as set forth in Section 13.2 on such proposed amendments or waivers or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate.  For purposes of obtaining a written Consent, the Trustee may require a response within a reasonable specified time, but not less than seven (7) days, and failure to respond in such time period shall constitute a vote in favor of the recommendation of the Trustee.  Any such proposed amendment or waiver shall be adopted and be effective as an amendment or waiver hereto if it is approved by the Trustee and receives the Consent of the Non-Trustee Unitholders, as applicable, in accordance with Section 13.1.A.

C.                                    Amendment and Restatement of Unitholder Registry Not an Amendment.  Notwithstanding anything in this Article XIII or elsewhere in this Agreement to the contrary, any amendment and restatement of the Unitholder Registry by the Trustee to reflect events or changes otherwise authorized or permitted by this Agreement shall not be deemed an amendment of this Agreement and may be done at any time and from time to time, as determined by the Trustee without the Consent of the Non-Trustee Unitholders and without any notice requirement.

Section 13.2                            Meetings of the Unitholders

A.                                    General.  Neither the Company nor the Trustee shall be required to call or hold any meeting of the Unitholders, whether periodic or otherwise.  Meetings of the Unitholders may be called by the Trustee.  The call shall state the nature of the business to be transacted.  Notice of any such meeting shall be given to all Unitholders not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting. Unitholders may vote in person or by proxy at such meeting.  Whenever the vote or Consent of Unitholders is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Unitholders or may be given in accordance with the procedure prescribed in Section 13.1.B.  Except as otherwise expressly provided in this Agreement, the Consent of holders of Units representing a majority of the Percentage Interests of the Class A Units shall control (including Class A Units held by the Trustee).

B.                                    Actions Without a Meeting.  Except as otherwise expressly provided by this Agreement, any action required or permitted to be taken at a meeting of the Unitholders may be taken without a meeting if a written consent setting forth the action so taken is signed by Unitholders holding Units representing more than fifty percent (50%) (or such other percentage as is expressly required by this Agreement) of the Percentage Interest of the Class A Units (including Class A Units held by the Trustee).  Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of Unitholders.  Such consent shall be delivered to the Trustee.  An action so taken shall be deemed to have been taken at a meeting held on the date on which written consents from the Unitholders holding the required Percentage Interest of the Class A Units have been filed with the Trustee.

C.                                    Proxy.  Each Unitholder may authorize any Person or Persons to act for him by proxy on all matters in which a Unitholder is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting.  Every proxy must be signed by the Unitholder or its attorney-in-fact.  No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy.  Every proxy shall be revocable at the pleasure of the Unitholder executing it, such revocation to be effective upon the Company’s receipt of written notice thereof.

D.                                    Votes.  On matters on which Unitholders are entitled to vote, each Unitholder shall have the number of votes equal to the number of Class A Units held.

E.                                     Conduct of Meeting.  Each meeting of Unitholders shall be conducted by the Trustee or such other Person as the Trustee may appoint pursuant to such rules for the conduct of the meeting as the Trustee or such other Person deem appropriate.

F.                                      Record Date.  The Trustee may set, in advance, the Company Record Date for the purpose of determining the Unitholders (i) entitled to Consent to any action, (ii) entitled to receive notice of or vote at any meeting of the Unitholders or (iii) in order to make a determination of Unitholders for any other proper purpose.  Such date, in any case, (x) shall not be prior to the close of business on the day the Company Record Date is determined and shall be not more than ninety (90) days and, in the case of a meeting of the Unitholders, not less than ten (10) days, before the date on which the meeting is to be held or Consent is to be given and (y) shall be, with respect to the determination of the existence of Company Approval, the record date established by the Trustee for the approval of its shareholders for the event constituting an Extraordinary Transaction.  If no record date is fixed, the record date for the determination of Unitholders entitled to notice of or to vote at a meeting of the Unitholders shall be at the close of business on the day on which the notice of the meeting is sent, and the record date for any other determination of Unitholders shall be the effective date of such Unitholder action, distribution or other event.  When a determination of the Unitholders entitled to vote at any meeting of the Unitholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

ARTICLE XIV
GENERAL PROVISIONS

Section 14.1                            Addresses and Notice

Any notice, demand, request or report required or permitted to be given or made to a Unitholder or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication (including, but not limited to, via e-mail) to the Unitholder or Assignee at the address set forth in the Unitholder Registry or such other address as the Unitholders shall notify the Trustee in writing.

Section 14.2                            Titles and Captions

All article or section titles or captions in this Agreement are for convenience only.  They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof.  Except as specifically provided otherwise, references to “Articles” “Sections” and “Exhibits” are to Articles, Sections and Exhibits of this Agreement.

Section 14.3                            Pronouns and Plurals

Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 14.4                            Further Action

The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 14.5                            Binding Effect

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 14.6                            Creditors

Other than as expressly set forth herein with regard to any Indemnitee, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

Section 14.7                            Waiver

No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

Section 14.8                            Counterparts

This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.  Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

Section 14.9                            Applicable Law

This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Maryland, without regard to the principles of conflicts of law.

Section 14.10                     Invalidity of Provisions

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 14.11                     Power of Attorney

A.                                    General.  Each Unitholder and each Assignee who accepts Units (or any rights, benefits or privileges associated therewith) is deemed to irrevocably constitute and appoint the Trustee, any Liquidator and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

(1)                                 execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Declaration and all amendments or restatements thereof) that the Trustee or any Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Company as a real estate investment trust in the State of Maryland and in all other jurisdictions in which the Company may conduct business or own property, (b) all instruments that the Trustee or any Liquidator deem appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms, (c) all conveyances and other instruments or documents that the Trustee or any Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation, (d) all instruments relating to the admission, withdrawal, removal or substitution of any Unitholder pursuant to, or other events described in, Article X, XI or XII hereof or the Capital Contribution of any Unitholder and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Units; and

(2)                                 execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the Trustee or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Unitholders hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole and absolute discretion of the Trustee or any Liquidator, to effectuate the terms or intent of this Agreement.

Nothing contained in this Section 14.11 shall be construed as authorizing the Trustee or any Liquidator to amend this Agreement except in accordance with Article XIII hereof or as may be otherwise expressly provided for in this Agreement.

B.                                    Irrevocable Nature.  The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Unitholders will be relying upon the power of the Trustee or any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Company, and it shall survive and not be affected by the subsequent Incapacity of any Unitholder or Assignee and the transfer of all or any portion of such Unitholder’s or Assignee’s Units and shall extend to such Unitholder’s or Assignee’s heirs, successors, assigns and personal representatives.  Each such Unitholder or Assignee hereby agrees to be bound by any representation made by the Trustee or any Liquidator, acting in good faith pursuant to such power of attorney; and each such Unitholder or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the Trustee or any Liquidator, taken in good faith under such power of attorney.  Each Unitholder or Assignee shall execute and deliver to the Trustee or the Liquidator, within fifteen (15) days after receipt of the Trustee’s or Liquidator’s request therefor, such further designation, powers of attorney and other instruments as the Trustee or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Company.

Section 14.12                     Entire Agreement

This Agreement contains the entire understanding and agreement among the Unitholders with respect to the subject matter hereof and supersedes any prior written oral understandings or agreements among them with respect thereto.

Section 14.13                     No Rights as Shareholders

Nothing contained in this Agreement shall be construed as conferring upon the holders of the Units any rights whatsoever as shareholders of the Trustee, including, without limitation, any right to receive dividends or other distributions made to shareholders of the Trustee, or to vote or to consent or receive notice as shareholders in respect to any meeting of shareholders for the election of trustees (or directors, if applicable) of the Trustee or any other matter.

Section 14.14                     Limitation to Preserve REIT Status

If the Trustee attempts to qualify as a REIT, to the extent that any amount paid or credited to the Trustee or any of its officers, trustees, employees or agents pursuant to Section 6.3 would constitute gross income to the Trustee for purposes of Section 856(c)(2) or 856(c)(3) of the Code (a “Trustee Payment”) then, notwithstanding any other provision of this

Agreement, the amount of such Trustee Payment for any Fiscal Year shall not exceed the lesser of:

(i)                                     an amount equal to the excess, if any, of (a) 4% of the Trustee’s total gross income (within the meaning of Section 856(c)(3) of the Code but not including the amount of any Trustee Payments) for the Fiscal Year which is described in subsections (A) though (I) of Section 856(c)(2) of the Code over (b) the amount of gross income (within the meaning of Section 856(c)(2) of the Code) derived by the Trustee from sources other than those described in subsections (A) through (H) of Section 856(c)(2) of the Code (but not including the amount of any Trustee Payments); or

(ii)                                  an amount equal to the excess, if any of (a) 24% of the Trustee’s total gross income (but not including the amount of any Trustee Payments) for the Fiscal Year which is described in subsections (A) through (I) of Section 856(c)(3) of the Code over (b) the amount of gross income (within the meaning of Section 856(c)(3) of the Code but not including the amount of any Trustee Payments) derived by the Trustee from sources other than those described in subsections (A) through (I) of Section 856(c)(3) of the Code;

provided, however, that Trustee Payments in excess of the amounts set forth in subparagraphs (i) and (ii) above may be made if the Trustee, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts would not adversely affect the Trustee’s ability to qualify as a REIT.  To the extent Trustee Payments may not be made in a given Fiscal Year due to the foregoing limitations, such Trustee Payments shall carry over and be treated as arising in the following year; provided, however, that such amounts shall not carry over for more than five Fiscal Years, and if not paid within such five Fiscal Year period, shall expire; and provided further that (i) as Trustee Payments are made, such payments shall be applied first to carry over amounts outstanding, if any, and (ii) with respect to carry over amounts for more than one Fiscal Year, such payments shall be applied to the earliest Fiscal Year first.

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EXHIBIT A

FORM OF UNITHOLDER REGISTRY

Effective as of [       ], 2016

	CLASS A UNITS / LTIP UNITS
Name and Address of Unitholder	Class A Units	LTIP Units	Capital Account Balance	Percentage Interest
TRUSTEE:
EQUITY COMMONWEALTH Two North Riverside Plaza Suite 2100 Chicago, IL 60606 Attn: General Counsel Facsimile: (312) 464-2999

UNITHOLDER:
[•] Attn: Facsimile:

[NAME]

[NAME]

TOTAL UNITS	Class A Units	LTIP Units		100.000%

PREFERRED UNITS
Name and Address of Unitholder	Preferred Units (Series D) / Percentage Interest	Preferred Units (Series [ ]) / Percentage Interest	Preferred Units (Series [ ]) / Percentage Interest	Preferred Units (Series [ ]) / Percentage Interest
TRUSTEE:
EQUITY COMMONWEALTH Two North Riverside Plaza Suite 2100 Chicago, IL 60606 Attn: General Counsel Facsimile: (312) 464-2999	[ ] / 100%

Exhibit A-1

EXHIBIT B

CAPITAL ACCOUNT MAINTENANCE

1.                                      Capital Accounts of the Unitholders

A.                                    The Company shall maintain for each Unitholder a separate Capital Account in accordance with the rules of Regulations Section l.704-l(b)(2)(iv).  Such Capital Account shall be increased by (i) the amount of all Capital Contributions and any other deemed contributions made by such Unitholder to the Company pursuant to this Agreement and (ii) all items of Company income and gain (including income and gain exempt from tax) computed in accordance with Section 1.B hereof and allocated to such Unitholder pursuant to Section 5.1 of the Agreement and this Exhibit B, and decreased by (x) the amount of cash or Agreed Value of property actually distributed or deemed to be distributed to such Unitholder pursuant to this Agreement and (y) all items of Company deduction and loss computed in accordance with Section 1.B hereof and allocated to such Unitholder pursuant to Section 5.1 of the Agreement and this Exhibit B.

B.                                    For purposes of computing Net Income, Net Loss or the amount of any item of income, gain, loss and deduction to be reflected in the Unitholders’ Capital Accounts, unless otherwise specified in this Agreement, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

(1)                                 Except as otherwise provided in Regulations Section 1.704-1(b)(2)(iv)(m), the computation of Net Income, Net Loss and all items of income, gain, loss and deduction shall be made without regard to any adjustments to the adjusted bases of the assets of the Company pursuant to Sections 754 of the Code, provided, however, that the amounts of any adjustments to the adjusted bases of the assets of the Company made pursuant to Section 734 of the Code as a result of the distribution of property by the Company to a Unitholder (to the extent that such adjustments have not previously been reflected in the Unitholders’ Capital Accounts) shall be reflected in the Capital Accounts of the Unitholders in the manner and subject to the limitations prescribed in Regulations Section l.704-1(b)(2)(iv)(m)(4).

(2)                                 The computation of Net Income, Net Loss and all items of income, gain, loss and deduction shall be made without regard to the fact that items described in Sections 705(a)(l)(B) or 705(a)(2)(B) of the Code are not includible in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

(3)                                 Any income, gain or loss attributable to the taxable disposition of any Company property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Company’s Carrying Value with respect to such property as of such date.

Exhibit B-1

(4)                                 In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or shorter period.

(5)                                 In the event the Carrying Value of any Company asset is adjusted pursuant to Section 1.D hereof, the amount of any such adjustment shall be taken into account as gain or loss from the disposition of such asset.

(6)                                 Any items specially allocated under Section 1 of Exhibit C to the Agreement hereof shall not be taken into account.

C.                                    A transferee (including any Assignee) of a Unit shall succeed to a pro rata portion of the Capital Account of the transferor in accordance with Regulations Section 1.704-1(b)(2)(iv)(l).

D.                                    (1) Consistent with the provisions of Regulations Section 1.704-1(b)(2)(iv)(f), and as provided in Section 1.D(2), the Carrying Values of all Company assets shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property, as of the times of the adjustments provided in Section 1.D(2) hereof, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property and allocated pursuant to Section 5.1 of the Agreement.

(2)                                 Such adjustments shall be made as of the following times: (a) immediately prior to the acquisition of an additional interest in the Company by any new or existing Unitholder in exchange for more than a de minimis Capital Contribution; (b) immediately prior to the distribution by the Company to a Unitholder of more than a de minimis amount of property as consideration for an interest in the Company (including, for the avoidance of doubt, a special distribution); (c) immediately prior to the liquidation of the Company within the meaning of Regulations Section 1.704-l(b)(2)(ii)(g); (d) immediately prior to the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Unitholder acting in a Unitholder capacity or by a new Unitholder acting in a Unitholder capacity or in anticipation of becoming a Unitholder (including the issuance of any LTIP Units); and (e) at such other times as permitted or required under Regulations; provided, however, that adjustments pursuant to clauses (a), (b), (d) and (e) (to the extent not required by Regulations) above shall be made only if the Trustee determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Unitholders in the Company.

(3)                                 In accordance with Regulations Section 1.704- l(b)(2)(iv)(e), the Carrying Value of Company assets distributed in kind shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property, as of the time any such asset is distributed.

(4)                                 In determining Unrealized Gain or Unrealized Loss for purposes of this Exhibit B, the aggregate cash amount and fair market value of all Company assets (including cash or cash equivalents) shall be determined by the Trustee using such reasonable method of

Exhibit B-2

valuation as it may adopt, or in the case of a liquidating distribution pursuant to Article XII of the Agreement, shall be determined and allocated by the Liquidator using such reasonable methods of valuation as it may adopt.  The Trustee, or the Liquidator, as the case may be, shall allocate such aggregate fair market value among the assets of the Company in such manner as it determines in its sole and absolute discretion to arrive at a fair market value for individual properties.

E.                                     The provisions of the Agreement (including this Exhibit B and the other Exhibits to the Agreement) relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations.  In the event the Trustee shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company, the Trustee, or the Unitholders) are computed in order to comply with such Regulations, the Trustee may make such modification without regard to Article XIII of the Agreement, provided that it is not likely to have a material effect on the amounts distributable to any Person pursuant to Article XII of the Agreement upon the dissolution of the Company.  The Trustee also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Unitholders and the amount of Company capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations Section l.704-l(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section l.704-1(b).

2.                                      No Interest

No interest shall be paid by the Company on Capital Contributions or on balances in Unitholders’ Capital Accounts.

3.                                      No Withdrawal

No Unitholder shall be entitled to withdraw any part of its Capital Contribution or Capital Account or to receive any distribution from the Company, except as provided in Articles III, IV, VI and XII of the Agreement.

Exhibit B-3

EXHIBIT C

SPECIAL ALLOCATION RULES

1.                                      Special Allocation Rules.

Notwithstanding any other provision of the Agreement or this Exhibit C, the following special allocations shall be made in the following order:

A.                                    Minimum Gain Chargeback.  Notwithstanding the provisions of Section 5.1 of the Agreement or any other provisions of this Exhibit C, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Unitholder shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Unitholder’s share of the net decrease in Company Minimum Gain, as determined under Regulations Section 1.704-2(g).  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unitholder pursuant thereto.  The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6).  This Section 1.A is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and for purposes of this Section 1.A only, each Unitholder’s Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 5.1 of the Agreement or this Exhibit C with respect to such Fiscal Year and without regard to any decrease in Unitholder Minimum Gain during such Fiscal Year.

B.                                    Unitholder Minimum Gain Chargeback.  Notwithstanding any other provision of Section 5.1 of this Agreement or any other provisions of this Exhibit C (except Section 1.A hereof), if there is a net decrease in Unitholder Minimum Gain attributable to Unitholder Nonrecourse Debt during any Fiscal Year, each Unitholder who has a share of the Unitholder Minimum Gain attributable to such Unitholder Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Unitholder’s share of the net decrease in Unitholder Minimum Gain attributable to such Unitholder Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4).  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Trustee and Unitholder pursuant thereto.  The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4).  This Section 1.B is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith.  Solely for purposes of this Section 1.B, each Unitholder’s Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 5.1 of the Agreement or this Exhibit C with respect to such Fiscal Year, other than allocations pursuant to Section 1.A hereof.

C.                                    Qualified Income Offset.  In the event any Unitholder unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-l(b)(2)(ii)(d)(4), l.704-1(b)(2)(ii)(d)(5), or 1.704-l(b)(2)(ii)(d)(6), and after giving effect to the allocations required under Sections 1.A and 1.B hereof with respect to such Fiscal Year, such Unitholder has

Exhibit C-1

an Adjusted Capital Account Deficit, items of Company income and gain (consisting of a pro rata portion of each item of Company income, including gross income and gain for the Fiscal Year) shall be specifically allocated to such Unitholder in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible.  This Section 1.C is intended to constitute a “qualified income offset” under Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

D.                                    Gross Income Allocation.  In the event that any Unitholder has an Adjusted Capital Account Deficit at the end of any Fiscal Year (after taking into account allocations to be made under the preceding paragraphs hereof with respect to such Fiscal Year), each such Unitholder shall be specially allocated items of Company income and gain (consisting of a pro rata portion of each item of Company income, including gross income and gain for the Fiscal Year) in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit.

E.                                     Nonrecourse Deductions.  Except as may otherwise be expressly provided by the Trustee pursuant to Section 3.2 of the Agreement with respect to other classes of Units, Nonrecourse Deductions for any Fiscal Year shall be allocated only to the Unitholders holding Class A Units in accordance with their respective Percentage Interests.  If the Trustee determines in its good faith discretion that the Company’s Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the Trustee is authorized, upon notice to the Unitholders, to revise the prescribed ratio for such Fiscal Year to the numerically closest ratio which would satisfy such requirements.

F.                                      Unitholder Nonrecourse Deductions.  Any Unitholder Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Unitholder who bears the economic risk of loss with respect to the Unitholder Nonrecourse Debt to which such Unitholder Nonrecourse Deductions are attributable in accordance with Regulations Sections 1.704-2(b)(4) and 1.704-2(i).

G.                                    Adjustments Pursuant to Code Section 734 and Section 743.  To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-l(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Unitholders in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

H.                                   Forfeiture Allocations.  Upon a forfeiture of any unvested Units by any Unitholder, gross items of income, gain, loss or deduction shall be allocated to such Unitholder if and to the extent required by final Treasury Regulations promulgated after the date hereof (or, if final Treasury Regulations have not yet been promulgated, to the extent determined by the Trustee, in its sole discretion, as necessary) to ensure that allocations made with respect to all unvested Units are recognized under Code Section 704(b).

Exhibit C-2

I.                                        The allocations set forth in clauses (A) through (F) of this Section 1 (“Regulatory Allocations”) are intended to comply with certain regulatory requirements, including the requirements of Regulations Section 1.704-1(b) and 1.704-2.  Notwithstanding the provisions of Section 5.1 of the Agreement, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Unitholders so that, to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Unitholder shall be equal to the net amount that would have been allocated to each such Unitholder if the Regulatory Allocations had not been made.

2.                                      Allocations for Tax Purposes

A.                                    Except as otherwise provided in this Section 2, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Unitholders in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 5.1 of the Agreement and Section 1 of this Exhibit C.

B.                                    In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss and deduction shall be allocated for federal income tax purposes among the Unitholders as follows:

(1)                                 (a)                                 In the case of a Contributed Property, such items attributable thereto shall be allocated among the Unitholders consistent with the principles of Section 704(c) of the Code to take into account the variation between the Section 704(c) Value of such property and its adjusted basis at the time of contribution (taking into account Section 2.C of this Exhibit C); and

(b)                                 any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Unitholders in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 5.1 of the Agreement and Section 1 of this Exhibit C.

(2)                                 (a)                                 In the case of an Adjusted Property, such items shall

(i)                                     first, be allocated among the Unitholders in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Exhibit B;

(ii)                                  second, in the event such property was originally a Contributed Property, be allocated among the Unitholders in a manner consistent with Section 2.B(1) of this Exhibit C; and

(b)                                 any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Unitholders in the same manner its correlative item of “book” gain or loss is allocated pursuant to Section 5.1 of the Agreement and Section 1 of this Exhibit C.

Exhibit C-3

(3)                                 all other items of income, gain, loss and deduction shall be allocated among the Unitholders the same manner as their correlative item of “book” gain or loss is allocated pursuant to Section 5.1 of the Agreement and Section 1 of this Exhibit C.

C.                                    To the extent Regulations promulgated pursuant to Section 704(c) of the Code permit a Company to utilize alternative methods to eliminate the disparities between the Carrying Value of property and its adjusted basis, the Trustee shall, subject to any agreements between the Company and a Unitholder, have the authority to elect the method to be used by the Company and such election shall be binding on all Unitholders.

Exhibit C-4

EXHIBIT D

NOTICE OF REDEMPTION

The undersigned hereby irrevocably (i) redeems                    Units in EQC Operating Trust in accordance with the terms of the Declaration of Trust of EQC Operating Trust, as amended, and the Redemption Right referred to therein, (ii) surrenders such Units and all right, title and interest therein and (iii) directs that the Cash Amount or Shares Amount (as determined by the Trustee) deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if Shares are to be delivered, such Shares be registered or placed in the name(s) and at the address(es) specified below.  The undersigned hereby represents, warrants, and certifies that the undersigned (a) has marketable and unencumbered title to such Units, free and clear of the rights of or interests of any other person or entity, (b) has the full right, power and authority to redeem and surrender such Units as provided herein and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consult or approve such redemption and surrender.

Dated:	Name of Unitholder:

(Signature of Unitholder)

(Street Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

Exhibit D-1

IF SHARES ARE TO BE ISSUED, ISSUE TO:

Name:

Social Security or tax identifying number:

Exhibit D-2

EXHIBIT E

FORM OF DRO REGISTRY

PART I DRO UNITHOLDERS	DRO AMOUNT

PART II DRO UNITHOLDERS

Exhibit E-1

EXHIBIT F

NOTICE OF ELECTION BY UNITHOLDER TO CONVERT
LTIP UNITS INTO CLASS A UNITS

The undersigned holder of LTIP Units hereby irrevocably (i) elects to convert               LTIP Units in EQC Operating Trust (the “Company”) into Class A Units in accordance with the terms of the Declaration of Trust of the Company, as amended; and (ii) directs that any cash in lieu of Class A Units that may be deliverable upon such conversion be delivered to the address specified below.  The undersigned hereby represents, warrants, and certifies that the undersigned (a) has title to such LTIP Units, free and clear of the rights or interests of any other person or entity other than the Company; (b) has the full right, power, and authority to cause the conversion of such LTIP Units as provided herein; and (c) has obtained the consent to or approval of all persons or entities, if any, having the right to consent or approve such conversion.

Dated:	Name of Holder:

(Signature of Holder)

(Street Address)

	(City)	(State)	(Zip Code)

Signature Guaranteed by:

Exhibit F-1

ATTACHMENT A

SERIES D PREFERRED UNITS

A.                                    Defined Terms.  Capitalized terms used but not defined herein shall have the meanings set forth for such terms in Annex A to the Trustee’s Declaration of Trust, to which this Attachment A is attached.

B.                                    Designation and Number. A series of Units, designated as Series D Cumulative Convertible Preferred Units (“Series D Preferred Units”), is hereby established. The number of Series D Preferred Units shall be 4,915,196.  The Series D Preferred Units shall be issued to the Trustee and are intended to correspond to the outstanding 6-1/2% Series D Cumulative Convertible Preferred Shares, $0.01 par value per share, of the Trustee (the “Series D Shares”), with such preferences, rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption as described in the Articles Supplementary dated October 10, 2006 (the “Series D Articles Supplementary”) with respect to the Series D Preferred Shares.

C.                                    Rank. The Series D Preferred Units will, with respect to rights to receive distributions and to participate in distributions or payments upon liquidation, dissolution or winding up of the Trust, rank (a) senior to the Class A Units and any other Units of the Trust, now or hereafter issued and outstanding, the terms of which provide that such Units rank, as to distributions and upon liquidation, dissolution or winding up of the Trust, junior to such Series D Preferred Units (“Junior Units”), (b) on a parity with any Units of the Trust, now or hereafter issued and outstanding, the terms of which specifically provide that such Units rank on a parity with the Series D Preferred Units (“Parity Units”); and (c) junior to all Units of the Trust, now or hereafter issued and outstanding, the terms of which specifically provide that such Units rank senior to the Series D Preferred Units.

D.                                    Distributions.

(i)                                     Subject to the rights of holders of any Units ranking senior to the Series D Preferred Units as to the payment of distributions, the holder(s) of the outstanding Series D Preferred Units, shall be entitled to receive, when, as and if authorized by the Trust, out of funds legally available for payment of distributions, cumulative cash distributions at the rate of 6.50% per annum of the $25 liquidation preference of each Series D Preferred Unit (equivalent to $1.625 per annum per Series D Preferred Unit).

(ii)                                  Distributions on each outstanding Series D Preferred Unit shall be cumulative from and including the date of original issuance and shall be payable quarterly in equal amounts in arrears on the 15th of each February, May, August and November, commencing on [November 15, 2016](1) (each such day being hereinafter called a “Series D Distribution Payment Date”) at the then applicable annual rate; provided, however, that if any Series D Distribution Payment Date falls on any day other

(1)  To correspond to the first payment day following closing of the UPREIT Conversion.

Attachment A-1

than a Business Day (as defined in the Series D Articles Supplementary), the distribution which would otherwise have been payable on such Series D Distribution Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Series D Distribution Payment Date, and no interest or other sums shall accrue on the amount so payable from such Series D Distribution Payment Date to such next succeeding Business Day. Each distribution is payable to holders of record as they appear on the books and records of the Trust at the close of business on the record date, which shall be a date designated by the Trust for the payment of distributions that is not more than 60 days nor less than 10 days prior to the applicable distribution payment date. Distributions shall accrue from and including the date of original issue or the most recent Series D Distribution Payment Date to and excluding the next following Series D Dividend Payment Date, whether or not there shall be funds legally available for the payment of such distributions, whether the Trust has earnings or whether such distributions are authorized. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series D Preferred Units that may be in arrears. Holders of the Series D Preferred Units shall not be entitled to any distributions, whether payable in cash, property or stock, in excess of full cumulative distributions, as herein provided, on the Series D Preferred Units. Distributions payable on the Series D Preferred Units for any period greater or less than a full distribution period will be computed on the basis of a 360-day year consisting of twelve 30-day months. After full cumulative distributions on the Series D Preferred Units have been paid or declared and funds therefor set aside for payment with respect to a distribution period, the holders of Series D Preferred Units will not be entitled to any further distributions with respect to that distribution period.

(iii)                               No distributions on the Series D Preferred Units shall be authorized and declared by the Trust or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trust, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(iv)                              So long as any Series D Preferred Units are outstanding, no distributions, except as described in the immediately following sentence, shall be authorized and declared or paid or set apart for payment on any series or class or classes of Parity Units for any period unless full cumulative distributions have been declared and paid or are contemporaneously declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series D Preferred Units for all prior distribution periods. When distributions are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all distributions authorized and declared upon the Series D Preferred Units and all distributions authorized and declared upon any other series or class or classes of Parity Units shall be authorized and declared ratably in proportion to the respective amounts of distributions accrued and unpaid on the Series D Preferred Units and such Parity Units.

Attachment A-2

(v)                                 So long as any Series D Preferred Units are outstanding, no distributions (other than distributions paid solely in Junior Units of, or in options, warrants or rights to subscribe for or purchase, Junior Units) shall be authorized and declared or paid or set apart for payment or other distribution authorized and declared or made upon Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (other than (i) a redemption, purchase or other acquisition of Units made for purposes of and in compliance with requirements of an employee incentive or benefit plan of the Trustee or any subsidiary, (ii) a conversion into or exchange for Junior Units, (iii) redemptions for the purpose of preserving the Trustee’s qualification as a REIT (as defined in the Agreement), or (iv) redemptions or exchanges of Units pursuant to the terms of the Agreement), for any consideration (or any monies to be paid to or made available for a sinking fund for the redemption of any such units) by the Trust, directly or indirectly (except by conversion into or exchange for Junior Units), unless in each case full cumulative distributions on all outstanding shares of Series D Preferred Units and any Parity Units at the time such distributions are payable shall have been paid or set apart for payment for all past distribution periods with respect to the Series D Preferred Units and all past distribution periods with respect to such Parity Units.

(vi)                              Any distribution payment made on the Series D Preferred Units shall first be credited against the earliest accrued but unpaid distribution due with respect to such Units which remains payable.

(vii)                           Except as provided herein, the Series D Preferred Units shall not be entitled to participate in the earnings or assets of the Trust.

(viii)                        As used herein, the term “distribution” does not include distributions payable solely in Junior Units on Junior Units, or in options, warrants or rights to holders of Junior Units to subscribe for or purchase any Junior Units.

E.                                     Liquidation Preference.

(i)                                     In the event of any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, before any payment or distribution of the assets of the Trust shall be made to or set apart for the holders of Junior Units, the holders of the Series D Preferred Units shall be entitled to receive $25 per Unit (the “Liquidation Preference”) plus an amount per Unit equal to all distributions (whether or not earned or declared) accrued and unpaid thereon to, but not including, the date of final distribution to such holders; but such holders of the Series D Preferred Units shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Trust, the assets of the Trust, or proceeds thereof, distributable among the holders of the Series D Preferred Units shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other Parity Units, then such assets, or the proceeds thereof, shall be distributed among the holders of such Series D Preferred Units and any such other Parity Units ratably in accordance with the respective amounts that would be payable on such Series D Preferred Units and any such other Parity Units if all amounts payable thereon were paid in full. For the purposes of this Section E, none of

Attachment A-3

(i) a consolidation or merger of the Trust with one or more entities, (ii) a statutory Unit exchange or (iii) a sale, lease, conveyance or transfer of all or substantially all of the Trust’s assets shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Trust.

(ii)                                  Subject to the rights of the holders of Parity Units, upon any liquidation, dissolution or winding up of the Trust, after payment shall have been made in full to the holders of the Series D Preferred Units, as provided in this Section E, any series or class or classes of Junior Units shall, subject to any respective terms and provisions applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series D Preferred Units shall not be entitled to share therein.

F.                                      Redemption. In connection with the redemption by the Trustee of any Series D Preferred Shares, the Trust shall provide cash to the Trustee for such purpose which shall be equal to the redemption price (as set forth in the Series D Articles Supplementary), plus any accrued and unpaid dividends on the Series D Preferred Shares (whether or not declared), to, but not including, the redemption date, and one Series D Preferred Unit shall be concurrently redeemed with respect to each share of Series D Preferred Shares so redeemed by the Trustee. From and after the applicable redemption date, the Series D Preferred Units so redeemed shall no longer be outstanding and all rights hereunder, to distributions or otherwise, with respect to such Series D Preferred Units shall cease. Any Series D Preferred Units so redeemed may be reissued to the Trustee at such time as the Trustee reissues a corresponding number of shares of Series D Preferred Shares so redeemed or repurchased, in exchange for the contribution by the Trustee to the Trust of the proceeds from such reissuance.

G.                                    Voting Rights. Except as required by applicable law or the Agreement, the holder of the Series D Preferred Units, as such, shall have no voting rights.

H.                                   Conversion. The Series D Preferred Units are not convertible into or exchangeable for any other property or securities of the Trust, except as provided herein.

(i)                                     In the event of a conversion of any Series D Preferred Shares into common shares of beneficial interest of the Trustee, par value $0.01 per share (“Shares”), whether by the Trustee or by the holder of such Series D Preferred Shares, in accordance with the Series D Articles Supplementary, immediately upon conversion of such Series D Preferred Shares, a number of the Series D Preferred Units equal to the number of such Series D Preferred Shares being converted shall convert into a number of Class A Units equal to the number of Shares into which such Series D Preferred Shares were converted. In the event of a conversion of any Series D Preferred Shares into consideration other than Shares in accordance with the Series D Articles Supplementary, the Trust shall retire a number of Series D Preferred Units equal to the number of shares of Series D Preferred Shares converted into such other form of consideration. In the event of a conversion of the Series D Preferred Shares into Shares, to the extent the Trustee is required to pay cash in lieu of fractional shares of Shares pursuant to the Series D Articles Supplementary in connection with such conversion, the Trust shall distribute an equal amount of cash to the Trustee in lieu of fractional Class A Units.

Attachment A-4

(ii)                                  Following any such conversion retirement by the Trust pursuant to this Section H, the Trustee shall make such revisions to the Agreement as it determines are necessary to reflect such conversion.

I.                                        Restriction on Ownership. The Series D Preferred Units shall be owned and held solely by the Trustee.

J.                                        Allocations. Allocations of the Trust’s items of income, gain, loss and deduction shall be allocated pro rata among holders of Series D Preferred Units in accordance with Article V of the Agreement.

Attachment A-5